As filed with the Securities and Exchange Commission on January 11, 2017
File No. 333-213579

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5 to

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MERIDIAN WASTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

New York	4950	13-3832215
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12540 Broadwell Road, Suite 2104
Milton, GA 30004
Tel: (404) 539-1147
(Address and telephone number of registrant’s principal
executive offices and principal place of business)

Jeffrey Cosman
12540 Broadwell Road, Suite 2104
Milton, GA 30004
Tel: (404) 539-1147
(Name, address and telephone number of agent for service)

With copies to:

Joseph M. Lucosky, Esq. Scott E. Linsky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel. No.: (732) 395-4400 Fax No.: (732) 395-4401	Anthony J. Marsico, Esq. Greenberg Traurig, LLP 200 Park Avenue New York, NY 10166 Tel. No.: (212) 801-9200 Fax No.: (212) 801-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	◻	Accelerated filer	◻

Non-accelerated filer	◻	Smaller reporting company	⌧

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Units(2)	$ 19,550,000(3)	$ 2,265.85
Common Stock, $0.025 par value, included in the units(4)	(6)	(6)
Common Stock Purchase Warrants, included in the units(5)	(6)	(6)
Shares of Common Stock, $0.025 par value, underlying the Common Stock Purchase Warrants included in the units(4)(5)	$ 24,437,500(3)	$2,832.31

Total	$ 43,987,500	$ 5,098.15(7)

(1)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Each unit consists of one share of common stock, $0.025 par value per share, and one warrant to purchase one share of common stock, $0.025 par value per share.

(3)
Includes units and shares of common stock the underwriters have the option to purchase to cover over-allotments, if any.

(4)
Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(5)
The warrants are exercisable at a per share price equal to 125% of the public offering price.

(6)
Included in the price of the units. No fee required pursuant to Rule 457(g) under the Securities Act.

(7)
Fees in the amount of $10,496.19 were previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 11, 2017

2,251,656 Units

Meridian Waste Solutions, Inc.

We are offering up to 2,251,656 units, each unit consisting of one share of our common stock, $0.025 par value per share, and one warrant to purchase one share of our common stock, at a public offering price of $              per unit.  The warrants included within the units are exercisable immediately, have an exercise price of $ per share (125% of the public offering price of one unit) and expire five years from the date of issuance.

The units will not be issued or certificated. Purchasers will receive only shares of common stock and warrants. The shares of common stock and warrants may be transferred separately, immediately upon issuance. The offering also includes the shares of common stock issuable from time to time upon exercise of the warrants.

In order to obtain NASDAQ listing approval, we effected a 1-for-20 reverse split of our common stock on November 3, 2016.

Our common stock is quoted on OTC Markets Group Inc. OTCQB quotation system (the "OTCQB") under the trading symbol “MRDN”. We have applied to have our common stock and warrants listed on The Nasdaq Capital Market under the symbols “MRDN” and “MRDNW,” respectively. No assurance can be given that our application will be approved. On January 10, 2017, the last reported sale price for our common stock on the OTCQB was $7.55 per share after giving effect to the 1-for-20 reverse stock split of our common stock. There is no established public trading market for the warrants. No assurance can be given that a trading market will develop for the warrants. Quotes for shares of our common stock on the OTCQB may not be indicative of the market price on a national securities exchange, such as The Nasdaq Capital Market.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)
Does not include a non-accountable expense allowance equal to 0.75% of the gross proceeds of this offering payable to Joseph Gunnar & Co., LLC, the representative of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to 337,748 units to be offered by us solely to cover over-allotments, if any. If the underwriters exercise their right to purchase additional units to cover over-allotments, we estimate that we will receive gross proceeds of $2,550,000 from the sale of 337,748 units being offered, at an assumed public offering price of $7.55 per unit, and net proceeds of $2,371,500 after deducting $178,500 for underwriting discounts and commissions. The units issuable upon exercise of the underwriter option are identical to those offered by this prospectus and have been registered under the registration statement of which this prospectus forms a part.

The underwriters expect to deliver our shares and warrants to purchasers in the offering against payment on or about          , 2017.

Joseph Gunnar & Co.

Axiom Capital Management, Inc.

The date of this prospectus is              , 2017

MERIDIAN
WASTE SOLUTIONS, INC
MERIDIAN
314.291.3131

Our Mission

- Do Things Better
- Challenge Everyday Norms to Increase Productivity
- Build Employee and Customer Loyalty with Personal Achievement
- Serve the Mission and Expand the Expectations
- Be The Answer

HELLO, WE ARE MERIDIAN WASTE SOLUTIONS

a comprehensive provider of waste management services

MERIDIAN

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. The information in this prospectus may only be accurate as of the date on the front cover of this prospectus regardless of time of delivery of this prospectus or any sale of our securities.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the common stock hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy our common stock in any circumstance under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of our common stock and warrants in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities. You should read this prospectus carefully, especially the risks and other information set forth under the heading “Risk Factors”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus, before making an investment decision. Our fiscal year end is December 31 and our fiscal years ended December 31, 2014 and 2015 and our fiscal year ending December 31, 2016 are sometimes referred to herein as fiscal years 2014, 2015 and 2016, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “Meridian Waste Solutions, Inc.,” “Company,” “we,” “us” and “our” refer to Meridian Waste Solutions, Inc. and its wholly owned subsidiaries.

This prospectus assumes the over-allotment option of the underwriters has not been exercised, unless otherwise indicated.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus reflect the 1 for 20 reverse stock split of our outstanding shares of common stock effected on November 3, 2016.

Overview

Meridian Waste Solutions, Inc. (formerly Brooklyn Cheesecake & Desserts Company, Inc. hereafter referred to as the “Company” or “Meridian”) is an integrated provider of non-hazardous solid waste collection, transfer and disposal services. We currently have all of our operations in Missouri but are actively looking to expand our presence across the Midwest, South and East regions of the United States.

Corporate Structure:

Customers

Meridian has two municipal contracts, the first of which accounted for 26% and 27% and the second of which accounted for 18% and 19% of the long term contracted revenue of Here to Serve Missouri Waste Division, LLC (“HTS Waste”) for the years ended December 31, 2015 and 2014 respectively.

Collection Services

Meridian, through its subsidiaries, provides solid waste collection services to approximately 65,000 industrial, commercial and residential customers in the Metropolitan St. Louis, Missouri area.  In 2015, its collection revenue consisted of approximately 17% from services provided to industrial customers, 13% from services provided to commercial customers and 70% from services provided to residential customers.

In our commercial collection operations, we supply our customers with waste containers of various types and sizes.  These containers are designed so that they can be lifted mechanically and emptied into a collection truck to be transported to a disposal facility.  By using these containers, we can service most of our commercial customers with trucks operated by a single employee.  Commercial collection services are generally performed under service agreements with a duration of one to five years with possible renewal options.  Fees are generally determined by such considerations as individual market factors, collection frequency, the type and volume or weight of the waste to be collected, the distance to the disposal facility and the cost of disposal.

Residential solid waste collection services often are performed under contracts with municipalities, which we generally secure by competitive bid and which give us exclusive rights to service all or a portion of the homes in these municipalities.  These contracts usually range in duration from one to five years with possible renewal options.  Generally, the renewal options are automatic upon the mutual agreement of the municipality and the provider; however, some agreements provide for mandatory re-bidding. Alternatively, residential solid waste collection services may be performed on a subscription basis, in which individual households or homeowners or similar associations contract directly with us.  In either case, the fees received for residential collection are based primarily on market factors, frequency and type of service, the distance to the disposal facility and the cost of disposal.

Additionally, we rent waste containers and provide collection services to construction, demolition and industrial sites.  We load the containers onto our vehicles and transport them with the waste to either a landfill or a transfer station for disposal. We refer to this as “roll-off” collection. Roll-off collection services are generally performed on a contractual basis.  Contract terms tend to be shorter in length and may vary according to the customers’ underlying projects.

Transfer and Disposal Services

Landfills are the main depository for solid waste within our marketplace.  Solid waste landfills are built, operated, and tied to a state permit under stringent federal, state and local regulations.  Currently, solid waste landfills in the United States must be designed, permitted, operated, closed and maintained after closure in compliance with federal, state and local regulations pursuant to Subtitle D of the Resource Conservation and Recovery Act of 1976, as amended.  We do not operate hazardous waste landfills, which may be subject to even greater regulations.  Operating a solid waste landfill includes excavating, constructing liners, continually spreading and compacting waste and covering waste with earth or other inert material as required, final capping, closure and post-closure monitoring.  The objectives of these operations are to maintain sanitary conditions, to ensure the best possible use of the airspace and to prepare the site so that it can ultimately be used for other end use purposes.

Access to a disposal facility is a necessity for all solid waste management companies.  While access to disposal facilities owned or operated by third parties can be obtained, we believe that it is preferable to internalize the waste streams when possible. Meridian is targeting further geographic, as well as operational expansion, by focusing on markets with transfer stations and landfills available for acquisition.

Our transfer stations allow us to consolidate waste for subsequent transfer in larger loads, thereby making disposal in our otherwise remote landfills economically feasible.  A transfer station is a facility located near residential and commercial collection routes where collection trucks take the solid waste that has been collected.  The waste is unloaded from the collection trucks and reloaded onto larger transfer trucks for transportation to a landfill for final disposal.  Transfer stations are generally owned by municipalities, with contracts to operate such transfer stations awarded based on bids.  As an alternative to operating a transfer station directly, we could negotiate the use of a transfer station owned by a private party or operated by a competitor, which may not be as profitable as operating our own transfer station. In addition to increasing our ability to internalize the waste that our collection operations collect, using transfer stations reduces the costs associated with transporting waste to final disposal sites because the trucks we use for transfer have a larger capacity than collection trucks, thus allowing more waste to be transported to the disposal facility on each trip.

Our Operating Strengths

Experienced Leadership

We have a proven and experienced senior management team.  Our Chief Executive Officer, Jeffrey S. Cosman, and President and COO Walter H. Hall combine over 35 years of experience in the solid waste industry, including significant experience in local and regional operations, local and regional accounting, mergers & acquisitions, integration and the development of disposal capacity. Members of our team have held senior positions at Republic Services, Advanced Disposal, Southland Waste Services and Browning Ferris Industries. Our team has experience in the implementation of strategic marketplace plans, sales, safety, acquisitions, and coordination of assets and personnel.  While our senior leadership team creates and drives our overall growth strategy, we rely on a decentralized management structure which does not interfere with local management and may afford us the opportunity to capitalize on growth and cost reduction at the local level.

Vertically Integrated Operations

The vertical integration of our operations allows us to manage the waste stream from the point of collection through disposal, which we hope will enable us to maximize profit by controlling costs and gaining competitive advantages, while still providing high-quality service to our customers. In the St. Louis market, because we have integrated our network of collection, transfer and disposal assets, primarily using our own resources, we generate a steady, predictable stream of waste volume and capture an incremental disposal margin. We charge tipping fees to third-party collection service providers for the use of our transfer stations or landfills, providing a source of recurring revenue. We believe this internalization rate provides us with a significant cost advantage over our competitors, positioning us well to win additional profitable business through new customer acquisition and municipal contract awards. We also believe this vertically integrated structure enables us to quickly and efficiently integrate future acquisitions of transfer stations, collection operations or landfills into our current operations.

Landfill and Transfer Station Assets

We have one active and strategically located landfill at the core of our integrated operations which we believe provides us a significant competitive advantage in Missouri, in that we do not need to use our competitors’ landfills. Our landfill has substantial remaining airspace.

The value of our landfill may be further enhanced by synergies associated with our vertically integrated operations, including our transfer stations, which enable us to cover a greater geographic area surrounding the landfill, and provide competitive advantages in that we would not need to use our competitors’ landfills. In our experience, there has generally been a shift toward fewer, larger landfills, resulting in landfills that are generally located farther from population centers, with waste being transported longer distances between collection and disposal, typically after consolidation at a transfer station. With a landfill, transfer stations and collection services in place, we aim to provide vertically integrated operations that cover the substantial geographic area surrounding the landfill.

Acquisition Integration and Municipal Contracts

Our business model contemplates our ability to execute and integrate value-enhancing, tuck-in acquisitions and win new municipal contracts as a core component of our growth.

As a management team, we have experience executing large-scale transactions by direct association with our historical success at Republic Services, Advanced Disposal and Browning Ferris Industries. In addition to significantly expanding our scale of operations, the acquisitions of Christian Disposal, LLC and Eagle Ridge Landfill, LLC enhanced our geographic footprint by providing us with complementary operations throughout the state of Missouri. This has helped us realize cost efficiencies through improved internalization by virtue of increased route concentration and more efficient utilization of our assets.

Finally, our management team has demonstrated success in municipal contract bidding, as we currently serve approximately 30 municipalities and townships via contracts, historical arrangements or subscriptions with residents.

Long-Term Contracts

We serve approximately 65,000 residential, commercial and Construction & Industrial (C&I) customers, with no single customer representing more than 12% of revenue in 2015. Our municipal customer relationships are generally supported by contracts ranging from one to five years in initial duration with subsequent renewal periods, and we have a regular renewal rate with such customers. Our standard C&I service agreement is a five-year renewable agreement. We believe our customer relationships, long-term contracts and exceptional retention rate provide us with a high degree of stability as we continue to grow.

Customer Service

We maintain a central focus on customer service and we pride ourselves on trying to consistently exceed our customers' expectations.  We believe investing in our customer satisfaction will ultimately maximize customer loyalty and price stability.

Commitment to Safety

The safety of our employees and customers is extremely important to us and we have a strong track record of safety and environmental compliance. We regularly review and assess our policies, practices and procedures in order to create a safer work environment for our employees and to reduce the frequency of workplace injuries.

Our Growth Strategy

Growth of Existing Markets

We believe that as the residential population and number of businesses grow in our existing market, we will see waste volumes increase organically. We seek to remain active and alert with respect to the changing landscapes in the communities in which we already provide service in order obtain long-term contracts for collecting solid waste for residential collection, collection from municipalities, as well as collection from small and large commercial and industrial contracts. Obtaining long-term contracts may enable us to grow our revenue base at the same rate as the underlying economic growth in these markets. Furthermore, securing long-term contracts provides a significant barrier to entry from competitors in these markets.

Expanding into New Markets

Our operating model focuses on vertically integrated operations.  We continue to pursue a growth strategy that includes acquiring solid waste companies that complement our existing business. Our goal is to create market-specific, vertically integrated operations consisting of one or more collection operations, transfer stations and landfills.

As we expand, we plan to focus our business in the secondary markets where competition from national service providers is limited. We plan to start new market development projects in certain disposal-neutral markets in which we will provide services under exclusive arrangements with municipal customers, which facilitates highly-efficient and profitable collection operations. We believe this strategic focus positions us to maintain significant share within our target markets, maximize customer retention and benefit from a higher and more stable pricing environment.

Acquisition and Integration

Our revenue model is based on organic growth of operations, the acquisition of established operations in new markets as well as being able to execute value-adding, tuck-in acquisitions. We hope to direct acquisition efforts towards those markets in which we would be able to provide vertically integrated collection and disposal services and/or provide waste collection services, pursuant to contracts that grant exclusivity.  Prior to acquisition, we analyze each prospective target for cost savings through the elimination of inefficiencies and excesses that are typically associated with private companies competing in fragmented industries.  We aim to realize synergies from consolidating businesses into our existing operations, which we hope will allow us to reduce capital and expense requirements associated with truck routing, personnel, fleet maintenance, inventories and back-office administration.

Pursue Additional Exclusive Municipal Contracts

We intend to devote significant resources to securing additional municipal contracts. Our management team is well versed in bidding for municipal contracts with over 35 years of experience and working knowledge in the solid waste industry and local service areas in existing and target markets. We hope to procure and negotiate additional exclusive municipal contracts, allowing us to maintain stable recurring revenue but also providing a significant barrier to entry to our competitors in those markets.

Invest in Strategic Infrastructure

We will continue to invest in our infrastructure to support growth and increase our margins. We will invest resources toward its development and enhancement in order to increase our disposal capacity. Similarly, we will continue to evaluate opportunities to maximize the efficiency of our collection operations.

Risks Related to Our Business

●	WE ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS, WHICH RESTRICT OUR OPERATIONS AND INCREASE OUR COSTS;
●	WE MAY BECOME SUBJECT TO ENVIRONMENTAL CLEAN-UP COSTS OR LITIGATION THAT COULD CURTAIL OUR BUSINESS OPERATIONS AND MATERIALLY DECREASE OUR EARNINGS;

●	OUR BUSINESS IS CAPITAL INTENSIVE, REQUIRING ONGOING CASH OUTLAYS THAT MAY STRAIN OR CONSUME OUR AVAILABLE CAPITAL AND FORCE US TO SELL ASSETS, INCUR DEBT, OR SELL EQUITY ON UNFAVORABLE TERMS;
●
THE COMPANY’S FAILURE TO COMPLY WITH THE OBLIGATIONS SET FORTH IN THE AGREEMENTS ENTERED INTO WITH GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P. MAY RESULT IN THE FORECLOSURE OF THE COMPANY’S OR ITS SUBSIDIARIES’ PLEDGED ASSETS AND OTHER ADVERSE CONSEQUENCES;

●	GOVERNMENTAL AUTHORITIES MAY ENACT CLIMATE CHANGE REGULATIONS THAT COULD INCREASE OUR COSTS TO OPERATE;
●	OUR OPERATIONS ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS, AS WELL AS CONTRACTUAL OBLIGATIONS THAT MAY RESULT IN SIGNIFICANT LIABILITIES;

●	OUR BUSINESS IS SUBJECT TO OPERATIONAL AND SAFETY RISKS, INCLUDING THE RISK OF PERSONAL INJURY TO EMPLOYEES AND OTHERS;
●	INCREASES IN THE COSTS OF FUEL MAY REDUCE OUR OPERATING MARGINS;

●	INCREASES IN THE COSTS OF DISPOSAL MAY REDUCE OUR OPERATING MARGINS;
●	INCREASES IN THE COSTS OF LABOR MAY REDUCE OUR OPERATING MARGINS;

●
WE MAY LOSE CONTRACTS THROUGH COMPETITIVE BIDDING, EARLY TERMINATION OR GOVERNMENTAL ACTION, OR WE MAY HAVE TO SUBSTANTIALLY LOWER PRICES IN ORDER TO RETAIN CERTAIN CONTRACTS, ANY OF WHICH WOULD CAUSE OUR REVENUE TO DECLINE;

●	EFFORTS BY LABOR UNIONS TO ORGANIZE OUR EMPLOYEES COULD DIVERT MANAGEMENT ATTENTION AND INCREASE OUR OPERATING EXPENSES;

●	POOR DECISIONS BY OUR REGIONAL AND LOCAL MANAGERS COULD RESULT IN THE LOSS OF CUSTOMERS OR AN INCREASE IN COSTS, OR ADVERSELY AFFECT OUR ABILITY TO OBTAIN FUTURE BUSINESS;
●
WE ARE DEPENDENT ON OUR MANAGEMENT TEAM AND DEVELOPMENT AND OPERATIONS PERSONNEL, AND THE LOSS OF ONE OR MORE KEY EMPLOYEES OR GROUPS COULD HARM OUR BUSINESS AND PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN IN A TIMELY MANNER;

●	THE CONCENTRATION OF OUR STOCK OWNERSHIP IN OUR MANAGEMENT AND CHIEF EXECUTIVE OFFICER MIGHT RESULT IN ACTIONS THAT WOULD BE CONSIDERED ADVERSE BY OUR OTHER STOCKHOLDERS;

●	OUR BUSINESS IS SUBJECT TO CHANGING REGULATIONS REGARDING CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE THAT HAVE INCREASED BOTH OUR COSTS AND THE RISK OF NON-COMPLIANCE; AND
●
WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

We are subject to a number of additional risks which you should be aware of before you buy our securities in this Offering. These risks are discussed more fully in the section entitled “Risk Factors” following this prospectus summary.

RECENT DEVELOPMENTS

Appointment of Chief Financial Officer;Employment Agreement

Effective on November 29, 2016, the Board appointed Mr. Joseph D’Arelli as the Chief Financial Officer of the Company. Concurrently, in connection with such appointment, the Company entered into an Executive Employment Agreement, with Mr. D’Arelli, as amended on December 5, 2016 (the “D’Arelli Employment Agreement”). The initial term of the D’Arelli Employment Agreement is 24 months and will automatically renew for twelve month periods, unless otherwise terminated pursuant to the terms contained therein. In addition, the D’Arelli Employment Agreement provides that Mr. D’Arelli may receive an annual equity bonus in the form of options, in accordance with the Plan and subject to the restrictions contained therein, in an amount equivalent to 0.5% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities. The exercise price for such options shall be the closing price of the Company’s common stock on the date of grant, or such higher price as may be required pursuant to the Plan.

Amendments to Executive Employment Agreements

Jeffrey Cosman – Amendments to Employment Agreement

On November 29, 2016, the Company and Jeffrey Cosman, the Company’s Chief Executive Officer, entered into that certain Amendment to Employment Agreement (the “Cosman First Amendment”) and on December 5, 2016, the Company and Mr. Cosman entered into that certain Second Amendment to Employment Agreement (the “Cosman Second Amendment”), amending that certain Executive Employment Agreement, dated as of March 11, 2016, by and between Mr. Cosman and the Company (as amended, the “Cosman Employment Agreement”). Pursuant to the Cosman First Amendment, the time period for which Mr. Cosman would receive severance pay upon the termination of his employment without cause was reduced from five (5) years to two (2) years. The Cosman Second Amendment, provides that Mr. Cosman may receive an annual equity bonus in the form of options, in accordance with the Company’s 2016 Equity and Incentive Plan (the “Plan”) and subject to the restrictions contained therein, in an amount equivalent to 6% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities. The exercise price for such options shall be the closing price of the Company’s common stock on the date of grant, or such higher price as may be required pursuant to the Plan.

Walter H. Hall, Jr. – Amendment to Employment Agreement

On December 5, 2016, the Company and Walter H. Hall, Jr., the Company’s Chief Operating Officer, entered into that certain Amendment to Employment Agreement (the “Hall Amendment”) to that certain Executive Employment agreement, dated as of March 11, 2016, by and between Mr. Hall and the Company (the “Hall Employment Agreement”). The Hall Employment Agreement, as amended by the Hall Second Amendment, provides that Mr. Hall may receive an annual equity bonus in the form of options, in accordance with the Plan and subject to the restrictions contained therein, in an amount equivalent to 2% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities. The exercise price for such options shall be the closing price of the Company’s common stock on the date of grant, or such higher price as may be required pursuant to the Plan.

2016 Bridge Financings

First 2016 Private Placement

In March 2016, the Company launched a private placement offering (the “First 2016 Private Placement”) of the Company’s common stock, par value $0.025 of up to $1,600,000, with certain accredited investors in transactions exempt from registration with the SEC under Regulation D and Section 4(a)(2) of the Securities Act. On March 23, 2016, the Company completed its first closing of the First 2016 Private Placement with accredited investors (the “March 2016 Investors”) and issued an aggregate of 22,321 shares of common stock for aggregate gross proceeds to the Company of $500,000. On April 1, 2016, the Company completed its second closing of the First 2016 Private Placement with accredited investors (the “April 2016 Investors”) and issued an aggregate of 31,250 shares of common stock for aggregate gross proceeds to the Company of $700,000. On April 8, 2016, the Company completed its third closing of the First 2016 Private Placement with an accredited investor (together with the March 2016 Investors and the April 2016 Investors, the “First 2016 Private Placement Investors”) and issued an aggregate of 17,857 shares of common stock for aggregate gross proceeds to the Company of $400,000, resulting in a full subscription under the First 2016 Private Placement. Under the terms of the First 2016 Private Placement, the Company granted the First 2016 Private Placement Investors certain “true up” rights, pursuant to which the Company agreed to issue additional shares of common stock to the First 2016 Private Placement Investors  in the event that, prior to the first anniversary of the applicable subscription agreement under the First 2016 Private Placement, such First 2016 Private Placement Investor sells all of its shares of common stock purchased under such subscription agreement and receives less than the full amount of the purchase price paid under such subscription agreement (the “True Up Adjustment”). The Company has subsequently entered into securities exchange agreements with all of the First 2016 Private Placement Investors as described below.

Second 2016 Private Placement
In June 2016, the Company launched a private placement offering (the “Second 2016 Private Placement”) of up to $3,000,000 of the Company’s restricted common stock and warrants to purchase shares of common stock, with certain accredited investors in transactions exempt from registration with the SEC under Regulation D and Section 4(a)(2) of the Securities Act. On June 3, 2016, the Company completed its first closing of the Second 2016 Private Placement with accredited investors (the “June 2016 Investors”) and issued an aggregate of 16,346 shares of common stock and warrants for aggregate gross proceeds to the Company of $425,000. Effective June 13, 2016, the Company amended the terms of the Second 2016 Private Placement to reduce the per share subscription price under the Second 2016 Private Placement, and entered into amended subscription agreements with the June 2016 Investors to reflect such reduced purchase price, resulting in an issuance to the June 2016 Investors of an additional 2,627 aggregate shares of common stock, together with replacement warrants. On June 13, 2016, the Company completed its second closing of the Second 2016 Private Placement with accredited investors (the “Additional June 2016 Investors”) and issued an aggregate of 5,580 shares of common stock and warrants for aggregate gross proceeds to the Company of $125,000. On June 21, 2016 and June 28, 2016, the Company completed its third and fourth closings of the Second 2016 Private Placement with three accredited investors (together with the June 2016 Investors and the Additional June 2016 Investors, the “Second 2016 Private Placement Investors”) and issued an aggregate of 6,696 shares of common stock and warrants for aggregate gross proceeds to the Company of $150,000. The warrants issued by the Company to the Second 2016 Private Placement Investors provided that, in the event that, for the period beginning six months from the date of the applicable subscription agreement under the Second 2016 Private Placement, if one or more such Second 2016 Private Placement Investors were to sell all shares of Common Stock purchased in the Second 2016 Private Placement and fail to receive proceeds equal to or in excess of the aggregate purchase price paid by such Second 2016 Private Placement Investors for such shares, such subscribers could exercise the warrants issued under the Second 2016 Private Placement, requiring the Company, at its election, to (i) issue to such subscriber the number of shares of common stock equivalent to the amount by which such purchase price exceeds such sale proceeds valued at the average closing price for the common stock on the primary trading market on the three (3) trading days preceding the date of exercise or (ii) redeem such shortfall amount in cash (the “Warrant Adjustment”).The Company has subsequently entered into securities exchange agreements with all of the Second 2016 Private Placement Investors as described below.

Series C Offering

In July 2016, the Company launched a private placement offering (the “Series C Offering”) of up to $4,000,000 of its newly designated Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”) to certain accredited investors in transactions exempt from registration with the SEC under Regulation D and Section 4(a)(2) of the Securities Act. Pursuant to the terms of its Series C Preferred Stock Certificate of Designations (the “Series C Designations”), the Company has authorized for issuance of 67,361 shares of Series C Preferred Stock, having a stated value of equal to $100 per share and a par value of $0.001 per share and providing for dividends at a rate of 8% per annum. Shares of the Series C Preferred Stock are convertible into shares of Common Stock at a price of $12.94 per share (reflecting adjustment to the price of $22.40 per share, pursuant to the reverse stock split effected November 3, 2016). In the event of a Qualified Offering, as defined in the Series C Designations, the shares of Series C Preferred Stock will be automatically converted at the lower of $12.94 per share (reflecting adjustment to the price of $22.40 per share, pursuant to the reverse stock split effected November 3, 2016) or the per share price that reflects a 20% discount to the price of the Common Stock pursuant to such Qualified Offering. A "Qualified Offering" is defined as an underwritten offering by the Company pursuant to which (1) the Company receives aggregate gross proceeds of at least $20,000,000 in consideration of the purchase of shares of Common Stock or (2) (a) the Company receives aggregate gross proceeds of at least $15,000,000 in consideration of the purchase of shares of Common Stock and (b) the Common Stock becomes listed on The Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT. Assuming a public offering price per unit of $7.55, the Series C Preferred Stock would convert into 591,887 shares of common stock at a conversion price of $6.04 per share at the closing of this offering. The Series C Designations provide for certain additional shortfall conversions, pursuant to which holders of Series C Preferred Stock may, subject to certain conditions, be issued additional shares of Common Stock by the Company. The Series C Preferred Stock has voting rights on an “as converted” to Common Stock basis. In no event shall a holder of Series C Preferred Stock be entitled to make conversions that would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company; provided, that the foregoing shall not apply to any person exercising rights pursuant to the Amended and Restated Warrant or any affiliate or transferee thereof and provided further that such restrictions may be waived by the holder upon not less than 61 days’ notice to the Company.

From July 20, 2016 through August 26, 2016, the Company completed closings of the Series C Offering with certain accredited investors and issued an aggregate of 12,750 shares of Series C Preferred Stock for aggregate gross proceeds to the Company of $1,275,000.

All holders of the Company's Series C Preferred Stock have entered into lock-up agreements restricting their ability to sell or dispose of any shares of common stock issued upon conversion of the Series C Preferred Stock for a period of 90 days from the effective date of this offering.

Securities Exchange Agreements

Effective August 26, 2016, the Company entered into securities exchange agreements with all of the First 2016 Private Placement Investors and all of the Second 2016 Private Placement Investors (together, the “2016 Private Placement Investors”), pursuant to which the 2016 Private Placement Investors agreed to exchange the shares of Common Stock and warrants, as applicable, received in the First 2016 Private Placement or the Second 2016 Private Placement, as applicable, and all of the rights attached thereto (including, in the case of the First 2016 Private Placement, the True Up Adjustment and, in the case of the Second 2016 Private Placement, the Warrant Adjustment), on a dollar for dollar basis, for an aggregate of 23,000 shares of Series C Preferred Stock (the “Series C Exchange”).  Following the Series C Exchange, the 2016 Private Placement Investors no longer hold any rights under the First 2016 Private Placement or the Second 2016 Private Placement, as applicable, and all Common Stock and warrants, as applicable, issued thereunder have been cancelled. The Company did not receive any cash proceeds from the Series C Exchange.

Effective October 13, 2016, the Company entered into those certain securities exchange agreements (the “Series B Exchange Agreements”) by and between the Company and each holder of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred”), (collectively, the “Series B Holders” and each, individually, a “Series B Holder”) to effect the exchange of all shares of Series B Preferred for shares of Common Stock. Pursuant to the Series B Exchange Agreements, the Company issued to the Series B Holders an aggregate of 500,001 shares of Common Stock, with each Series B Holder being issued 166,667 shares of Common Stock, subject to and in accordance with the terms set forth in the Series B Exchange Agreements in consideration for the cancellation of all shares of Series B Preferred owned by the Series B Holders. Upon cancellation of the Series B Preferred pursuant to the Series B Exchange Agreements, there are no shares of Series B Preferred issued and outstanding. The former Series B Holders have entered into lock-up agreements restricting their ability to sell or dispose of any shares of common stock issued pursuant to the Series B Exchange Agreements for a period of 90 days from the effective date of this offering.

Second Amendment to Credit and Guaranty Agreement with Goldman Sachs Specialty Lending Group, L.P

Effective July 19, 2016, the Company, its subsidiaries party thereto, the lenders from time to time party thereto and Goldman Sachs Specialty Lending Group, L.P. (“GS”), as administrative agent for the lenders (in such capacity, the “Administrative Agent”), collateral agent, and lead arranger entered into that certain Second Amendment to Credit and Guaranty Agreement (the “Second Amendment”) to amend certain terms and conditions of that certain Credit and Guaranty Agreement, dated as of December 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among the Company, its subsidiaries party thereto, the lenders from time to time party thereto (the “Lenders”) and GS, as administrative agent, collateral agent and lead arranger (in such capacity, the "Administrative Agent"). Under the Second Amendment, the Lenders and Administrative Agent provided their consent to the Company to create and issue the Series C Preferred Stock in accordance with the Series C Offering and the Series C Designations in an aggregate amount not to exceed $6,300,000. The Second Amendment also provided for, among other things, a limited waiver by the Lenders of certain events of default due to failures of the Company and its affiliates to deliver certain financial statements and related deliverables and to comply with certain financial covenants under the Credit Agreement.

In connection with the Second Amendment, effective July 19, 2016, the Company issued that certain Amended and Restated Purchase Warrant for Common Shares to GS (the “Amended and Restated Warrant”), revised to reflect the authorization of the Series C Preferred Stock and to address issuance of shares thereof, for the purchase of shares of the Company’s common stock equivalent to a 6.5% Percentage Interest (as such term is defined in the Amended and Restated Warrant) at a purchase price equal to $449,563, exercisable on or before December 22, 2023. The shares issuable under the Amended and Restated Warrant may be “put” to the Company for purchase upon the occurrence of certain events, including payment of 75% or more of the obligations under the Credit Agreement. The Amended and Restated Warrant grants certain registration rights, including piggyback registration rights and demand registration under Form S-3 (for and so long as the Company is qualified). The Company entered into a Warrant Cancellation and Stock Issuance Agreement with GS, dated as of December 9, 2016, as amended by an Amended and Restated Warrant Cancellation and Stock Issuance Agreement with GS, dated as of January 9, 2017, on the terms described below.

Waiver and Amendment Letter regarding Credit and Guaranty Agreement with Goldman Sachs Specialty Lending Group, L.P.

Effective August 16, 2016, the Company, its subsidiaries party thereto, the Lenders party thereto, and the Administrative Agent entered into that certain Waiver and Amendment Letter (the “Third Amendment”) to amend certain terms and conditions of the Credit Agreement. Pursuant to the Third Amendment, Section 2.13(c)(iv) and Section 6.8(e) of the Credit Agreement were amended to increase the maximum Consolidated Corporate Overhead and a limited waiver by the Lenders of certain Defaults or Events of Default due to the Company’s failure to meet requirements relating to Consolidated Corporate Overhead was granted.

Fourth Amendment to Credit and Guaranty Agreement with Goldman Sachs Specialty Lending Group, L.P.

Effective November 11, 2016, the Company, its subsidiaries party thereto, the Lenders party thereto, and the Administrative Agent entered into that certain Fourth Amendment to Credit and Guaranty Agreement (the “Fourth Amendment”) to amend certain terms and conditions of the Credit Agreement. Pursuant to the Fourth Amendment, (i) Section 2.13(c)(iv), Section 6.8(d), Section 6.8(e) and the definitions of “Availability”, “Consolidated Corporate Overhead”, and “Leverage Ratio” were amended and (ii) a limited waiver was provided of certain Defaults or Events of Default due to the Company’s failure to meet requirements relating to the Leverage Ratio, the Consolidated Corporate Overhead and Consolidated Growth Capital Expenditures.

Warrant Cancellation and Stock Issuance Agreement

The Company entered into a Warrant Cancellation and Stock Issuance Agreement, dated as of December 9, 2016, with Goldman, Sachs & Co. as amended by an Amended and Restated Warrant Cancellation and Stock Issuance Agreement with GS, dated as of January 9, 2017 (the "Warrant Cancellation Agreement). Pursuant to the Warrant Cancellation Agreement, upon the closing of a “Qualified Offering” as defined in the Warrant Cancellation Agreement, the Amended and Restated Warrant will be cancelled and the Company will issue to Goldman, Sachs & Co. restricted shares of common stock in the amount equal to a 6.5% ownership interest in the Company calculated on a fully-diluted basis, which includes the shares of common stock issued pursuant to this offering, but excludes all warrants issued pursuant to this offering and all shares underlying such warrants, pursuant to the terms and conditions of the Warrant Cancellation Agreement. Pursuant to the Warrant Cancellation Agreement, Goldman, Sachs & Co. entered into a lock-up agreement, prohibiting the offer for sale, issue, sale, contract for sale, pledge or other disposition of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus, and no registration statement for any of our common stock owned by Goldman, Sachs & Co. can be filed during such lock-up period. In connection with the Warrant Cancellation Agreement, the Company and Goldman, Sachs & Co. intend to enter into a Registration Rights Agreement, pursuant to which Goldman, Sachs & Co. will be granted certain registration rights with respect to the shares to be issued pursuant to the Warrant Cancellation Agreement, with such registration rights intended to be substantially similar to those provided in the Amended and Restated Warrant, provided that such registration rights will not be exercisable and will not permit the filing of any registration statement during the lock-up period to which Goldman, Sachs & Co. is subject. In the event the public offering of which this prospectus is a part does not close prior to February 28, 2017 or does not result in proceeds to the Company sufficient to satisfy the definition of Qualified Offering, the Warrant Cancellation Agreement will not become effective and the Amended and Restated Warrant would remain in full force and effect.

History and Our Corporate Information

The Company was incorporated in the State of New York on November 12, 1993, under the name CIP, Inc. On February 1, 1995, the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its name to Desserts and Cafes, Inc.  On August 17, 1996, the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its name to William Greenberg Jr. Desserts and Cafes, Inc. On July 28, 1997, the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its name to Creative Bakeries, Inc. On February 18, 2005, the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its name to Brooklyn Cheesecake & Desserts Company, Inc. On March 27, 2015, the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its name to Meridian Waste Solutions, Inc. Our principal executive office is located at 12540 Broadwell Road, Suite 2104 Milton, GA 30004, and our telephone number is (404) 539-1147. Our Internet address is www.mwsinc.com.  Our web site and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

The Company’s common stock is currently quoted on the OTCQB under the symbol “MRDN.”  The Company’s common stock was quoted on the OTC Markets effective February 23, 2005 under the symbol “BCAK.” Effective March 22, 2006, the Company changed its symbol to “BCKE.” Effective April 15, 2015, the Company changed its symbol to “MRDN.”

THE OFFERING

Securities offered	2,251,656 units, each consisting of one share of common stock and one warrant to purchase one share of common stock(1)
Offering Price	$ per unit
Common stock outstanding immediately before this offering	1,698,569 shares
Common stock to be outstanding immediately after the offering
4,808,473 shares (7,060,129 shares if the warrants are exercised in full). If the underwriters’ over-allotment option is exercised in full, the total number of shares outstanding immediately after this offering would be 5,146,221 (5,483,969 shares if the warrants are exercised in full).

Description of warrants
The warrants included within the units are exercisable immediately, have an exercise price of $ per share (125% of the public offering price of one unit) and expire five years from the date of issuance.

Option to purchase additional shares	We have granted the underwriters an option for a period of 45 days to purchase up to an additional 337,748 units, to cover over-allotments, if any.
Use of proceeds	We intend to use the net proceeds of this offering for capital expenditures, tuck-in acquisitions, repayment of indebtedness, and working capital. See “Use of Proceeds.”
Risk factors
Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 13 before deciding to invest in our securities.

Trading Symbol
Our common stock is currently quoted on the OTCQB under the trading symbol “MRDN”. We have applied to the The Nasdaq Capital Market to list our common stock under the symbol “MRDN” and our warrants under the symbol “MRDNW.” No assurance can be given that our applications will be approved. In order to obtain listing approval we effected a 1-for-20 reverse split of our common stock on November 3, 2016.

Lock-up
We and our directors, officers and principal stockholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus, in the case of our directors and officers, and 90 days after the date of this prospectus, in the case of our principal stockholders. See “Underwriting” section on page 68.

(1)
Based on an assumed offering price of $7.55 per unit, which was the last reported sale price of our common stock on January 10, 2017. The actual number of units we will offer will be determined based on the actual public offering price.

Unless we indicate otherwise, all information in this prospectus:

●
reflects a 1-for-20 reverse stock split of our issued and outstanding shares of common stock and warrants effected on November 3, 2016 and the corresponding adjustment of all common stock prices per share and warrant exercise prices per share;
●
is based on 1,698,569 shares of common stock issued and outstanding as of December 31, 2016;
●
assumes no exercise by the underwriters of their option to purchase up to an additional 337,748 units to cover over-allotments;
●
excludes 212,654 shares of restricted common stock issued to Jeffrey Cosman that vested on January 1, 2017 but have not yet been issued;
●
excludes 104,314 shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $4.31 per share as of September 30, 2016, which the Company anticipates will be cancelled upon the consummation of the offering pursuant to the Warrant Cancellation Agreement; and
●
assumes the conversion of all outstanding Series C Preferred Stock in the aggregate principal amount of approximately $3,575,000 for 591,887 shares of common stock at the consummation of this offering.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the years ended December 31, 2015 and 2014 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our pro forma consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

SUMMARY OPERATING DATA

	Nine Months Ended September 30, 2016 (unaudited)	Nine Months Ended September 30, 2015 (unaudited)	December 31, 2015 (audited)	December 31, 2014 (audited)
Total Revenues	$ 23,883,663	$ 9,733,330	$13,506,097	$12,202,076
Cost of Sales	$ 16,751,439	$ 7,165,735	10,135,604	9,059,607
Gross Profit	$ 7,132,224	$ 2,567,595	3,370,493	3,142,469
General and administrative expenses	$ 5,130,079	$ 2,539,620	17,640,895	4,868,540
Other income (expense) net	$ (1,751,101)	$ (414,005)	(3,586,991)	(130,457)
Interest income (expense)	$ (3,603,807)	$ (865,934)	(1,374,497)	(532,147)
Net (Loss) Income	$ (14,308,049)	$ (11,309,967)	(19,231,890)	(2,385,679)
Basic & Diluted Net income (loss) per share:	$(11.91)	$(19.05)	$(26,58)	$(4.79)
Weighted Average shares outstanding	$ 1,201,394	$ 593,638	723,429	498,171

The following table presents consolidated balance sheets data as of September 30, 2016 on:

●	an actual basis;

●
a pro forma basis, giving effect to the sale by us of 2,251,656 units in this offering at an assumed public offering price of $7.55 per unit after deducting underwriting discounts and commissions and estimated offering expenses

The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	As of September 30, 2016
	Actual	Pro Forma (1)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,247,756	$1,247,756
Working capital (deficit)	(4,783,161)	5,216,839
Total assets	50,221,906	57,221,906
Total liabilities	52,903,052	47,903,052
Total stockholders’ equity (deficit)	(5,326,094)	11,673,906

(1)
A $1.00 increase or decrease in the assumed public offering price per unit would increase or decrease our cash and cash equivalents, working capital, total assets and total stockholders’ equity by approximately $2,251,656, assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below. You should carefully consider the risks described herein and the other information in this prospectus before you decide to invest in our securities. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. If any of those risks were to occur, our financial condition, operating results and prospects, and the market price of our securities would likely decline and you could lose all or part of your investment.

Risks Related to Our Business and Industry

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

WE ARE SUBJECT TO ENVIRONMENTAL AND SAFETY LAWS, WHICH RESTRICT OUR OPERATIONS AND INCREASE OUR COSTS.

We are subject to extensive federal, state and local laws and regulations relating to environmental protection and occupational safety and health.  These include, among other things, laws and regulations governing the use, treatment, storage and disposal of wastes and materials, air quality, water quality and the remediation of contamination associated with the release of hazardous substances.  Our compliance with existing regulatory requirements is costly, and continued changes in these regulations could increase our compliance costs. Government laws and regulations often require us to enhance or replace our equipment. We are required to obtain and maintain permits that are subject to strict regulatory requirements and are difficult and costly to obtain and maintain.  We may be unable to implement price increases sufficient to offset the cost of complying with these laws and regulations.  In addition, regulatory changes could accelerate or increase expenditures for closure and post-closure monitoring at solid waste facilities and obligate us to spend sums over the amounts that we have accrued. In order to develop, expand or operate a landfill or other waste management facility, we must have various facility permits and other governmental approvals, including those relating to zoning, environmental protection and land use. The permits and approvals are often difficult, time consuming and costly to obtain and could contain conditions that limit our operations.

WE MAY BECOME SUBJECT TO ENVIRONMENTAL CLEAN-UP COSTS OR LITIGATION THAT COULD CURTAIL OUR BUSINESS OPERATIONS AND MATERIALLY DECREASE OUR EARNINGS.

The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or CERCLA, and analogous state laws provide for the remediation of contaminated facilities and impose strict joint and several liability for remediation costs on current and former owners or operators of a facility at which there has been a release or a threatened release of a hazardous substance.  This liability is also imposed on persons who arrange for the disposal of and who transport such substances to the facility.  Hundreds of substances are defined as hazardous under CERCLA and their presence, even in small amounts, can result in substantial liability.  The expense of conducting a cleanup can be significant.  Notwithstanding our efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, we may have liability because these substances may be present in waste collected by us.  The actual costs for these liabilities could be significantly greater than the amounts that we might be required to accrue on our financial statements from time to time.

In addition to the costs of complying with environmental regulations, we may incur costs to defend against litigation brought by government agencies and private parties.  As a result, we may be required to pay fines or our permits and licenses may be modified or revoked.  We may in the future be a defendant in lawsuits brought by governmental agencies and private parties who assert claims alleging environmental damage, personal injury, property damage and/or violations of permits and licenses by us.  A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could curtail our business operations and may decrease our earnings.

OUR BUSINESS IS CAPITAL INTENSIVE, REQUIRING ONGOING CASH OUTLAYS THAT MAY STRAIN OR CONSUME OUR AVAILABLE CAPITAL AND FORCE US TO SELL ASSETS, INCUR DEBT, OR SELL EQUITY ON UNFAVORABLE TERMS.

Our ability to remain competitive, grow and maintain operations largely depends on our cash flow from operations and access to capital.  Maintaining our existing operations and expanding them through internal growth or acquisitions requires large capital expenditures.  As we undertake more acquisitions and further expand our operations, the amount we expend on capital will increase. These increases in expenditures may result in lower levels of working capital or require us to finance working capital deficits.  We intend to continue to fund our cash needs through cash flow from operations, equity and debt financings and borrowings under our credit facility, if necessary.  However, we may require additional equity or debt financing to fund our growth.

We do not have complete control over our future performance because it is subject to general economic, political, financial, competitive, legislative, regulatory and other factors.  It is possible that our business may not generate sufficient cash flow from operations, and we may not otherwise have the capital resources, to allow us to make necessary capital expenditures.  If this occurs, we may have to sell assets, restructure our debt or obtain additional equity capital, which could be dilutive to our stockholders.  We may not be able to take any of the foregoing actions, and we may not be able to do so on terms favorable to us or our stockholders.

THE COMPANY’S FAILURE TO COMPLY WITH THE RESTRICTIVE COVENANTS AND OTHER OBLIGATIONS UNDER ITS CREDIT AGREEMENT MAY RESULT IN THE FORECLOSURE OF THE COMPANY’S OR ITS SUBSIDIARIES’ PLEDGED ASSETS AND OTHER ADVERSE CONSEQUENCES.

Pursuant to the Credit Agreement, the Lenders have agreed to extend certain credit facilities to the Company, in an aggregate amount not to exceed $55,000,000, consisting of $40,000,000 aggregate principal amount of Tranche A Term Loans (the “Tranche A Term Loans”), $10,000,000 aggregate principal amount of Multi-Draw Term Loans (the “MDTL Term Loans”), and up to $5,000,000 aggregate principal amount of Revolving Loans  (the “Revolving Loans ” and, together with the Tranche A Term Loans and the MDTL Term Loans, the “Loans”). As of September 30, 2016, we had an outstanding principal balance of $42,150,000 under the Loans, which is secured by a first position security interest in substantially all of the Company’s assets in favor of GS, as collateral agent, for the benefit of the lenders and other secured parties. The Credit Agreement requires us to comply with a number of covenants, including restrictive covenants that limit our ability to, among other things: incur additional indebtedness; create or permit liens on assets; make investments; and pay dividends.  A breach of any of these covenants or our inability to comply with the required financial ratios set forth in the Credit Agreement and related documents or the occurrence of certain other specified events could result in an event of default under the Credit Agreement (an “Event of Default”). Events of Default under the Credit Agreement also include, without limitation, the Company’s failure to make payments when due, defaults under other agreements, bankruptcy, changes of control and termination of a material contract.

Due to our recent failures to comply with the leverage ratio and certain other covenants required under the Credit Agreement, we entered into several amendments to the Credit Agreement, including, most recently, that certain Fourth Amendment to the Credit Agreement, by and among the parties to the Credit Agreement, dated as of November 11, 2016 (the “Fourth Amendment”). Any future Event(s) of Default under the Credit Agreement, could result in the acceleration of all or a substantial portion of our debt, potential foreclosure on our assets and other adverse consequences. If we are unable to raise significant capital, including in connection with the public offering of which this prospectus is a part, we expect that the lenders under the Credit Agreement will have the right to exercise these remedies.

THE COMPANY’S FAILURE TO MAINTAIN CERTAIN LEVERAGE RATIOS SET FORTH IN THE CREDIT AGREEMENT HAS HISTORICALLY RESULTED IN, AND MAY CONTINUE TO RESULT IN, THE COMPANY BEING UNABLE TO DRAW DOWN ADDITIONAL FUNDS PURSUANT TO THE CREDIT AGREEMENT, AND AS A RESULT, WE MAY NEED TO SEEK OTHER SOURCES OF CAPITAL, WHICH COULD BE ON LESS FAVORABLE TERMS.

 As a result of the Company’s failure to comply with the leverage ratio under the Credit Agreement, the Company is currently able to draw down additional funds under the Credit Agreement solely as the result of the execution of the Fourth Amendment. In the future, the Company will not be able to draw down additional funds pursuant to the Credit Agreement until such time as either such leverage ratio complies with the requirements of the Credit Agreement and the Company can show that it reasonably expects to be in pro forma compliance with such ratios or the requisite lenders under the Credit Agreement waive such requirement or otherwise consent to advance additional funds (the Lenders under our Credit Agreement having no requirement to grant such a consent or waiver and there can be no assurance that any such consent or waiver would be forthcoming). Due to certain unanticipated delays in integration of landfill operations, including due to flooding in the St. Louis area in December 2015, the Company has historically not been able to, and may continue not to be able to, maintain the leverage ratios set forth in the Credit Agreement. As a result, the Company will not be able to draw down additional funds pursuant to the Credit Agreement until such time as such leverage ratios comply with the requirements of the Credit Agreement. As a result, the Company’s ability to maintain leverage ratios under the Credit Agreement may be beyond the Company’s control. If the Company is unable to draw down additional funds pursuant to the Credit Agreement, it may be required to seek other sources of capital, and such capital may only be available on terms that are substantially less favorable than the terms of the Credit Agreement.

WE DEPEND ON A LIMITED NUMBER OF CUSTOMERS FOR OUR REVENUE.

At this time, the Company has two municipal contracts that account for 26% and 18% of our long term contracted revenues for the fiscal year ended December 31, 2015. Because we depend on these customers for a majority of our revenue, a loss of one of these customers could materially adversely affect our business and financial condition. If these principal customers cease using our services, our business could be materially adversely affected.

GOVERNMENTAL AUTHORITIES MAY ENACT CLIMATE CHANGE REGULATIONS THAT COULD INCREASE OUR COSTS TO OPERATE.

Environmental advocacy groups and regulatory agencies in the United States have been focusing considerable attention on the emissions of greenhouse gases and their potential role in climate change.  Congress has considered recent proposed legislation directed at reducing greenhouse gas emissions and President Obama has indicated his support of legislation aimed at reducing greenhouse gases.  The EPA has proposed rules to regulate greenhouse gases, regional initiatives have formed to control greenhouse gases and certain of the states in which we operate are contemplating air pollution control regulations that are more stringent than existing and proposed federal regulations, in particular the regulation of emissions of greenhouse gases.  The adoption of laws and regulations to implement controls of greenhouse gases, including the imposition of fees or taxes, could adversely affect our collection operations.  Changing environmental regulations could require us to take any number of actions, including the purchase of emission allowances or installation of additional pollution control technology, and could make some operations less profitable, which could adversely affect our results of operations.

OUR OPERATIONS ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS, AS WELL AS CONTRACTUAL OBLIGATIONS THAT MAY RESULT IN SIGNIFICANT LIABILITIES.

We risk incurring significant environmental liabilities in connection with our use, treatment, storage, transfer and disposal of waste materials. Under applicable environmental laws and regulations, we could be liable if our operations are found to cause environmental damage to our properties or to the property of other landowners, particularly as a result of the contamination of air, drinking water or soil. Under current law, we could also be held liable for damage caused by conditions that existed before we acquired the assets or operations involved. This risk is of particular concern as we execute our growth strategy, partially though acquisitions, because we may be unsuccessful in identifying and assessing potential liabilities during our due diligence investigations. Further, the counterparties in such transactions may be unable to perform their indemnification obligations owed to us. Additionally, we could be liable if we arrange for the transportation, disposal or treatment of hazardous substances that cause environmental contamination, or if a predecessor owner made such arrangements and, under applicable law, we are treated as a successor to the prior owner. Any substantial liability for environmental damage could have a material adverse effect on our financial condition, results of operations and cash flows.

OUR BUSINESS IS SUBJECT TO OPERATIONAL AND SAFETY RISKS, INCLUDING THE RISK OF PERSONAL INJURY TO EMPLOYEES AND OTHERS.

Providing environmental and waste management services, including operating landfills, involves risks such as vehicular accidents and equipment defects, malfunctions and failures. Additionally, there are risks associated with waste mass instability and releases of hazardous materials or odors. There may also be risks presented by the potential for subsurface chemical reactions causing elevated landfill temperatures and increased production of leachate, landfill gas and odors. Any of these risks could potentially result in injury or death of employees and others, a need to shut down or reduce operation of facilities, increased operating expense and exposure to liability for pollution and other environmental damage, and property damage or destruction.

While we seek to minimize our exposure to such risks through comprehensive training, compliance and response and recovery programs, as well as vehicle and equipment maintenance programs, if we were to incur substantial liabilities in excess of any applicable insurance, our business, results of operations and financial condition could be adversely affected. Any such incidents could also adversely impact our reputation and reduce the value of our brand. Additionally, a major operational failure, even if suffered by a competitor, may bring enhanced scrutiny and regulation of our industry, with a corresponding increase in operating expense.

INCREASES IN THE COSTS OF FUEL MAY REDUCE OUR OPERATING MARGINS.

The price and supply of fuel needed to run our collection vehicles is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the Organization of Petroleum Exporting Countries (OPEC) and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns.  Any significant price escalations or reductions in the supply could increase our operating expenses or interrupt or curtail our operations.  Failure to offset all or a portion of any increased fuel costs through increased fees or charges would reduce our operating margins.

CHANGES IN INTEREST RATES MAY AFFECT OUR PROFITABILITY.

Potential future acquisitions could require us to incur substantial additional indebtedness in the future, which will increase our interest expense.  Further, to the extent that these borrowings are subject to variable rates of interest, increases in interest rates will increase our interest expense, which will affect our profitability.  We bear exposure to, and are primarily affected by, changes in LIBOR rates.

INCREASES IN THE COSTS OF DISPOSAL MAY REDUCE OUR OPERATING MARGINS.

In 2015, we disposed of approximately 100% of the waste that we collected in landfills operated by others, and, even with our recent acquisition of a landfill, that rate may not decrease significantly in the immediate future.  We may incur increases in disposal fees paid to third parties.  Failure to pass these costs on to our customers may reduce our operating margins.  In December 2015, the Company purchased assets from Eagle Ridge Landfill, LLC as part of its strategy to internalize a majority of its volume.  As of April 2016, the Company has begun to move its volume away from third party landfills.  Going forward, the Company may not internalize all of its volume in its own landfill, which may limit the expected savings it anticipated from the acquisition of assets of Eagle Ridge Landfill, LLC.

INCREASES IN THE COSTS OF LABOR MAY REDUCE OUR OPERATING MARGINS.

We compete with other businesses in our markets for qualified employees.  A shortage of qualified employees would require us to enhance our wage and benefits packages to compete more effectively for employees or to hire more expensive temporary employees.  Labor is our second largest operating cost, and even relatively small increases in labor costs per employee could materially affect our cost structure.  Failure to attract and retain qualified employees, to control our labor costs, or to recover any increased labor costs through increased prices we charge for our services or otherwise offset such increases with cost savings in other areas may reduce our operating margins.

INCREASES IN COSTS OF INSURANCE WOULD REDUCE OUR OPERATING MARGINS.

One of our largest operating costs is maintaining insurance coverage, including general liability, automobile physical damage and liability, property, employment practices, pollution, directors and officers, fiduciary, workers’ compensation and employer’s liability coverage, as well as umbrella liability policies to provide excess coverage over the underlying limits contained in our primary general liability, automobile liability and employer’s liability policies.  Changes in our operating experience, such as an increase in accidents or lawsuits or a catastrophic loss, could cause our insurance costs to increase significantly or could cause us to be unable to obtain certain insurance. Increases in insurance costs would reduce our operating margins.  Changes in our industry and perceived risks in our business could have a similar effect.

WE MAY NOT BE ABLE TO MAINTAIN SUFFICIENT INSURANCE COVERAGE TO COVER THE RISKS ASSOCIATED WITH OUR OPERATIONS, WHICH COULD RESULT IN UNINSURED LOSSES THAT WOULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

Integrated non-hazardous waste companies are exposed to a variety of risks that are typically covered by insurance arrangements.  However, we may not be able to maintain sufficient insurance coverage to cover the risks associated with our operations for a variety of reasons.  Increases in insurance costs and changes in the insurance markets may, given our resources, limit the coverage that we are able to maintain or prevent us from insuring against certain risks.  Large or unexpected losses may exceed our policy limits, adversely affecting our results of operations, and may result in the termination or limitation of coverage, exposing us to uninsured losses, thereby adversely affecting our financial condition.

OUR FAILURE TO REMAIN COMPETITIVE WITH OUR NUMEROUS COMPETITORS, SOME OF WHOM HAVE GREATER RESOURCES, COULD ADVERSELY AFFECT OUR ABILITY TO RETAIN EXISTING CUSTOMERS AND OBTAIN FUTURE BUSINESS.

Because our industry is highly competitive, we compete with large companies and municipalities, many of whom have greater financial and operational resources.  The non-hazardous solid waste collection and disposal industry includes large national, publicly-traded waste management companies; regional, publicly-held and privately-owned companies; and numerous small, local, privately-owned companies.  Additionally, many counties and municipalities operate their own waste collection and disposal facilities and have competitive advantages not available to private enterprises. If we are unable to successfully compete against our competitors, our ability to retain existing customers and obtain future business could be adversely affected.

WE MAY LOSE CONTRACTS THROUGH COMPETITIVE BIDDING, EARLY TERMINATION OR GOVERNMENTAL ACTION, OR WE MAY HAVE TO SUBSTANTIALLY LOWER PRICES IN ORDER TO RETAIN CERTAIN CONTRACTS, ANY OF WHICH WOULD CAUSE OUR REVENUE TO DECLINE.

We are parties to contracts with municipalities and other associations and agencies.  Many of these contracts are or will be subject to competitive bidding.  We may not be the successful bidder, or we may have to substantially lower prices in order to be the successful bidder.  In addition, some of our customers may terminate their contracts with us before the end of the contract term.  If we were not able to replace revenue from contracts lost through competitive bidding or early termination or from lowering prices or from the renegotiation of existing contracts with other revenue within a reasonable time period, our revenue could decline.

Municipalities may annex unincorporated areas within counties where we provide collection services, and as a result, our customers in annexed areas may be required to obtain service from competitors who have been franchised or contracted by the annexing municipalities to provide those services.  Some of the local jurisdictions in which we currently operate grant exclusive franchises to collection and disposal companies, others may do so in the future, and we may enter markets where franchises are granted by certain municipalities.  Unless we are awarded a franchise by these municipalities, we will lose customers which will cause our revenue to decline.

We are currently pursuing through a bidding process the renewal of an agreement to which we are currently party, for the operation of a transfer station, scheduled to expire in the fourth quarter of 2016. If we are not awarded renewal of this agreement, we will be forced to utilize other transfer stations which would cause our revenue to decline.

EFFORTS BY LABOR UNIONS TO ORGANIZE OUR EMPLOYEES COULD DIVERT MANAGEMENT ATTENTION AND INCREASE OUR OPERATING EXPENSES.

We do not have any union representation in our operations.  Groups of employees may seek union representation in the future, and the negotiation of collective bargaining agreements could divert management attention and result in increased operating expenses and lower net income.  If we are unable to negotiate acceptable collective bargaining agreements, we might have to wait through “cooling off” periods, which are often followed by union-initiated work stoppages, including strikes.  Depending on the type and duration of these work stoppages, our operating expenses could increase significantly.

POOR DECISIONS BY OUR REGIONAL AND LOCAL MANAGERS COULD RESULT IN THE LOSS OF CUSTOMERS OR AN INCREASE IN COSTS, OR ADVERSELY AFFECT OUR ABILITY TO OBTAIN FUTURE BUSINESS.

We manage our operations on a decentralized basis.  Therefore, regional and local managers have the authority to make many decisions concerning their operations without obtaining prior approval from executive officers.  Poor decisions by regional or local managers could result in the loss of customers or an increase in costs, or adversely affect our ability to obtain future business.

WE ARE VULNERABLE TO FACTORS AFFECTING OUR LOCAL MARKETS, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE RELATIVE TO OUR COMPETITORS.

Because the non-hazardous waste business is local in nature, our business in one or more regions or local markets may be adversely affected by events and economic conditions relating to those regions or markets even if the other regions of the country are not affected.  As a result, our financial performance may not compare favorably to our competitors with operations in other regions, and our stock price could be adversely affected by our inability to compete effectively with our competitors.

SEASONAL FLUCTUATIONS WILL CAUSE OUR BUSINESS AND RESULTS OF OPERATIONS TO VARY AMONG QUARTERS, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

Based on historic trends experienced by the businesses we have acquired, we expect our operating results to vary seasonally, with revenue typically lowest in the first quarter, higher in the second and third quarters, and again lower in the fourth quarter.  This seasonality generally reflects the lower volume of waste during the winter months.  Adverse weather conditions negatively affect waste collection productivity, resulting in higher labor and operational costs.  The general increase in precipitation during the winter months increases the weight of collected waste, resulting in higher disposal costs, as costs are often calculated on a per ton basis.  Because of these factors, we expect operating income to be generally lower in the winter months.  As a result, our operating results may be negatively affected by these variations.  Additionally, severe weather during any time of the year can negatively affect the costs of collection and disposal and may cause temporary suspensions of our collection services.  Long periods of inclement weather may interfere with collection operations and reduce the volume of waste generated by our customers.  Any of these conditions can adversely affect our business and results of operations, which could negatively affect our stock price.

WE ARE DEPENDENT ON OUR MANAGEMENT TEAM AND DEVELOPMENT AND OPERATIONS PERSONNEL, AND THE LOSS OF ONE OR MORE KEY EMPLOYEES OR GROUPS COULD HARM OUR BUSINESS AND PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN IN A TIMELY MANNER.

Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly our chief executive officer, Mr. Jeffrey S. Cosman. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives. Such changes in our executive management team may be disruptive to our business. We are also substantially dependent on the continued service of our existing development and operations personnel because of the complexity of our service and technologies. We have an employment agreement with Mr. Cosman. We maintain a key person life insurance policy on Mr. Cosman. The loss of one or more of our key employees or groups could seriously harm our business.

WE HAVE IDENTIFIED A LACK OF ADEQUATE SEGREGATION OF DUTIES AND ABSENCE OF AN AUDIT COMMITTEE AS A MATERIAL WEAKNESS IN OUR INTERNAL CONTROLS, WHICH COULD CAUSE STOCKHOLDERS AND PROSPECTIVE INVESTORS TO LOSE CONFIDENCE IN THE RELIABILITY OF OUR FINANCIAL REPORTING.

We currently have limited segregation of duties among our officers and employees with respect to the preparation and review of financial statements, which is a material weakness in internal controls. If we fail to maintain an effective system of internal controls, we may not be able to accurately report financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in the Company's financial reporting that could harm the trading price of our shares, if a trading market does develop.

The company has identified limited segregation as a material weakness in the Company's internal controls. We intend to remedy this material weakness by hiring additional employees and reallocating duties among employees, including responsibilities for financial reporting, as soon as we have available sufficient resources and personnel. However, until such time, this material weakness will continue to exist.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources to implement our business plan. In addition, substantial expenditures will be required to enable us to complete projects in the future.  Currently, we have a credit agreement with certain lenders and Goldman Sachs Specialty Lending Group, L.P., as administrative agent.  However, it is likely we would need to seek additional financing through subsequent future private or public offerings of our equity securities or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.  The sale of additional equity securities will result in dilution to our stockholders.  The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

RISKS RELATED TO OWNERSHIP OF OUR SECURITIES

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND BECAUSE OF OUR PREFERRED STOCK AND OUTSTANDING WARRANTS.

In the future, we expect to issue our authorized but previously unissued equity securities in connection with future financing, resulting in the dilution of the ownership interests of our present stockholders.  We are currently authorized to issue an aggregate of 80,000,000 shares of capital stock, which includes 4,861,468 shares of blank check preferred stock, par value $0.001, for which the designations, rights and preferences may be established by the Company's Board of Directors (the "Board").

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock.  There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

There are currently 0 shares of Series B Preferred Stock outstanding.

There are currently 35,750 shares of Series C Preferred Stock outstanding, which may be converted into an amount of shares of common stock equal to the stated value of the Series C Preferred Stock, as well as accrued but unpaid declared dividends on such Series C Preferred Stock, divided by the conversion price of $12.94 per share (reflecting adjustment to the price of $22.40 per share, pursuant to the reverse stock split effected November 3, 2016), subject to further adjustments as set forth in the Series C Designations. Upon a Qualified Offering, the shares of Series C Preferred Stock will be automatically converted at a conversion price equal to the lower of $12.94 per share (reflecting adjustment to the price of $22.40 per share, pursuant to the reverse stock split effected November 3, 2016) or the per share price that reflects a 20% discount to the price of the common stock pursuant to such Qualified Offering. Assuming a public offering price per unit of $10.00, the Series C Preferred Stock would convert into 446,875 shares of common stock at a conversion price of $8.00 per share at the closing of this offering. Additionally, the Series C Designations provide for additional shortfall conversions, pursuant to which holders of Series C Preferred Stock may, subject to certain conditions, be issued additional shares of common stock by the Company.

In connection with the Credit Agreement, the Company issued in favor of Goldman, Sachs & Co. a Purchase Warrant for Common Shares, dated December 22, 2015, which was subsequently amended and restated with the Amended and Restated Warrant.  Pursuant to that certain Amended and Restated Warrant Cancellation and Stock Issuance Agreement (the “Warrant Cancellation Agreement”), upon the closing of a “Qualified Offering” as defined in the Warrant Cancellation Agreement, the Amended and Restated Warrant will be cancelled and the Company will issue to Goldman, Sachs & Co. restricted shares of common stock in the amount equal to a 6.5% ownership interest in the Company calculated on a fully-diluted basis, which includes the shares of common stock issued pursuant to this offering, but excludes all warrants issued pursuant to this offering and all shares underlying such warrants, pursuant to the terms and conditions of the Warrant Cancellation Agreement. Pursuant to the Warrant Cancellation Agreement, Goldman, Sachs & Co. entered into a lock-up agreement, prohibiting the offer for sale, issue, sale, contract for sale, pledge or other disposition of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus, and no registration statement for any of our common stock owned by Goldman, Sachs & Co. can be filed during such lock-up period. In connection with the Warrant Cancellation Agreement, the Company and Goldman, Sachs & Co. intend to enter into a Registration Rights Agreement, pursuant to which Goldman, Sachs & Co. will be granted certain registration rights with respect to the shares to be issued pursuant to the Warrant Cancellation Agreement, with such registration rights intended to be substantially similar to those provided in the Amended and Restated Warrant provided that such registration rights will not be exercisable and will not permit the filing of any registration statement during the lock-up period to which Goldman, Sachs & Co. is subject. In the event the public offering of which this prospectus is a part does not close prior to February 28, 2017 or does not result in proceeds to the Company sufficient to satisfy the definition of Qualified Offering, the Warrant Cancellation Agreement will not become effective and the Amended and Restated Warrant would remain in full force and effect.

Under any of the circumstances described above, future issuances or conversions may depress the market price of our common stock, and may impair our ability to raise additional capital in the financial markets at a time and price favorable to us. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on our stock price that may be caused by a large number of sales of our shares into the public market by Goldman, Sachs & Co. or our preferred holders, and because our other existing stockholders may,  in response, decide to sell additional shares of our common stock, further decreasing our stock price.

IN THE EVENT THAT THE CURRENT OFFERING DOES NOT MEET THE DEFINITION OF “QUALIFIED OFFERING” PURSUANT TO THE SERIES C DESIGNATIONS, YOU MAY EXPERIENCE FURTHER DILUTION OF YOUR OWNERSHIP INTEREST AS A RESULT OF ADDITIONAL SHORTFALL CONVERSIONS UNDER THE SERIES C DESIGNATIONS.

The Series C Designations provide for additional shortfall conversions, pursuant to which holders of Series C Preferred Stock may, subject to certain conditions, be issued additional shares of common stock by the Company. Specifically, subject to certain conditions, from the date that is six months from the date of the issuance of the Series C Preferred Stock to a holder until the date that is fifteen months from the date of such issuance, if such holder has exercised its right to optional conversion and has sold all of the shares of common stock issued upon such conversion, resulting in proceeds to such holder that are less than the amount of the purchase price paid to the Company by the holder for all such shares of Series C Preferred Stock, the Company shall issue additional shares to such holder to cover this shortfall amount, as further set forth in the Series C Designations.

Although all outstanding shares of Series C Preferred Stock will automatically convert upon the closing of a Qualified Offering, in the event that the current offering does not meet the definition of Qualified Offering, by virtue of the aggregate offering price of the securities hereunder or otherwise, the holders of Series C Preferred Stock would be able to exercise their rights to additional shortfall conversions, which would have a dilutive effect on your stock ownership.

THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE VOLATILE AND COULD SUBJECT US TO LITIGATION.

The market price of our common stock has been and is likely to continue to be subject to wide fluctuations. Factors affecting the market price of our common stock include:

●
variations in our operating results, earnings per share, cash flows from operating activities, deferred revenue, and other financial metrics and non-financial metrics, and how those results compare to analyst expectations;

●	issuances of new stock which dilutes earnings per share;

●	forward looking guidance to industry and financial analysts related to future revenue and earnings per share;

●	the net increases in the number of customers and paying subscriptions, either independently or as compared with published expectations of industry, financial or other analysts that cover our company;

●	changes in the estimates of our operating results or changes in recommendations by securities analysts that elect to follow our common stock;

●	announcements of technological innovations, new services or service enhancements, strategic alliances or significant agreements by us or by our competitors;

●	announcements by us or by our competitors of mergers or other strategic acquisitions, or rumors of such transactions involving us or our competitors;

●	announcements of customer additions and customer cancellations or delays in customer purchases;

●	recruitment or departure of key personnel; and

●	trading activity by a limited number of stockholders who together beneficially own a majority of our outstanding common stock.

In addition, if the stock market in general experiences uneven investor confidence, the market price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The market price of our common stock might also decline in reaction to events that affect other companies within, or outside, our industries even if these events do not directly affect us. Some companies that have experienced volatility in the trading price of their stock have been the subject of securities class action litigation. If we are to become the subject of such litigation, it could result in substantial costs and a diversion of management’s attention and resources.

THE OWNERSHIP BY OUR CHIEF EXECUTIVE OFFICER OF SERIES A PREFERRED STOCK WILL LIKELY LIMIT YOUR ABILITY TO INFLUENCE CORPORATE MATTERS.

Mr. Jeffrey S. Cosman, our chief executive officer, is the beneficial owner of 100% of the outstanding shares of the Company’s Series A Preferred Stock. As a result, our chief executive officer would have significant influence over most matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions, even if other stockholders oppose them. In addition, Mr. Cosman beneficially owns approximately 30% of our issued and outstanding common stock. This concentration of ownership might also have the effect of delaying or preventing a change of control of our Company that other stockholders may view as beneficial.

THERE IS CURRENTLY ONLY A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK AND NO PUBLIC MARKET FOR OUR WARRANTS. FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT THE VALUE OF OUR SECURITIES AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL ANY SHARES OF OUR COMPANY THAT YOU HOLD.

There is currently only a limited public market for our common stock and no market for our warrants and the public offering price of the units may bear no relationship to the price at which our common stock and warrants will trade after this offering. An active public market for our common stock and/or warrants may not develop or be sustained. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or warrants without depressing the market price for such securities or recover any part of your investment in us. Even if an active market for our common stock and warrants does develop, the market price of such securities may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our securities. Further, quotes for shares of our common stock on the OTCQB may not be indicative of the market price on a national securities exchange, such as The Nasdaq Capital Market.

THERE CAN BE NO ASSURANCES THAT OUR SHARES AND/OR WARRANTS WILL BE LISTED ON THE NASDAQ CAPITAL MARKET AND, IF THEY ARE, OUR SHARES MAY BE SUBJECT TO POTENTIAL DELISTING IF WE DO NOT MEET OR CONTINUE TO MAINTAIN THE LISTING REQUIREMENTS OF THE NASDAQ CAPITAL MARKET.

We have applied to list the shares of our common stock on The Nasdaq Capital Market, or Nasdaq; however, no assurance can be given that out application will be approved. An approval of our listing application by Nasdaq will be subject to, among other things, our fulfilling all of the listing requirements of Nasdaq, which include, among other things, a bid price of $4.00, $4 million in stockholders’ equity and $15 million market value of publicly held shares. We currently do not meet the objective listing criteria for listing on that exchange and there can be no assurance as to when we will qualify for such exchange or that we will ever qualify for such exchange. In addition, Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from Nasdaq, would make it more difficult for shareholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

WE ARE SUBJECT TO PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We are currently subject to the SEC’s “penny stock” rules because our shares of common stock sell below $5.00 per share.  Penny stocks generally are equity securities with a price of less than $5.00 per share.  The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock.  As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

Although we have conducted a reverse stock split to increase the price per share of our common stock such that it would not be subject to the “penny stock” rules, and we have applied to list our common stock and warrants on The Nasdaq Capital Markets, no assurance can be given that the share price of our common stock will improve following the reverse stock split, or that our common stock will ever be listed on The Nasdaq Capital Markets or any other exchange, such that our stock will no longer be subject to these rules.

A DTC “CHILL” ON THE ELECTRONIC CLEARING OF TRADES IN OUR SECURITIES IN THE FUTURE MAY AFFECT THE LIQUIDITY OF OUR STOCK AND OUR ABILITY TO RAISE CAPITAL.

Because our common stock may, from time to time, be considered a “penny stock,” there is a risk that the Depository Trust Company (DTC) may place a “chill” on the electronic clearing of trades in our securities. This may lead some brokerage firms to be unwilling to accept certificates and/or electronic deposits of our stock and other securities and also some may not accept trades in our securities altogether. A future DTC chill would affect the liquidity of our securities and make it difficult to purchase or sell our securities in the open market.  It may also have an adverse effect on our ability to raise capital because investors may be unable to easily resell our securities into the market. Our inability to raise capital on terms acceptable to us, if at all, could have a material and adverse effect on our business and operations.

THERE MAY BE RESTRICTIONS ON YOUR ABILITY TO RESELL SHARES OF COMMON STOCK UNDER RULE 144.

Currently, Rule 144 under the Securities Act permits the public resale of securities under certain conditions after a six or twelve month holding period by the seller, including requirements with respect to the manner of sale, sales volume restrictions, filing requirements and a requirement that certain information about the issuer is publicly available. At the time that stockholders intend to resell their shares under Rule 144, there can be no assurances that we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or, if so, current in our reporting requirements under the Exchange Act, in order for stockholders to be eligible to rely on Rule 144 at such time. In addition to the foregoing requirements of Rule 144 under the Federal securities laws, the various state securities laws may impose further restrictions on the ability of a holder to sell or transfer the shares of common stock.

SALES OF OUR CURRENTLY ISSUED AND OUTSTANDING STOCK MAY BECOME FREELY TRADABLE PURSUANT TO RULE 144 AND MAY DILUTE THE MARKET FOR YOUR SHARES AND HAVE A DEPRESSIVE EFFECT ON THE PRICE OF THE SHARES OF OUR COMMON STOCK.

A substantial majority of our outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act.  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws.  Rule 144 provides in essence that an Affiliate (as such term is defined in Rule 144(a)(1)) of an issuer who has held restricted securities for a period of at least six months (one year after filing Form 10 information with the SEC for shell companies and former shell companies) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Bulletin Board).  Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate of the Company and who has satisfied a one-year holding period. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

POSSIBLE ADVERSE EFFECT OF ISSUANCE OF PREFERRED STOCK

Our Restated Certificate of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, of which 4,861,468 shares are available for issuance, with designations, rights and preferences as determined from time to time by the Board. As a result of the foregoing, the Board can issue, without further shareholder approval, preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock.  The issuance of preferred stock could, under certain circumstances, discourage, delay or prevent a change in control of the Company.

WE DO NOT EXPECT TO PAY DIVIDENDS ON OUR COMMON STOCK AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends on our common stock in the foreseeable future.  Consequently, investors will only realize an economic gain on their investment in our common stock if the price appreciates.  Investors should not purchase our common stock expecting to receive cash dividends. Because we do not pay dividends on our common stock, and there may be limited trading, investors may not have any manner to liquidate or receive any payment on their investment.  Therefore, our failure to pay dividends may cause investors to not see any return on investment even if we are successful in our business operations.  In addition, holders of our Series B Preferred Stock would be entitled to dividends at a rate of 12% of their original issue price per share per annum, which dividends are payable prior and in preference to any payment of dividend on our common stock, and holders of our Series C Preferred Stock are entitled to dividends at a rate of 8% per annum.  Because we do not pay dividends on our common stock, we may have trouble raising additional funds, which could affect our ability to expand our business operations.

IF THE COMPANY WERE TO DISSOLVE OR WIND-UP, HOLDERS OF OUR COMMON STOCK WOULD NOT RECEIVE A LIQUIDATION PREFERENCE.

If we were to wind-up or dissolve the Company and liquidate and distribute our assets, our common stockholders would share in our assets only after we satisfy any amounts we owe to our creditors and preferred equity holders.  Our Series C Preferred Stock holders are entitled to receive, in the event of any liquidation, dissolution or winding up of the Company, immediately prior and in preference to any distribution to the holders of the Company’s other equity securities, a liquidation preference calculated based on $22.40 per share of common stock plus all accrued and unpaid dividends. If our liquidation or dissolution were attributable to our inability to profitably operate our business, then it is likely that we would have material liabilities at the time of liquidation or dissolution.  Accordingly, we may not have sufficient assets available after the payment of our creditors and preferred equity holders to enable you to receive any liquidation distribution with respect to any common stock you hold.

RISKS RELATED TO THE OFFERING

INVESTORS IN THIS OFFERING WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN NET TANGIBLE BOOK VALUE.

The public offering price per unit will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $9.34 per share, based on the assumed public offering price of $7.55 per unit. Investors in this offering will pay a price per unit that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

OUR STOCK MAY BE THINLY TRADED.

Our common stock has been thinly traded, meaning there has been a low volume of buyers and sellers of the shares. We went public without the typical initial public offering procedures which usually include a large selling group of broker-dealers who may provide market support after going public. Thus, we will be required to undertake efforts to develop market recognition and support for our shares of common stock in the public market. The price and trading volume of our registered common stock cannot be assured. The numbers of institutions or persons interested in purchasing our registered common stock at or near ask prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume. Even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days, weeks or months when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.

Although, we have applied for listing of our common stock and warrants on The Nasdaq Capital Market, no assurance can be given that our application will be approved. We currently do not meet the objective listing criteria for listing on that exchange and there can be no assurance as to when we will qualify for such exchanges or that we will ever qualify for such exchanges. We would also need to meet the corporate governance and independent director and audit committee standards of the the Nasdaq Capital Market. We do not satisfy such standards at this time.

YOU MAY NOT BE ABLE TO RESELL YOUR WARRANTS.

There is no established trading market for the warrants being offered in this offering, and an active market may not develop. As a result, you may not be able to resell your warrants. If your warrants cannot be resold, you will have to depend upon any appreciation in the value of our common stock over the exercise price of the warrants in order to realize a return on your investment in the warrants.

INVESTORS WILL HAVE NO RIGHTS AS A COMMON STOCKHOLDER WITH RESPECT TO THEIR WARRANTS UNTIL THEY EXERCISE THEIR WARRANTS AND ACQUIRE OUR COMMON STOCK.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time.  Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $   per share, prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value.  Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price.  There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

WE MAY NEED ADDITIONAL CAPITAL, AND THE SALE OF ADDITIONAL SHARES OR EQUITY OR DEBT SECURITIES COULD RESULT IN ADDITIONAL DILUTION TO OUR STOCKHOLDERS.

We believe that our current cash and cash used in operations, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for the next twelve (12) months. We may, however, require additional cash resources due to changed business conditions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

WE HAVE BROAD DISCRETION IN THE USE OF THE NET PROCEEDS FROM THIS OFFERING AND MAY NOT USE THEM EFFECTIVELY.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” The failure by our management to apply these funds effectively could harm our business.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK FOLLOWING THIS OFFERING MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND THE ISSUANCE OF ADDITIONAL SHARES WILL DILUTE ALL OTHER STOCKHOLDERS.

Sales of a substantial number of shares of our common stock in the public market or otherwise following this offering, or the perception that such sales could occur, could adversely affect the market price of our common stock. After completion of this offering at an assumed offering price of $7.55 per unit, our existing stockholders will own approximately 35% of our common stock assuming there is no exercise of the underwriters’ over-allotment option.

After completion of this offering at an assumed offering price of $7.55 per unit there will be 4,808,473 shares of our common stock outstanding (7,060,129 shares if the warrants are exercised in full), assuming no exercise of the underwriters' over-allotment option. In addition, our certificate of incorporation, as amended, permits the issuance of up to approximately 70,191,527 additional shares of common stock after the completion of this offering. Thus, we have the ability to issue substantial amounts of common stock in the future, which would dilute the percentage ownership held by the investors who purchase shares of our common stock in this offering.

We and our officers, directors and certain stockholders have agreed, subject to customary exceptions, not to, without the prior written consent of Joseph Gunnar & Co., LLC, the representative of the underwriters, during the period ending 180 days from the date of this offering in the case of our directors and officers and 90 days from the date of this offering in the case of our stockholders who beneficially own more than 5% of our common stock, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of our common stock, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing.

After the lock-up agreements with our principal stockholders pertaining to this offering expire 90 days from the date of this offering unless waived earlier by the representative, up to 1,757,803 of the shares that had been locked up will be eligible for future sale in the public market. After the lock-up agreements with our directors and officers pertaining to this offering expire 180 days from the date of this offering unless waived earlier by the managing underwriter, up to 618,930 of the  shares (net of any shares also restricted by lock-up agreements with our principal stockholders) that had been locked up will be eligible for future sale in the public market. Sales of a significant number of these shares of common stock in the public market could reduce the market price of the common stock.

RISKS RELATED TO OUR REVERSE STOCK SPLIT

WE HAVE EFFECTED A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK PRIOR TO THIS OFFERING; HOWEVER WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO CONTINUE TO COMPLY WITH THE MINIMUM BID PRICE REQUIREMENT OF THE NASDAQ CAPITAL MARKET.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of The Nasdaq Capital Market, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of a reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain The Nasdaq Capital Market’s minimum bid price requirement. In addition to specific listing and maintenance standards, The Nasdaq Capital Market has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our common stock.

EVEN IF THE REVERSE STOCK SPLIT INCREASES THE MARKET PRICE OF OUR COMMON STOCK, THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO COMPLY WITH OTHER CONTINUED LISTING STANDARDS OF THE NASDAQ CAPITAL MARKET.

Even if the market price of our common stock increases sufficiently so that we comply with the minimum bid price requirement, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on The Nasdaq Capital Market. Our failure to meet these requirements may result in our common stock being delisted from The Nasdaq Capital Market, irrespective of our compliance with the minimum bid price requirement.

THE REVERSE STOCK SPLIT MAY DECREASE THE LIQUIDITY OF THE SHARES OF OUR COMMON STOCK.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split has increased the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

FOLLOWING THE REVERSE STOCK SPLIT, THE RESULTING MARKET PRICE OF OUR COMMON STOCK MAY NOT ATTRACT NEW INVESTORS, INCLUDING INSTITUTIONAL INVESTORS, AND MAY NOT SATISFY THE INVESTING REQUIREMENTS OF THOSE INVESTORS. CONSEQUENTLY, THE TRADING LIQUIDITY OF OUR COMMON STOCK MAY NOT IMPROVE.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

The foregoing list is not all-inclusive. There can be no assurance that we have correctly identified and appropriately assessed all factors affecting our business or that the publicly available and other information with respect to these matters is complete and correct. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect us. These developments could have material adverse effects on our business, financial condition, results of operations and liquidity. For these reasons, the reader is cautioned not to place undue reliance on our forward-looking statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements present our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products and services, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•         increased levels of competition;

•         changes in political, economic or regulatory conditions generally and in the markets in which we operate;

•         our relationships with our key customers;

•         adverse conditions in the industries in which our customers operate;

•         our ability to retain and attract senior management and other key employees; or

•         other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the units that we are offering will be approximately $15,810,000 (or approximately $18,181,500 if the underwriters exercise in full their overallotment option) based on an assumed public offering price of $7.55 per unit, and after deducting underwriting discounts and commissions and estimated offering expenses that we must pay.

We currently expect to use the net proceeds of this offering primarily for the following purposes:

●	approximately $7,000,000 for capital expenditures;
●	approximately $2,500,000 for tuck-in acquisitions;
●	approximately $5,000,000 for the repayment of certain debt and other obligations; and
●	the remainder for working capital and other general corporate purposes.

The use of approximately $5,000,000 of the proceeds for the repayment of debt includes repayment of amounts outstanding under (i) the existing Credit Agreement and (ii) the Convertible Promissory Note issued in favor of Timothy Drury on December 22, 2015 having a principal amount of $1,250,000 (the "Convertible Note"). Such debt under the Credit Agreement has a maturity date of December 22, 2020 with interest paid monthly at an annual rate of approximately 9% (subject to variation based on changes in LIBOR or another underlying reference rate). In addition, there is a commitment fee paid monthly on the unused Multi-Draw Term Loan commitments and Revolving Commitments at an annual rate of 0.5%. Under the Convertible Note, beginning in the quarter ending December 31, 2016,  unpaid principal balance and all accrued and unpaid interest shall be paid in sixteen (16) equal quarterly installments of principal and accrued interest with the final payment of principal and interest, if not sooner paid, due on December 31, 2020, with interest on the outstanding unpaid principal balance thereof at the rate of eight percent (8%) per annum compounded on the last day of each calendar quarter from the date of the Convertible Note.

The proceeds of the indebtedness under the Credit Agreement were applied as follows:

●	$13,008,108 for the acquisition of Christian Disposal, LLC;
●	$9,163,487 for the purchase of certain assets of Eagle Ridge Assets, LLC;
●	$11,417,179 for repayment of indebtedness to Praesidian Capital Opportunity Fund III, LP and Praesidian Capital Opportunity Fund III-A, LP (collectively, “Praesidian”); and
●	approximately $3,000,000 for capital expenditures.

The Convertible Note was issued as partial consideration in the acquisition of Christian Disposal, LLC.

We believe that the expected net proceeds from this offering and our existing cash and cash equivalents, together with interest thereon, will be sufficient to fund our operations for at least the next twelve months, although we cannot assure you that this will occur.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion and flexibility in the application of the net proceeds. Pending these uses, the proceeds will be invested in short-term bank deposits.

  MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market and Other Information

The Company's common stock is currently quoted on the OTCQB under the symbol “MRDN.”  The Company's common stock was quoted on the OTC Markets effective February 23, 2005 under the symbol “BCAK.” Effective March 22, 2006, the Company changed its symbol to “BCKE.” Effective April 15, 2015, the Company changed its symbol to “MRDN.”

We have applied to The Nasdaq Capital Market to list our common stock under the symbol “MRDN” and our warrants under the symbol “MRDNW.”

Immediately following the offering, we expect to have one class of common stock outstanding and one class of preferred stock outstanding.

As of January 10, 2017, there were approximately 50 registered holders of record of our common stock, and the last reported sale price of our common stock on the OTCQB was $7.55 per share.

On November 3, 2016, the Company effected a 1-for-20 reverse split.

The following table sets forth the high and low sales price of our common stock on the OTCQB for the most recent fiscal quarter. These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions. The share values reflected below have been adjusted to give effect to the 1-for-20 reverse split which we implemented on November 3, 2016.

Period	High	Low
Fiscal Year 2017:
First Quarter (through January 10, 2017)	10.00	7.55

Fiscal Year 2016:
First Quarter	$36.00	$20.40
Second Quarter	39.00	20.00
Third Quarter	30.00	16.00
Fourth Quarter	17.60	6.80

Fiscal Year 2015:
First Quarter	$36.00	$26.00
Second Quarter	32.00	20.60
Third Quarter	22.20	7.00
Fourth Quarter	38.00	5.90

Fiscal Year 2014:
First Quarter	$12.00	$12.00
Second Quarter	12.00	12.00
Third Quarter	12.00	12.00
Fourth Quarter	27.60	27.60

Dividend Policy

To date, we have not paid any dividends on our common stock and do not anticipate paying any such dividends in the foreseeable future. The declaration and payment of dividends on the common stock is at the discretion of our board of directors and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our board of directors may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our common stock in the foreseeable future.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of September 30, 2016. Such information is set forth on the following basis:

●
actual basis;
●
on a pro forma basis to give effect to the assumed conversion of 35,750 shares of Series C Preferred Stock into an aggregate of 591,887 shares of our common stock (assuming a conversion price of $6.04 per share) at or prior to completion of this offering;
●
on a pro forma basis, giving effect to the events described above and the sale of the 2,251,656 shares of common stock in this offering at an assumed public offering price of $7.55 per share after deducting underwriting discounts and commissions and other estimated offering expenses.

The pro forma information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of September 30, 2016
	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$1,247,756	$ -	1,247,756
Total indebtedness	52,903,052	(5,000,000)	47,903,052
Stockholders’ equity (deficit):
Series B Preferred stock, $0.001 par value: 71,120 shares authorized; 0 shares outstanding and 0 shares outstanding pro forma	71	—	—
Common Stock, $0.025 par value; 75,000,000 shares authorized; 1,194,051 shares outstanding and 4,808,473 outstanding pro forma	29,851	90,361	120,212
Additional paid-in capital	36,995,896	19,554,590	56,510,486
Accumulated deficit	(42,127,665)	—	(42,127,665)
Total stockholders’ equity (deficit)	(5,326,097)	19,644,951	14,318,854

A $1.00 increase or decrease in the assumed public offering price per unit would increase or decrease our pro forma cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $2,251,656 assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

DILUTION

If you invest in our securities, your investment will be diluted immediately to the extent of the difference between the public offering price you pay in this offering, assuming a value of $0.01 is attributed to the warrants included in the units we are offering, and the pro forma net tangible book value per share of common stock immediately after this offering.

Net tangible book value (deficit) represents the amount of our total tangible assets reduced by our total liabilities. Tangible assets equal our total assets less intangible assets. Pro forma net tangible book value per share represents our pro forma net tangible book value divided by the number of shares of common stock outstanding.

Net tangible book value dilution per share represents the difference between the amount per unit paid by the investors who purchased units in this offering and the pro forma net tangible book value per share of common stock immediately after completion of this offering as of September 30, 2016, after giving effect to:
●
the sale by us of 2,251,656 shares of common stock at an assumed public offering price of $7.55 per share included in the units we are offering by this prospectus and the application of the estimated net proceeds to us in this offering as described in “Use of Proceeds”;
●
the issuance of 591,887 shares of common stock that will be issued upon the automatic conversion of 35,750 shares of Series C Preferred Stock at the closing of the offering; and
●
the estimated underwriting discounts and commissions and offering expense payable to us.

	As of September 30, 2016	Adjusted
Assumed public offering price per unit		7.55
Net tangible book value (deficit) per share as of September 30, 2016	$ (23.77)
Increase in net tangible book value per share attributable to this offering	21.98
As adjusted net tangible book value per share after this offering		(1.79)
Dilution in net tangible book value per share to new investors		9.34

The following table summarizes as of September 30, 2016, on a pro forma basis to reflect the same adjustments described above, the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by:
●
the existing common stockholders; and
●
the new investors in this offering, assuming the sale of 2,251,656 shares of common stock offered hereby at an assumed public offering price of $7.55 per share included in the units we are offering by this prospectus

The calculations are based upon total consideration given by new and existing stockholders, before any deduction of estimated underwriting discounts and commissions and offering expenses.
	Shares of Common Stock Purchased		Total Consideration	Average Price
	Number	Percent	Amount	Per Share
Existing Stockholders	1,698,569	43%
New Investors	2,251,656	57%	17,000,000	$ 7.55
Total	3,950,225	100%

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters’ overallotment option is exercised, our pro forma net tangible book value following the offering will be $(1.27) per share, and the dilution to new investors in the offering will be $11.27 per share.

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma as adjusted net tangible book value per share after this offering by approximately $0.10, and dilution per share to new investors by approximately $0.10 for an increase of $1.00, or $(0.10) for a decrease of $1.00, after deducting the underwriting discount and estimated offering expenses payable by us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements reflecting our management's current expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of events may differ materially from those described in or implied by these forward-looking statements due to a number of factors, including those discussed below and elsewhere in this prospectus particularly on page 13 entitled “Risk Factors”. The share and per share numbers in the following discussion reflect the 1-for-20 reverse stock split that we effected on November 3, 2016.

Executive Overview

General Overview of Our Business

The platform operation of the Company is our subsidiary Here To Serve Missouri Waste Division, LLC (“HTS Waste”).  HTS Waste is in the business of collection of non-hazardous solid waste.  Our revenue is generated primarily by collection services provided to residential customers.  The following table reflects the total revenue of Meridian Waste Services, LLC (“Predecessor”) for the years ending December 31, 2013, the combined revenues for HTS Waste and the Predecessor for the year ended December 31, 2014, and for the year ended December 31, 2015 (dollars in thousands):

	2015		2014		2013
		%		%		%
	$	increase	$	increase	$	Increase
Revenue	13,506	11%	12,202	8%	11,350	11%

As our revenues continue to grow in this existing market, we plan to increase the rate of this growth by expanding the collection business into the commercial arena as well as increasing our presence in the “roll-off” business.  Roll-off service is the hauling and disposal of large waste containers (typically between 10 and 40 cubic yards) that are loaded on to and off of the collection vehicle.

The following discussion and analysis should be read in conjunction with the financial statements, the related notes thereto and the pro forma financials included in this registration statement on Form S-1.

Results of Operations

Three Months Ended September 30, 2016 and September 30, 2015

Summary of Statements of Operations for the Three Months Ended September 30, 2016 and 2015:

	Three Months Ended
	September 30, 2016	September 30, 2015
Revenue	$8,389,326	$3,382,221
Gross profit	$2,423,766	$879,342
Operating expenses	$5,513,566	$2,272,039
Other expenses, net	$501,149	$37,367
Net loss	$3,753,949	$1,430,064
Basic net loss per share	$2.96	$2.22

Revenue

The Company’s revenue for the three months ended September 30, 2016 was $8,389,326, a 148% increase over the three months ended September 30, 2015 of $3,382,221. This increase is due to the continued growth of HTS Waste and the acquisitions of Christian Disposal and Eagle Ridge. Christian Disposal revenue for the three months ended September 30, 2016 was approximately $3,600,000 and Eagle Ridge revenue for the same period was approximately $1,000,000.

Gross Profit
Gross profit percentage for the three months ended September 30, 2016 is 29%. This is an increase of approximately 3% from the three months ended September 30, 2015. The increase is due to efficiencies of operations. The Company is utilizing the synergies of its recent acquisitions, such as creating density in some of its routes, which creates cost savings. In addition, there was a decrease in landfill costs as the company began internalizing its waste.

Operating Expenses
Operating expenses were $5,513,566, or 66% of revenue, for the three months ended September 30, 2016 as compared to $2,272,039, or 67% of revenue, for the three months ended September 30, 2015. The high level of operating expenses in both periods is due to recurring costs of operations, including professional fees, compensation and general and administrative expenses, including insurance and rental expense and certain other incremental items relating to the acquisitions in December 2015, primarily including payments to third party professionals for accounting and valuation services. The increase in operating expenses from the three months ended September 30, 2016 as compared to the three months ended September 30, 2015, is primarily attributable to increased compensation and related expense and the acquisition of Christian Disposal and Eagle Ridge in December of 2015.

Other expenses
Other expense for the three months ended September 30, 2016, was $501,149, as compared to $37,367 for the three months ended September 30, 2015. The change is attributable to an approximate increase in interest expense of $770,000 and increase in unrealized gain on change in fair value of derivative liability of $386,000. The increase in the interest expense was due primarily to our increase in debt of approximately $30,000,000.

Net Loss
Net loss for three months ended September 30, 2016, was $3,753,949 or loss per share of $2.96, as compared to $1,430,064 or loss per share of $2.22, for the three months ended September 30, 2015.

Results of Operations

Summary of Statements of Operations for the Nine Months Ended September 30, 2016 and 2015:

	Nine Months Ended
	September 30,	September 30,
	2016	2015
Revenue	$23,883,663	$9,733,330
Gross profit	$7,132,224	$2,567,595
Operating expenses	$19,544,172	$13,463,557
Other expenses, net	$1,751,101	$414,005
Net loss	$14,308,049	$11,309,967
Basic net loss per share	$11.91	$19.05

Revenue

The Company's revenue for the nine months ended September 30, 2016 was $23,883,663, a 145% increase over the nine months ended September 30, 2015 of $9,733,330. This increase is due to the continued growth of HTS Waste and the acquisitions of Christian Disposal and Eagle Ridge.

Gross Profit

Gross profit percentage for the nine months ended September 30, 2016 is 30%. This is an increase of approximately 4% from the nine months ended September 30, 2015. The increase is due to efficiencies of operations. The Company is utilizing the synergies of its recent acquisitions, such as creating density in some of its routes, which creates cost savings. In addition, there was a decrease in landfill costs as the Company began internalizing its waste.

Operating Expenses

Operating expenses were $19,544,172, or 82% of revenue, for the nine months ended September 30, 2016, as compared to $13,463,557, or 138% of revenue, for the nine months ended September 30, 2015. The high level of operating expenses in both periods is due to recurring costs of operations, including professional fees, compensation and general and administrative expenses, including insurance and rental expense and certain other incremental items relating to the acquisitions in December 2015, primarily including payments to third party professionals for accounting and valuation services. The 56% decrease in operating expenses as a percent of revenue is primarily attributable to significant stock based compensation issued to certain employees and vendors during the three months ended June 30, 2015. For the nine months ended September 30, 2016 stock-based compensation was 37% of total revenue, as compared to 78% for the nine months ended September 30, 2015.

Other expenses

Other expense for the nine months ended September 30, 2016, was $1,751,101, as compared to $414,005 for the nine months ended September 30, 2015. The change is attributable to an approximate increase in interest expense of $2,700,000 and increase in gain on contingent liability of $1,000,000. Lastly, there was an increase in unrealized gain on change in fair value of derivative liability of $500,000 for the nine months ended September 30, 2016 as compared to the nine months ended September 30, 2015.

Net Loss

Net loss for nine months ended September 30, 2016, was $14,308,049 or loss per share of $11.91, as compared to $11,309,967 or loss per share of $19.05, for the nine months ended September 30, 2015.

Results of Operations

Fiscal Year 2015 Compared to Fiscal Year 2014

Summary of Statements of Operations for the Years Ended December 31, 2015 and 2014:

	Year Ended
	December 31, 2015	December 31, 2014
Revenue	$13,506,097	$12,202,076
Gross profit	$3,370,493	$3,142,469
Operating expenses	$17,640,895	$4,868,540
Other expenses	$4,961,488	$659,608
Net loss	$19,231,890	$2,385,679
Basic net loss per share	$26.60	$5.40

Revenue

The Company's revenue for the year ended December 31, 2015 was $13,506,000, an 11% increase over the annualized 2014 revenue of $12,202,000.  This increase is due to the continued growth of HTS Waste, the acquisitions of Christian Disposal and Eagle Ridge, and the expansion into other service product lines.

Gross Profit

Gross profit percentage for the year ending December 31, 2015 is 25%.  This is consistent with the seven and one-half months ending December 31, 2014 and relatively consistent with the gross profit percentage of the Predecessor, MWS.  The small amount of decrease from the Predecessor is due to an increase in depreciation expense included in cost of sales and an increase in disposal cost.  The increase in depreciation expense is due to the application of “push-down” accounting adjusting the value of depreciable property to fair value on May 15, 2014 and the addition of new equipment.

Operating Expenses

Selling, general and administrative expenses were approximately $17,641,000, or 131% of revenue, for the year ended December 31, 2015. This is a significant increase over the level of selling, general and administrative expenses for the seven and one-half months ending December 31, 2014 and that of the Predecessor. This is largely due to significant incentive packages awarded to certain employees and vendors and certain other one-time expenses in connection with the acquisitions and reorganization of the Company. In addition, as discussed above, the increase is related to the use of “push-down” accounting related to the business combinations which occurred in May 2014 and December 2015.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at September 30, 2016, compared to December 31, 2015:

	September 30, 2016	December 31, 2015	Increase/Decrease
Current Assets	$5,938,358	$4,917,587	$1,020,771
Current Liabilities	$10,721,519	$10,788,838	$67,319
Working capital (Deficit)	$(4,783,161)	$(5,871,251)	$(1,088,090)

The change in working capital (deficit) is due primarily to the following changes to current assets and current liabilities. The increase in short term investments of approximately $2,000,000 offset by a decrease in cash of approximately $1,500,000. Accounts Receivable and other assets increased by approximately $500,000. Contingent liability decreased by $1,000,000 offset by an increase of approximately $900,000 in accounts payable and accrued expenses.

Short-term investments increased due to the Company needing to collateralize a letter of credit for a performance bond. Cash decreased primarily because of the acquisition of equipment. Accounts receivable increased due to increased sales. The contingent liability decrease is the result of the loss of a potential renewal as part of the Christian Disposal acquisition. Accounts payable and accrued expenses increased as a result of increased sales.

At September 30, 2016, we had a working capital deficit of $4,783,161, as compared to a working capital deficit of $5,871,251, at December 31, 2015, a decrease of $1,088,090. This lack of liquidity is mitigated by the Company's ability to generate positive cash flow from operating activities. In the nine months ended September 30, 2016, cash generated from operating activities, was approximately $600,000. In addition, as of September 30, 2016, the Company had approximately $1,200,000 in cash and cash equivalents and $1,953,000 in short-term investments to cover its short term cash requirements. Further, the Company has approximately $12,850,000 of borrowing capacity on its multidraw term loans and revolving commitments with Goldman Sachs Specialty Lending Group, L.P. as discussed below.

The Company purchased approximately $5 million of equipment while increasing long term debt by approximately $2,400,000 during the nine months ended September 30, 2016. The increase in debt was due to the Company borrowing on its revolving credit facility with Goldman Sachs Specialty Lending Group, L.P. as discussed below. Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis.

As of September 30, 2016, and at certain times thereafter, the Company was in violation of covenants within its credit agreement with Goldman Sachs Specialty Lending Group, L.P. The lenders party thereto, Goldman Sachs Specialty Lending Group, L.P., as administrative agent, and the Company and its affiliates entered into a waiver and amendment letter on November 11, 2016, whereby certain covenant violations were waived and the Company is now in compliance. The Company is currently in compliance with all covenants under the Credit Agreement. Should the Company have violations in the future that are not waived, it could materially affect the Company's operations and ability to fund future operations.

Our primary uses of cash have been for working capital purposes to support our operations and our efforts to become a reporting company with the SEC. All funds received have been expended in the furtherance of growing our business operations, establishing our brand and making sure our work is completed with efficiency and of the highest quality. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

o
An increase in working capital requirements to finance additional marketing efforts,
o
Increases in advertising, public relations and sales promotions for existing customers and to attract new customers as the company expands, and
o
The cost of being a public company.

We are not aware of any known trends or any known demands, commitments or events that will result in our liquidity increasing or decreasing in any material way. We are not aware of any matters that would have an impact on future operations.

During the 3 months ending September 30, 2015, the Company eliminated its Credit Facility with Comerica Bank (see Debt Restructuring with Praesidian Capital Opportunity Fund III, LP below). In December 2015, the Company subsequently refinanced its debt with Praesidian in connection with the acquisitions of Christian Disposal and Eagle Ridge (see Goldman Sachs Credit Agreement below).

We believe that our cash requirements over the next 12 months will be approximately $1,000,000. In order to fund future growth and expansion through acquisitions and capital expenditures, the Company may be required to raise capital through the sale of its securities. We expect cash, short-term investments, cash flow from operations and access to capital markets to continue to be sufficient to fund our operations.

In order to fund future expansion through acquisitions and capital expenditures, the Company may raise additional capital through the sale of its securities on the public market.

Debt Restructuring with Praesidian Capital Opportunity Fund III, LP

On August 6, 2015, the Company entered into a financing agreement with Praesidian Capital Opportunity Fund III, LP whereby the Comerica facilities described below and other short term bridge financing were paid. Total proceeds from this financing were used to eliminate this debt.

Goldman Sachs Credit Agreement

On December 22, 2015, in connection with the closing of acquisitions of Christian Disposal, LLC and certain assets of Eagle Ridge Landfill, LLC, the Company was extended certain credit facilities by certain lenders, consisting of $40,000,000 aggregate principal amount of Tranche A Term Loans, $10,000,000 aggregate principal amount of commitments to make Multi-Draw Term Loans and up to $5,000,000 aggregate principal amount of Revolving Commitments. During the three months ended March 31, 2016, the Company borrowed $2,150,000 in relation to the Revolving Commitments. At June 30, 2016, the Company had a total outstanding balance of $42,900,000 consisting of the Tranche A Term Loan and draw of the Revolving Commitments. The loans are secured by liens on substantially all of the assets of the Company and its subsidiaries. The debt has a maturity date of December 22, 2020 with interest paid monthly at an annual rate of approximately 9% (subject to variation based on changes in LIBOR or another underlying reference rate). In addition, there is a commitment fee paid monthly on the unused Multi-Draw Term Loan commitments and Revolving Commitments at an annual rate of 0.5%.

The proceeds of the loans were used to partially fund the acquisitions referenced above and refinance existing debt with Praesidian, among other things. The Company re-paid in full and terminated its agreements with Praesidian which effected the cancellation of certain warrants that the Company issued to Fund III for the purchase of 46,592 shares of the Company's common stock and to Fund III-A for the purchase of 18,060 shares of the Company's common stock. In consideration for the cancellation of the Praesidian Warrants, the Company issued to Praesidian Capital Opportunity Fund III, LP, 57,653 shares of common stock and issued to Praesidian Capital Opportunity Fund III-A, LP, 22,348 shares of common stock. Due to the early termination of the notes and cancellation of the warrants, the Company recorded a loss on extinguishment of debt of $1,899,161 in the year ended December 31, 2015.

In addition, in connection with the credit agreement, the Company issued warrants to Goldman, Sachs & Co. for the purchase of shares of the Company's common stock equivalent to a 6.5% Percentage Interest at a purchase price equal to $449,553, exercisable on or before December 22, 2023. The warrants grant the holder certain other rights, including registration rights, preemptive rights for certain capital raises, board observation rights and indemnification. The Company anticipates that such warrants will be cancelled upon the consummation of the offering pursuant to that certain Amended and Restated Warrant Cancellation Agreement. See discussion of warrants in "Description of Capital Stock" below.

The parties to the Credit Agreement have entered into certain amendments to the Credit Agreement, described in the Recent Developments section herein, which provided, among other things, limited waivers by the lenders of certain failures of the Company and its affiliates to deliver certain financial statements and related deliverables and to comply with certain financial covenants under the Credit Agreement, and which amended the terms of the Credit Agreement to address such failures.

2016 Bridge Financings

First 2016 Private Placement

In March 2016, the Company launched a private placement offering (the “First 2016 Private Placement”) of the Company's common stock, par value $0.025 of up to $1,600,000, with certain accredited investors in transactions exempt from registration with the SEC under Regulation D and Section 4(a)(2) of the Securities Act. On March 23, 2016, the Company completed its first closing of the First 2016 Private Placement with accredited investors (the “March 2016 Investors”) and issued an aggregate of 22,321 shares of Common Stock for aggregate gross proceeds to the Company of $500,000. On April 1, 2016, the Company completed its second closing of the First 2016 Private Placement with accredited investors (together, the “April 2016 Investors”) and issued an aggregate of 31,250 shares of Common Stock for aggregate gross proceeds to the Company of $700,000. On April 8, 2016, the Company completed its third closing of the First 2016 Private Placement with an accredited investor (together with the March 2016 Investors and the April 2016 Investors, the “First 2016 Private Placement Investors”) and issued an aggregate of 17,857 shares of Common Stock for aggregate gross proceeds to the Company of $400,000, resulting in a full subscription under the First 2016 Private Placement. Under the terms of the First 2016 Private Placement, the Company granted the First 2016 Private Placement Investors certain “true up” rights, pursuant to which the Company agreed to issue additional shares of Common Stock to the First 2016 Private Placement Investors  in the event that, prior to the first anniversary of the applicable subscription agreement under the First 2016 Private Placement, such First 2016 Private Placement Investor sells all of its shares of Common Stock purchased under such subscription agreement and receives less than the full amount of the purchase price paid under such subscription agreement (the “True Up Adjustment”). The Company has subsequently entered into securities exchange agreements with all of the First 2016 Private Placement Investors as described below.

Second 2016 Private Placement

In June 2016, the Company launched a private placement offering (the “Second 2016 Private Placement”) of up to $3,000,000 of the Company's restricted Common Stock and warrants to purchase shares of Common Stock, with certain accredited investors in transactions exempt from registration with the SEC under Regulation D and Section 4(a)(2) of the Securities Act. On June 3, 2016, the Company completed its first closing of the Second 2016 Private Placement with accredited investors (the “June 2016 Investors”) and issued an aggregate of 16,346 shares of Common Stock and warrants for aggregate gross proceeds to the Company of $425,000. Effective June 13, 2016, the Company amended the terms of the Second 2016 Private Placement to reduce the per share subscription price under the Second 2016 Private Placement, and entered into amended subscription agreements with the June 2016 Investors to reflect such reduced purchase price, resulting in an issuance to the June 2016 Investors of an additional 2,627 aggregate shares of Common Stock, together with replacement warrants. On June 13, 2016, the Company completed its second closing of the Second 2016 Private Placement with accredited investors (the “Additional June 2016 Investors”) and issued an aggregate of 5,580 shares of Common Stock and warrants for aggregate gross proceeds to the Company of $125,000. On June 21, 2016, the Company completed its third and fourth closings of the Second 2016 Private Placement with three accredited investors (together with the June 2016 Investors and the Additional June 2016 Investors, the “Second 2016 Private Placement Investors”) and issued an aggregate of 6,696 shares of Common Stock and warrants for aggregate gross proceeds to the Company of $150,000. The warrants issued by the Company to the Second 2016 Private Placement Investors provided that, in the event that, for the period beginning six months from the date of the applicable subscription agreement under the Second 2016 Private Placement, if one or more such Second 2016 Private Placement Investors were to sell all shares of Common Stock purchased in the Second 2016 Private Placement and fail to receive proceeds equal to or in excess of the aggregate purchase price paid by such Second 2016 Private Placement Investors for such shares, such subscribers could exercise the warrants issued under the Second 2016 Private Placement, requiring the Company, at its election, to (i) issue to such subscriber the number of shares of Common Stock equivalent to the amount by which such purchase price exceeds such sale proceeds valued at the average closing price for the Common Stock on the primary trading market on the three (3) trading days preceding the date of exercise or (ii) redeem such shortfall amount in cash (the “Warrant Adjustment”).The Company has subsequently entered into securities exchange agreements with all of the Second 2016 Private Placement Investors as described below.

Series C Offering

In July 2016, the Company launched a private placement offering (the “Series C Offering”) of up to $4,000,000 of its newly designated Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”) to certain accredited investors in transactions exempt from registration with the SEC under Regulation D and Section 4(a)(2) of the Securities Act. Pursuant to the terms of its Series C Preferred Stock Certificate of Designations (the “Series C Designations”), the Company has authorized for issuance 67,361 shares of Series C Preferred Stock, having a stated value of equal to $100 per share and a par value of $0.001 per share and providing for dividends at a rate of 8% per annum. Shares of the Series C Preferred Stock are convertible into shares of Common Stock at a price of $12.94 per share (reflecting adjustment to the price of $22.40 per share, pursuant to the reverse stock split effected November 3, 2016). In the event of a Qualified Offering, as defined in the Series C Designations, the shares of Series C Preferred Stock will be automatically converted at the lower of $12.94 per share (reflecting adjustment to the price of $22.40 per share, pursuant to the reverse stock split effected November 3, 2016), or the per share price that reflects a 20% discount to the price of the Common Stock pursuant to such Qualified Offering. A "Qualified Offering" is defined as an underwritten offering by the Company pursuant to which (1) the Company receives aggregate gross proceeds of at least $20,000,000 in consideration of the purchase of shares of Common Stock or (2) (a) the Company receives aggregate gross proceeds of at least $15,000,000 in consideration of the purchase of shares of Common Stock and (b) the Common Stock becomes listed on The Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT.  Assuming a public offering price per unit of $7.55, the Series C Preferred Stock would convert into 591,887 shares of common stock at a conversion price of $6.04 per share at the closing of this offering. The Series C Designations provide for certain additional shortfall conversions, pursuant to which holders of Series C Preferred Stock may, subject to certain conditions, be issued additional shares of Common Stock by the Company. The Series C Preferred Stock has voting rights on an “as converted” to Common Stock basis.  In no event shall a holder of Series C Preferred Stock be entitled to make conversions that would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company; provided, that the foregoing shall not apply to any person exercising rights pursuant to the Amended and Restated Warrant or any affiliate or transferee thereof and provided further that such restrictions may be waived by the holder upon not less than 61 days' notice to the Company.

From July 20, 2016 through August 26, 2016, the Company completed closings of the Series C Offering with certain accredited investors and issued an aggregate of 12,750 shares of Series C Preferred Stock for aggregate gross proceeds to the Company of $1,275,000.

All holders of the Company's Series C Preferred Stock have entered into lock-up agreements restricting their ability to sell or dispose of any shares of common stock issued upon conversion of the Series C Preferred Stock for a period of 90 days from the effective date of this offering.

Securities Exchange Agreements

Effective August 26, 2016, the Company entered into securities exchange agreements with all of the First 2016 Private Placement Investors and all of the Second 2016 Private Placement Investors (together, the “2016 Private Placement Investors”), pursuant to which the 2016 Private Placement Investors agreed to exchange the shares of Common Stock and warrants, as applicable, received in the First 2016 Private Placement or the Second 2016 Private Placement, as applicable, and all of the rights attached thereto (including, in the case of the First 2016 Private Placement, the True Up Adjustment and, in the case of the Second 2016 Private Placement, the Warrant Adjustment), on a dollar for dollar basis, for an aggregate of 23,000 shares of Series C Preferred Stock (the “Series C Exchange”).  Following the Series C Exchange, the 2016 Private Placement Investors no longer hold any rights under the First 2016 Private Placement or the Second 2016 Private Placement, as applicable, and all Common Stock and warrants, as applicable, issued thereunder have been cancelled. The Company did not receive any cash proceeds from the Series C Exchange.

Effective October 13, 2016, the Company entered into those certain securities exchange agreements (the “Series B Exchange Agreements”) by and between the Company and each holder of the Company's Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred”), (collectively, the “Series B Holders” and each, individually, a “Series B Holder”) to effect the exchange of all shares of Series B Preferred for shares of Common Stock. Pursuant to the Series B Exchange Agreements, the Company issued to the Series B Holders an aggregate of 500,001 shares of Common Stock, with each Series B Holder being issued 166,667 shares of Common Stock, subject to and in accordance with the terms set forth in the Series B Exchange Agreements in consideration for the cancellation of all shares of Series B Preferred owned by the Series B Holders. Upon cancellation of the Series B Preferred pursuant to the Series B Exchange Agreements, there are no shares of Series B Preferred issued and outstanding.The former Series B Holders have entered into lock-up agreements, restricting their ability to sell or dispose of any shares of common stock issued puruant to the Series B Exchange Agreements for a period of 90 days from the effective date of this offering.

Inflation and Seasonality

Based on our industry and our historic trends, we expect our operations to vary seasonally. Typically, revenue will be highest in the second and third calendar quarters and lowest in the first and fourth calendar quarters. These seasonal variations result in fluctuations in waste volumes due to weather conditions and general economic activity. We also expect that our operating expenses may be higher during the winter months due to periodic adverse weather conditions that can slow the collection of waste, resulting in higher labor and operational costs.

Critical Accounting Policies

Basis of Consolidation

The consolidated financial statements for the six months ended June 30, 2016 include the operations of the Company and its wholly-owned subsidiaries, Here To Serve Missouri Waste Division, LLC, Meridian Land Company, LLC, Here to Serve Technology, LLC and Christian Disposal, LLC. The following two subsidiaries of the Company, Here To Serve Georgia Waste Division, LLC and Here to Serve Technology, LLC, a Georgia Limited Liability Company had no operations during the period.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less that the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Use of Estimates

Management estimates and judgments are an integral part of consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). We believe that the critical accounting policies described in this section address the more significant estimates required of management when preparing our consolidated financial statements in accordance with GAAP. We consider an accounting estimate critical if changes in the estimate may have a material impact on our financial condition or results of operations. We believe that the accounting estimates employed are appropriate and resulting balances are reasonable; however, actual results could differ from the original estimates, requiring adjustment to these balances in future periods.

Accounts Receivable

Accounts receivable are recorded at management’s estimate of net realizable value. At December 31, 2015 and 2014 the Company had approximately $2,326,000 and $660,000 of gross trade receivables, respectively. Our reported balance of accounts receivable, net of the allowance for doubtful accounts, represents our estimate of the amount that ultimately will be realized in cash. We review the adequacy and adjust our allowance for doubtful accounts on an ongoing basis, using historical payment trends and the age of the receivables and knowledge of our individual customers. However, if the financial condition of our customers were to deteriorate, additional allowances may be required.

Revenue Recognition

The Company follows the guidance of ASC 605 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable and collectability is reasonably assured.

We generally provide services under contracts with municipalities or individual customers. Municipal and commercial contracts are generally long-term and often have renewal options. Advance billings are recorded as deferred revenue, and revenue is recognized over the period services are provided. We recognize revenue when all four of the following criteria are met:

●	Persuasive evidence of an arrangement exists such as a service agreement with a municipality, a hauling customer or a disposal customer;
●	Services have been performed such as the collection and hauling of waste;
●	The price of the services provided to the customer is fixed or determinable; and
●	Collectability is reasonably assured.

Intangible Assets

Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually.

Goodwill

Goodwill is the excess of our purchase cost over the fair value of the net assets of acquired businesses. We do not amortize goodwill, but as discussed in the Intangible Assets section above, we assess our goodwill for impairment at least annually.

Landfill Accounting

Capitalized landfill costs

Cost basis of landfill assets — We capitalize various costs that we incur to make a landfill ready to accept waste. These costs generally include expenditures for land (including the landfill footprint and required landfill buffer property); permitting; excavation; liner material and installation; landfill leachate collection systems; landfill gas collection systems; environmental monitoring equipment for groundwater and landfill gas; and directly related engineering, capitalized interest, on-site road construction and other capital infrastructure costs. The cost basis of our landfill assets also includes asset retirement costs, which represent estimates of future costs associated with landfill final capping, closure and post-closure activities. These costs are discussed below.

Final capping, closure and post-closure costs — Following is a description of our asset retirement activities and our related accounting:

●
Final capping — Involves the installation of flexible membrane liners and geosynthetic clay liners, drainage and compacted soil layers and topsoil over areas of a landfill where total airspace capacity has been consumed. Final capping asset retirement obligations are recorded on a units-of-consumption basis as airspace is consumed related to the specific final capping event with a corresponding increase in the landfill asset. The final capping is accounted for as a discrete obligation and recorded as an asset and a liability based on estimates of the discounted cash flows and capacity associated with the final capping.

●
Closure — Includes the construction of the final portion of methane gas collection systems (when required), demobilization and routine maintenance costs. These are costs incurred after the site ceases to accept waste, but before the landfill is certified as closed by the applicable state regulatory agency. These costs are recorded as an asset retirement obligation as airspace is consumed over the life of the landfill with a corresponding increase in the landfill asset. Closure obligations are recorded over the life of the landfill based on estimates of the discounted cash flows associated with performing closure activities.

●
Post-closure — Involves the maintenance and monitoring of a landfill site that has been certified closed by the applicable regulatory agency. Generally, we are required to maintain and monitor landfill sites for a 30-year period. These maintenance and monitoring costs are recorded as an asset retirement obligation as airspace is consumed over the life of the landfill with a corresponding increase in the landfill asset. Post-closure obligations are recorded over the life of the landfill based on estimates of the discounted cash flows associated with performing post-closure activities.

We develop our estimates of these obligations using input from our operations personnel, engineers and accountants. Our estimates are based on our interpretation of current requirements and proposed regulatory changes and are intended to approximate fair value. Absent quoted market prices, the estimate of fair value is based on the best available information, including the results of present value techniques. In many cases, we contract with third parties to fulfill our obligations for final capping, closure and post closure. We use historical experience, professional engineering judgment and quoted and actual prices paid for similar work to determine the fair value of these obligations. We are required to recognize these obligations at market prices whether we plan to contract with third parties or perform the work ourselves. In those instances where we perform the work with internal resources, the incremental profit margin realized is recognized as a component of operating income when the work is performed.

Once we have determined the final capping, closure and post-closure costs, we inflate those costs to the expected time of payment and discount those expected future costs back to present value. During the year ended December 31, 2015 we inflated these costs in current dollars until the expected time of payment using an inflation rate of 2.5%. We discounted these costs to present value using the credit-adjusted, risk-free rate effective at the time an obligation is incurred, consistent with the expected cash flow approach. Any changes in expectations that result in an upward revision to the estimated cash flows are treated as a new liability and discounted at the current rate while downward revisions are discounted at the historical weighted average rate of the recorded obligation. As a result, the credit-adjusted, risk-free discount rate used to calculate the present value of an obligation is specific to each individual asset retirement obligation. The weighted average rate applicable to our long-term asset retirement obligations at December 31, 2015 is approximately 8.5%.

We record the estimated fair value of final capping, closure and post-closure liabilities for our landfills based on the capacity consumed through the current period. The fair value of final capping obligations is developed based on our estimates of the airspace consumed to date for the final capping. The fair value of closure and post-closure obligations is developed based on our estimates of the airspace consumed to date for the entire landfill and the expected timing of each closure and post-closure activity. Because these obligations are measured at estimated fair value using present value techniques, changes in the estimated cost or timing of future final capping, closure and post-closure activities could result in a material change in these liabilities, related assets and results of operations. We assess the appropriateness of the estimates used to develop our recorded balances annually, or more often if significant facts change.

Changes in inflation rates or the estimated costs, timing or extent of future final capping, closure and post-closure activities typically result in both (i) a current adjustment to the recorded liability and landfill asset and (ii) a change in liability and asset amounts to be recorded prospectively over either the remaining capacity of the related discrete final capping or the remaining permitted and expansion airspace (as defined below) of the landfill. Any changes related to the capitalized and future cost of the landfill assets are then recognized in accordance with our amortization policy, which would generally result in amortization expense being recognized prospectively over the remaining capacity of the final capping or the remaining permitted and expansion airspace of the landfill, as appropriate. Changes in such estimates associated with airspace that has been fully utilized result in an adjustment to the recorded liability and landfill assets with an immediate corresponding adjustment to landfill airspace amortization expense.

●
Remaining permitted airspace — Our engineers, in consultation with third-party engineering consultants and surveyors, are responsible for determining remaining permitted airspace at our landfills. The remaining permitted airspace is determined by an annual survey, which is used to compare the existing landfill topography to the expected final landfill topography.

●
Expansion airspace — We also include currently unpermitted expansion airspace in our estimate of remaining permitted and expansion airspace in certain circumstances. First, to include airspace associated with an expansion effort, we must generally expect the initial expansion permit application to be submitted within one year and the final expansion permit to be received within five years. Second, we must believe that obtaining the expansion permit is likely, considering the following criteria:

o	Personnel are actively working on the expansion of an existing landfill, including efforts to obtain land use and local, state or provincial approvals;
o	We have a legal right to use or obtain land to be included in the expansion plan;
o	There are no significant known technical, legal, community, business, or political restrictions or similar issues that could negatively affect the success of such expansion; and
o	Financial analysis has been completed based on conceptual design, and the results demonstrate that the expansion meets the Company’s criteria for investment.

For unpermitted airspace to be initially included in our estimate of remaining permitted and expansion airspace, the expansion effort must meet all of the criteria listed above. These criteria are evaluated by our field-based engineers, accountants, managers and others to identify potential obstacles to obtaining the permits. Once the unpermitted airspace is included, our policy provides that airspace may continue to be included in remaining permitted and expansion airspace even if certain of these criteria are no longer met as long as we continue to believe we will ultimately obtain the permit, based on the facts and circumstances of a specific landfill.

When we include the expansion airspace in our calculations of remaining permitted and expansion airspace, we also include the projected costs for development, as well as the projected asset retirement costs related to the final capping, closure and post-closure of the expansion in the amortization basis of the landfill.

Once the remaining permitted and expansion airspace is determined in cubic yards, an airspace utilization factor (“AUF”) is established to calculate the remaining permitted and expansion capacity in tons. The AUF is established using the measured density obtained from previous annual surveys and is then adjusted to account for future settlement. The amount of settlement that is forecasted will take into account several site-specific factors including current and projected mix of waste type, initial and projected waste density, estimated number of years of life remaining, depth of underlying waste, anticipated access to moisture through precipitation or recirculation of landfill leachate, and operating practices. In addition, the initial selection of the AUF is subject to a subsequent multi-level review by our engineering group, and the AUF used is reviewed on a periodic basis and revised as necessary. Our historical experience generally indicates that the impact of settlement at a landfill is greater later in the life of the landfill when the waste placed at the landfill approaches its highest point under the permit requirements.

After determining the costs and remaining permitted and expansion capacity at our landfill, we determine the per ton rates that will be expensed as waste is received and deposited at the landfill by dividing the costs by the corresponding number of tons. We calculate per ton amortization rates for the landfill for assets associated with each final capping, for assets related to closure and post-closure activities and for all other costs capitalized or to be capitalized in the future. These rates per ton are updated annually, or more often, as significant facts change.

It is possible that actual results, including the amount of costs incurred, the timing of final capping, closure and post-closure activities, our airspace utilization or the success of our expansion efforts could ultimately turn out to be significantly different from our estimates and assumptions. To the extent that such estimates, or related assumptions, prove to be significantly different than actual results, lower profitability may be experienced due to higher amortization rates or higher expenses; or higher profitability may result if the opposite occurs. Most significantly, if it is determined that expansion capacity should no longer be considered in calculating the recoverability of a landfill asset, we may be required to recognize an asset impairment or incur significantly higher amortization expense. If at any time management makes the decision to abandon the expansion effort, the capitalized costs related to the expansion effort are expensed immediately.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, the Company generally uses the Black Scholes model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair value, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Under the terms of this accounting standard, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative loss. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative gain.

Deferred Revenue

The Company records deferred revenue for customers that were billed in advance of services. The balance in deferred revenue represents amounts billed in October, November and December for services that will be provided during January, February and March.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also require measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. During the six months ended June 30, 2016 the Company has warrants outstanding with an estimated fair value of $2,700,000. In addition, the Company issued restricted shares during the six months ended, June 30, 2016 with an estimated value of approximately $6,300,000.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during the fiscal years ended December 31, 2015 and 2014, or the fiscal quarters ended June 30, 2016 or March 31, 2016, that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our interests.

DESCRIPTION OF BUSINESS

History

Meridian Waste Solutions, Inc. (formerly known as Brooklyn Cheesecake & Desserts Company, Inc.) (the “Company”) was incorporated in November 1993 in New York.  Prior to October 17, 2014, the Company derived revenue by licensing its trademarks to a third party (the “Legacy Business”).

On October 17, 2014, the Company entered into that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among Here to Serve Holding Corp., a Delaware corporation, as seller (“Here to Serve”), the Company, as parent, Brooklyn Cheesecake & Dessert Acquisition Corp., a wholly-owned subsidiary of the Company, as buyer (the “Acquisition Corp.”), the Chief Executive Officer of the Company (the “Company Executive”), the majority shareholder of the Company (the “Company Majority Shareholder”) and certain shareholders of Here to Serve (the “Here to Serve Shareholders”), pursuant to which the Acquisition Corp acquired from Here to Serve all of Here to Serve’s right, title and interest in and to (i) 100% of the membership interests of Here to Serve – Missouri Waste Division, LLC d/b/a Meridian Waste, a Missouri limited liability company (“HTS Waste”); (ii) 100% of the membership interests of Here to Serve Technology, LLC, a Georgia limited liability company (“HTS Tech”); and (iii) 100% of the membership interests of Here to Serve Georgia Waste Division, LLC, a Georgia limited liability company (“HTS Waste Georgia”, and together with HTS Waste and HTS Tech, collectively, the “Membership Interests”).  As consideration for the Membership Interests, on October 31, 2014 (the “Closing Date”) (i) the Company issued to Here to Serve 452,707 shares of the Company’s common stock (the “HTS Common Stock”); (ii) the Company issued to the holder of Class A Preferred Stock of Here to Serve (“Here to Serve’s Class A Preferred Stock”) 51 shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”); (iii) the Company issued to the holder of Class B Preferred Stock of Here to Serve (“Here to Serve’s Class B Preferred Stock”) an aggregate of 71,120 shares of the Company’s Series B Preferred Stock (the “Series B Preferred Stock,” together with the HTS Common Stock and the Series A Preferred Stock, the “Purchase Price Shares”); and (iv) the Company shall assume certain assumed liabilities (the “Initial Consideration”).

As further consideration, on the Closing Date of the transaction contemplated under the Purchase Agreement, (i) in satisfaction of all accounts payable and shareholder loans, Here to Serve paid to the Company Majority Shareholder $70,000 and (ii) Here to Serve purchased from the Company Majority Shareholder 230,000 shares of the Company’s common stock for a purchase price of $11,500.  Pursuant to the Purchase Agreement, to the extent Purchase Price Shares are issued to individual shareholders of Here to Serve at or upon closing of the Purchase Agreement: (i) shares of common stock of Here to Serve held by the individuals listed on Schedule 2.2 of the Purchase Agreement valued at $2,564,374.95 will be cancelled in accordance with such Schedule 2.2; (ii) 50,000 shares of Here to Serve’s Class A Preferred Stock valued at $1,000 will be cancelled; and (iii) 71,120 shares of Here to Serve’s Class B Preferred Stock valued at $7,121,000 will be cancelled (the “Additional Consideration”).

The closing of the Purchase Agreement resulted in a change of control of the Company and the Legacy Business was spun out to a shareholder in connection with the same.

On March 27, 2015, the Company filed a Certificate of Amendment of the Certificate of Incorporation to change the name of the Company from Brooklyn Cheesecake & Desserts Company, Inc. to Meridian Waste Solutions, Inc. (the “Name Change”). On April 15, 2015, the Company received approval from FINRA for the Name Change and to change its stock symbol from BCKE to MRDN.

Overview

Meridian Waste Solutions, Inc. is an integrated provider of non-hazardous solid waste collection, transfer and disposal services. We currently have all of our operations in Missouri but are aggressively looking to expand our presence across the Midwest, South and East regions of the United States.

Corporate Structure

Here to Serve – Missouri Waste Division, LLC d/b/a Meridian Waste

HTS Waste is a non-hazardous solid waste management company providing collection services for approximately 45,000 commercial, industrial and residential customers in Missouri. We own one collection operation based out of Bridgeton, Missouri. Approximately 100% of HTS Waste’s 2015 revenue was from collection, utilizing over 60 collection vehicles.

Here To Serve began non-hazardous waste collection operations in May 2014 upon the acquisition of nearly all of the assets from Meridian Waste Services, LLC that in turn became the core of our operations. From our formation through today, we have begun to create the infrastructure needed to expand our operations through acquisitions and market development opportunities.

Christian Disposal, LLC; FWCD

Effective December 22, 2015, the Company consummated the closing of the Amended and Restated Membership Interest Purchase Agreement, dated October 16, 2015, by and among the Company, Timothy M. Drury, Christian Disposal LLC (“Christian Disposal”), FWCD, LLC (“FWCD”), Missouri Waste and Georgia Waste; as amended by that certain First Amendment thereto, dated December 4, 2015, pursuant to which Christian Disposal became a wholly-owned subsidiary of the Company in exchange for: (i) Thirteen Million Dollars ($13,000,000), subject to working capital adjustment, (ii) 87,500 shares of the Company’s Common Stock, (iii) a Convertible Promissory Note in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), bearing interest at 8% per annum and (iv) an additional purchase price of Two Million Dollars ($2,000,000), due upon completion of an extension under a certain contract to which Christian Disposal is party (the "Additional Purchase Price"), each payable to the former stockholders of Christian Disposal. The Company expects that the Additional Purchase Price will not become due, as it presently appears that an extension will not be granted in connection with the relevant contract.

Christian Disposal, along with its subsidiary, FWCD, LLC, is a non-hazardous solid waste management company providing collection and transfer services for approximately 35,000 commercial, industrial and residential customers in Missouri. Christian Disposal’s collection operation is based out of Winfield, Missouri. Along with operations in Winfield, Christian Disposal operates two transfer stations, in O’Fallon, Missouri and St. Peters, Missouri, and owns one transfer station, in Winfield, Missouri.  Approximately 100% of Christian Disposal and FWCD’s 2015 revenue was from collection and transfer, utilizing over 35 collection vehicles.

Christian Disposal began non-hazardous waste collection operations in 1978. Our acquisition of Christian Disposal is a key element of our strategy to create the vertically integrated infrastructure needed to expand our operations.

Meridian Land Company, LLC (Assets of Eagle Ridge Landfill & Hauling)

Effective December 22, 2015, Meridian Land Company, LLC, a wholly-owned subsidiary of the Company, consummated the closing of that certain Asset Purchase Agreement, dated November 13, 2015, by and between Meridian Land Company, LLC and Eagle Ridge Landfill, LLC (“Eagle”), as amended by that certain Amendment to Asset Purchase Agreement, dated December 18, 2015, to which the Company and WCA Waste Corporation are also party, pursuant to which the Company, through Meridian Land Company, LLC, purchased from Eagle, a landfill in Pike County, Missouri (the “Eagle Ridge Landfill”) and substantially all of the assets used by Eagle related to the Eagle Ridge Landfill, including certain debts, in exchange for $9,506,500 in cash, subject to a working capital adjustment.

The Eagle Ridge Landfill is currently permitted to accept municipal solid waste.  The Eagle Ridge Landfill is located in Bowling Green, Missouri.  Meridian Land Company currently owns 265 acres at Eagle Ridge with 56.7 acres permitted and constructed to receive waste.

In addition to the Eagle Ridge Landfill, the Company operates, through Meridian Land Company, hauling operations in Bowling Green, Missouri, servicing commercial, residential and roll off customers in this market.  The Company will be looking to expand its footprint in the market through an aggressive sales and marketing strategy, as well as through additional acquisitions.

Customers

Meridian has two municipal contracts, the first of which accounted for 26% and 27%, and the second of which accounted for 18% and 19%, respectively, of HTS Waste’s long-term contracted revenue for the years ended December 31, 2015 and 2014 respectively.

Collection Services

Meridian, through its subsidiaries, provides solid waste collection services to approximately 65,000 industrial, commercial and residential customers in the Metropolitan St. Louis, Missouri area.  In 2015, its collection revenue consisted of approximately 17% from services provided to industrial customers, 13% from services provided to commercial customers and 70% from services provided to residential customers.

In our commercial collection operations, we supply our customers with waste containers of various types and sizes.  These containers are designed so that they can be lifted mechanically and emptied into a collection truck to be transported to a disposal facility.  By using these containers, we can service most of our commercial customers with trucks operated by a single employee.  Commercial collection services are generally performed under service agreements with a duration of one to five years with possible renewal options.  Fees are generally determined by such considerations as individual market factors, collection frequency, the type of equipment we furnish, the type and volume or weight of the waste to be collected, the distance to the disposal facility and the cost of disposal.

Residential solid waste collection services often are performed under contracts with municipalities, which we generally secure by competitive bid and which give us exclusive rights to service all or a portion of the homes in these municipalities.  These contracts usually range in duration from one to five years with possible renewal options.  Generally, the renewal options are automatic upon the mutual agreement of the municipality and the provider; however, some agreements provide for mandatory re-bidding. Alternatively, residential solid waste collection services may be performed on a subscription basis, in which individual households or homeowners’ or similar associations contract directly with us.  In either case, the fees received for residential collection are based primarily on market factors, frequency and type of service, the distance to the disposal facility and the cost of disposal.

Additionally, we rent waste containers and provide collection services to construction, demolition and industrial sites.  We load the containers onto our vehicles and transport them with the waste to either a landfill or a transfer station for disposal.  We refer to this as “roll-off” collection.  Roll-off collection services are generally performed on a contractual basis.  Contract terms tend to be shorter in length, in some cases having terms of only six months, and may vary according to the customers’ underlying projects.

Transfer and Disposal Services

Landfills are the main depository for solid waste in the United States.  Solid waste landfills are built, operated, and tied to a state permit under stringent federal, state and local regulations.  Currently, solid waste landfills in the United States must be designed, permitted, operated, closed and maintained after closure in compliance with federal, state and local regulations pursuant to Subtitle D of the Resource Conservation and Recovery Act of 1976, as amended.  We do not operate hazardous waste landfills, which may be subject to even greater regulations.  Operating a solid waste landfill includes excavating, constructing liners, continually spreading and compacting waste and covering waste with earth or other inert material as required, final capping, closure and post-closure monitoring.  The objectives of these operations are to maintain sanitary conditions, to ensure the best possible use of the airspace and to prepare the site so that it can ultimately be used for other end use purposes.

Access to a disposal facility is a necessity for all solid waste management companies.  While access to disposal facilities owned or operated by third parties can be obtained, we believe that it is preferable to internalize the waste streams when possible.  Meridian is targeting further geographic, as well as operational expansion by focusing on markets with transfer stations and landfills available for acquisition.

Our transfer stations allow us to consolidate waste for subsequent transfer in larger loads, thereby making disposal in our otherwise remote landfills economically feasible.  A transfer station is a facility located near residential and commercial collection routes where collection trucks take the solid waste that has been collected.  The waste is unloaded from the collection trucks and reloaded onto larger transfer trucks for transportation to a landfill for final disposal.  Transfer stations are generally owned by municipalities, with contracts to operate such transfer stations awarded based on bids.  As an alternative to operating a transfer station directly, we could negotiate the use of a transfer station owned by a private party or operated by a competitor, which may not be as profitable as operating our own transfer station. In addition to increasing our ability to internalize the waste that our collection operations collect, using transfer stations reduces the costs associated with transporting waste to final disposal sites because the trucks we use for transfer have a larger capacity than collection trucks, thus allowing more waste to be transported to the disposal facility on each trip.

Our Operating Strengths

Experienced Leadership

We have a proven and experienced senior management team.  Our Chief Executive Officer,  Jeffrey S. Cosman, and President and COO Walter H. Hall, Jr. combine over 35 years of  experience in the solid waste industry, including significant experience in local and regional operations, local and regional accounting, mergers & acquisitions, integration and the development of disposal capacity. Members of our team have held senior positions at Republic Services, Advanced Disposal, Southland Waste Services and Browning Ferris Industries.   Our team has a proven track record with development and implementation of strategic marketplace plans, sales, safety, acquisitions, and coordination of assets and personnel.  While our senior leadership team creates and drives our overall growth strategy, we rely on a decentralized management structure which does not interfere with local management and may afford us the opportunity to capitalize on growth and cost reduction at the local level.

Vertically Integrated Operations

The vertical integration of our operations allows us to manage the waste stream from the point of collection through disposal, which we hope will enable us to maximize profit by controlling costs and gaining competitive advantages, while still providing high-quality service to our customers. In the St. Louis market, because we have integrated our network of collection, transfer and disposal assets, primarily using our own resources, we generate a steady, predictable stream of waste volume and capture an incremental disposal margin. We charge tipping fees to third-party collection service providers for the use of our transfer stations or landfills, providing a source of recurring revenue. We believe this internalization rate provides us with a significant cost advantage over our competitors, positioning us well to win additional profitable business through new customer acquisition and municipal contract awards. We also believe this vertically integrated structure enables us to quickly and efficiently integrate future acquisitions of transfer stations, collection operations or landfills into our current operations.

Landfill and Transfer Station Assets

We have one active and strategically located landfill at the core of our integrated operations which we believe provides us a significant competitive advantage in Missouri, in that we do not need to use our competitors’ landfills. Our landfill has substantial remaining airspace.

The value of our landfill may be further enhanced by synergies associated with our vertically integrated operations, including our transfer stations, which enable us to cover a greater geographic area surrounding the landfill, and provide competitive advantages in that we would not need to use our competitors’ landfills. In our experience there has generally been a shift towards fewer, larger landfills, which has resulted in landfills that are generally located farther from population centers, with waste being transported longer distances between collection and disposal, typically after consolidation at a transfer station. With a landfill, transfer stations and collection services in place, we aim to provide vertically integrated operations that cover the substantial geographic area surrounding the landfill.

Acquisition Integration and Municipal Contracts

Our business model contemplates our ability to execute and integrate value-enhancing, tuck-in acquisitions and win new municipal contracts as a core component of our growth.

As a management team, we have experience executing large-scale transactions by direct association with our historical success at Republic Services, Advanced Disposal and Browning Ferris Industries.   In addition to significantly expanding our scale of operations, the acquisitions of Christian Disposal and Eagle Ridge Landfill enhanced our geographic footprint by providing us with complementary operations throughout the state of Missouri. This has helped us realize cost efficiencies through improved internalization by virtue of increased route concentration and more efficient utilization of our assets.

Finally, our management team has demonstrated success in municipal contract bidding, as we currently serve approximately 30 municipalities and townships via contracts, historical arrangements or subscriptions with residents.

Long-Term Contracts

We serve approximately 65,000 residential, commercial and Construction and Industrial customers, with no single customer representing more than 12% of revenue in 2015. Our municipal customer relationships are generally supported by contracts ranging from three to seven years in initial duration with subsequent renewal periods, and we have a historical renewal rate of 100% with such customers. Our standard C&I service agreement is a five-year renewable agreement. We believe our customer relationships, long-term contracts and exceptional retention rate provide us with a high degree of stability as we continue to grow.

Customer Service

We maintain a central focus on customer service and we pride ourselves on trying to consistently exceed our customers' expectations.  We believe investing in our customers' satisfaction will ultimately maximize customer loyalty price stability.

Commitment to Safety

The safety of our employees and customers is extremely important to us and we have a strong track record of safety and environmental compliance. We constantly review and assess our policies practices and procedures in order to create a safer work environment for our employees and to reduce the frequency of workplace injuries.

Our Growth Strategy

Growth of Existing Markets

We believe that as the residential population and number of businesses grow in our existing market, we will see waste volumes increase organically. We seek to remain active and alert with respect to the changing landscapes in the communities in which we already provide service in order obtain long-term contracts for collecting solid waste for residential collection, collection from municipalities, as well as collection from small and large commercial and industrial contracts. Obtaining long-term contracts may enable us to grow our revenue base at the same rate as the underlying economic growth in these markets. Furthermore, securing long-term contracts provides a significant barrier to entry from competitors in these markets.

Expanding into New Markets

Our operating model focuses on vertically integrated operations.  We continue to pursue a growth strategy that includes acquiring solid waste companies that complement our existing business. Our goal is to create market-specific, vertically integrated operations consisting of one or more collection operations, transfer stations and landfills.

As we expand, we plan to focus our business in the secondary markets where competition from national service providers is limited. We plan to start new market development projects in certain disposal-neutral markets in which we will provide services under exclusive arrangements with municipal customers, which facilitates highly-efficient and profitable collection operations and lower capital requirements. We believe this strategic focus positions us to maintain significant share within our target markets, maximize customer retention and benefit from a higher and more stable pricing environment.

Acquisition and Integration

Our revenue model is based on organic growth of operations, the acquisition of established operations in new markets as well as being able execute value-adding, tuck-in acquisitions. We hope to direct acquisition efforts towards those markets in which we would be able to provide vertically integrated collection and disposal services and/or provide waste collection services, pursuant to contracts that grant exclusivity.  Prior to acquisition, we analyze each prospective target for cost savings through the elimination of inefficiencies and excesses that are typically associated with private companies competing in fragmented industries.  We aim to realize synergies from consolidating businesses into our existing operations, which we hope will allow us to reduce capital and expense requirements associated with truck routing, personnel, fleet maintenance, inventories and back-office administration.

Pursue Additional Exclusive Municipal Contracts

We intend to devote significant resources to securing additional municipal contracts. Our management team is well versed in bidding for municipal contracts with over 35 years of experience and working knowledge in the solid waste industry and local service areas in existing and target markets. We hope to procure and negotiate additional exclusive municipal contracts, allowing us to maintain stable recurring revenue but also providing a significant barrier to entry to our competitors in those markets.

Invest in Strategic Infrastructure

We will continue to invest in our infrastructure to support growth and increase our margins. Given the long remaining life of our existing landfill, we will invest resources toward its development and enhancement in order to increase our disposal capacity. Similarly, we will continue to evaluate opportunities to maximize the efficiency of our collection operations.

Waste Industry Overview

The non-hazardous solid waste industry can be divided into the following three categories: collection, transfer and disposal services.  In our management’s experience, companies engaging in collection and/or transfer operations of solid waste typically have lower margins than those performing disposal service operations.  By vertically integrating collection, transfer and disposal operations, operators seek to capture significant waste volumes and improve operating margins.

During the past four decades, our industry has experienced periods of substantial consolidation activity; however, we believe significant fragmentation remains.  We believe that there are two primary factors that lead to consolidation:

●
Stringent industry regulations have caused operating and capital costs to rise, with many local industry participants finding these costs difficult to bear and deciding to either close their operations or sell them to larger operators; and

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Larger operators are increasingly pursuing economies of scale by vertically integrating their operations or by utilizing their facility, asset and management infrastructure over larger volumes and, accordingly, larger solid waste collection and disposal companies aim to become more cost-effective and competitive by controlling a larger waste stream and by gaining access to significant financial resources to make acquisitions.

Competition

The solid waste collection and disposal industry is highly competitive and, following consolidation, remains fragmented, and requires substantial labor and capital resources.  The industry presently includes large, publicly-held, national waste companies such as Republic Services, Inc. and Waste Management, Inc., as well as numerous other public and privately-held waste companies.  Our existing market and certain of the markets in which we will likely compete are served by one or more of these companies, as well as by numerous privately-held regional and local solid waste companies of varying sizes and resources, some of which have accumulated substantial goodwill in their markets.  We also compete with operators of alternative disposal facilities and with counties, municipalities and solid waste districts that maintain their own waste collection and disposal operations.  Public sector operations may have financial advantages over us because of potential access to user fees and similar charges, tax revenues and tax-exempt financing.

We compete for collection based primarily on geographic location and the price and quality of our services.  From time to time, our competitors may reduce the price of their services in an effort to expand their market share or service areas or to win competitively bid municipal contracts.  These practices may cause us to reduce the price of our services or, if we elect not to do so, to lose business.

Our management has observed significant consolidation in the solid waste collection and disposal industry, and, as a result of this perceived consolidation, we encounter competition in our efforts to acquire landfills, transfer stations and collection operations.  Competition exists not only for collection, transfer and disposal volume but also for acquisition candidates.  We generally compete for acquisition candidates with large, publicly-held waste management companies, private equity backed firms as well as numerous privately-held regional and local solid waste companies of varying sizes and resources.  Competition in the disposal industry may also be affected by the increasing national emphasis on recycling and other waste reduction programs, which may reduce the volume of waste deposited in landfills.  Accordingly, it may become uneconomical for us to make further acquisitions or we may be unable to locate or acquire suitable acquisition candidates at price levels and on terms and conditions that we consider appropriate, particularly in markets we do not already serve.

Sales and Marketing

We focus our marketing efforts on increasing and extending business with existing customers, as well as increasing our new customer base.  Our sales and marketing strategy is to provide prompt, high quality, comprehensive solid waste collection to our customers at competitive prices.  We target potential customers of all sizes, from small quantity generators to large companies and municipalities.  Because the waste collection and disposal business is a highly localized business, most of our marketing activity is local in nature.

Government Contracts

We are party to contracts with municipalities and other associations and agencies.  Many of these contracts are or will be subject to competitive bidding.  We may not be the successful bidder, or we may have to substantially lower prices in order to be the successful bidder.  In addition, some of our customers may have the right to terminate their contracts with us before the end of the contract term.

Municipalities may annex unincorporated areas within counties where we provide collection services, and as a result, our customers in annexed areas may be required to obtain service from competitors who have been franchised or contracted by the annexing municipalities to provide those services.  Some of the local jurisdictions in which we currently operate grant exclusive franchises to collection and disposal companies, others may do so in the future, and we may enter markets where franchises are granted by certain municipalities, thereby reducing the potential market opportunity for us.

Regulation

Our business is subject to extensive and evolving federal, state and local environmental, health, safety and transportation laws and regulations.  These laws and regulations are administered by the U.S. Environmental Protection Agency, or EPA, and various other federal, state and local environmental, zoning, air, water, transportation, land use, health and safety agencies.  Many of these agencies regularly inspect our operations to monitor compliance with these laws and regulations.  Governmental agencies have the authority to enforce compliance with these laws and regulations and to obtain injunctions or impose civil or criminal penalties in cases of violations.  We believe that regulation of the waste industry will continue to evolve, and we will adapt to future legal and regulatory requirements to ensure compliance.

The bond for our landfill is approximately $7.4 million, with premiums in the approximate amount of $250,000.

Our operations are subject to extensive regulation, principally under the federal statutes described below.

The Resource Conservation and Recovery Act of 1976, as amended, or RCRA.  RCRA regulates the handling, transportation and disposal of hazardous and non-hazardous wastes and delegates authority to states to develop programs to ensure the safe disposal of solid wastes.  On October 9, 1991, the EPA promulgated Solid Waste Disposal Facility Criteria for non-hazardous solid waste landfills under Subtitle D of RCRA.  Subtitle D includes location standards, facility design and operating criteria, closure and post-closure requirements, financial assurance standards and groundwater monitoring, as well as corrective action standards, many of which had not commonly been in place or enforced at landfills.  Subtitle D applies to all solid waste landfill cells that received waste after October 9, 1991, and, with limited exceptions, required all landfills to meet these requirements by October 9, 1993. All states in which we operate have EPA-approved programs which implemented at least the minimum requirements of Subtitle D and in some states even more stringent requirements.

The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA.  CERCLA, which is also known as Superfund, addresses problems created by the release or threatened release of hazardous substances (as defined in CERCLA) into the environment.  CERCLA’s primary mechanism for achieving remediation of such problems is to impose strict joint and several liability for cleanup of disposal sites on current owners and operators of the site, former site owners and operators at the time of disposal and parties who arranged for disposal at the facility (i.e., generators of the waste and transporters who select the disposal site).  The costs of a CERCLA cleanup can be substantial.  In addition to ordering remediation work to be undertaken, federal or state agencies can perform remediation work themselves and seek reimbursement of their costs from potentially liable parties, and may record liens to enforce their cost recovery claims. Beyond cleanup costs, federal and state agencies may also assert claims for damages to natural resources, like groundwater aquifers, surface water bodies and ecosystems. Liability under CERCLA is not dependent on the existence or intentional disposal of “hazardous wastes” (as defined under RCRA), but can also be based upon the release or threatened release, even as a result of lawful, unintentional and non-negligent action, of any one of the more than 700 “hazardous substances” listed by the EPA, even in minute amounts.

The Federal Water Pollution Control Act of 1972, as amended, or the Clean Water Act.  This act establishes rules regulating the discharge of pollutants into streams and other waters of the United States (as defined in the Clean Water Act) from a variety of sources, including solid waste disposal sites.  If wastewater or stormwater from our transfer stations may be discharged into surface waters, the Clean Water Act requires us to apply for and obtain discharge permits, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in those discharges.  In 1990, the EPA issued additional rules under the Clean Water Act, which establish standards for management of storm water runoff from landfills and which require landfills that receive, or in the past received, industrial waste to obtain storm water discharge permits.  In addition, if a landfill or transfer station discharges wastewater through a sewage system to a publicly-owned treatment works, the facility must comply with discharge limits imposed by the treatment works.  Also, if development of a landfill may alter or affect “wetlands,” the owner may have to obtain a permit and undertake certain mitigation measures before development may begin.  This requirement is likely to affect the construction or expansion of many solid waste disposal sites.

The Clean Air Act of 1970, as amended, or the Clean Air Act.  The Clean Air Act provides for increased federal, state and local regulation of the emission of air pollutants.  The EPA has applied the Clean Air Act to solid waste landfills and vehicles with heavy duty engines, such as waste collection vehicles.  Additionally, in March 1996, the EPA adopted New Source Performance Standards and Emission Guidelines (the “Emission Guidelines”) for municipal solid waste landfills to control emissions of landfill gases.  These regulations impose limits on air emissions from solid waste landfills.  The Emission Guidelines impose two sets of emissions standards, one of which is applicable to all solid waste landfills for which construction, reconstruction or modification was commenced before May 30, 1991.  The other applies to all municipal solid waste landfills for which construction, reconstruction or modification was commenced on or after May 30, 1991.  These guidelines, combined with the new permitting programs established under the Clean Air Act, could subject solid waste landfills to significant permitting requirements and, in some instances, require installation of gas recovery systems to reduce emissions to allowable limits.  The EPA also regulates the emission of hazardous air pollutants from municipal landfills and has promulgated regulations that require measures to monitor and reduce such emissions.

Climate Change.  A variety of regulatory developments, proposals or requirements have been introduced that are focused on restricting the emission of carbon dioxide, methane and other gases known as greenhouse gases.  Congress has considered legislation directed at reducing greenhouse gas emissions.  There has been support in various regions of the country for legislation that requires reductions in greenhouse gas emissions, and some states have already adopted legislation addressing greenhouse gas emissions from various sources.  In 2007, the U.S. Supreme Court held in Massachusetts, et al. v. EPA that greenhouse gases are an “air pollutant” under the federal Clean Air Act and, thus, subject to future regulation.  In a move toward regulating greenhouse gases, on December 15, 2009, the EPA published its findings that emission of carbon dioxide, methane and other greenhouse gases present an endangerment to human health and the environment because greenhouse gases are, according to EPA, contributing to climate change.  On October 30, 2009, the EPA published the greenhouse gas reporting final rule, effective December 29, 2009, which establishes a new comprehensive scheme requiring certain specified industries as well as operators of stationary sources emitting more than established annual thresholds of carbon dioxide-equivalent greenhouse gases to inventory and report their greenhouse gas emissions annually.  Municipal solid waste landfills are subject to the rule.  In 2009, the EPA also proposed regulations that would require a reduction in emissions of greenhouse gases from motor vehicles.  According to the EPA, the final motor vehicle greenhouse gas standards will trigger construction and operating permit requirements for stationary sources that exceed potential-to-emit (PTE) thresholds for regulated pollutants.  As a result, the EPA has proposed to tailor these programs such that only large stationary sources, such as electric generating units, cement production facilities, and petroleum refineries will be required to have air permits that authorize greenhouse gas emissions.

The Occupational Safety and Health Act of 1970, as amended, or OSHA.  OSHA establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration and various record keeping, disclosure and procedural requirements.  Various standards, including standards for notices of hazards, safety in excavation and demolition work and the handling of asbestos, may apply to our operations.

Flow Control/Interstate Waste Restrictions.  Certain permits and approvals, as well as certain state and local regulations, may limit a landfill or transfer station to accepting waste that originates from specified geographic areas, restrict the importation of out-of-state waste or wastes originating outside the local jurisdiction or otherwise discriminate against non-local waste.  From time to time, federal legislation is proposed that would allow some local flow control restrictions.  Although no such federal legislation has been enacted to date, if such federal legislation should be enacted in the future, states in which we use landfills could limit or prohibit the importation of out-of-state waste or direct that wastes be handled at specified facilities. These restrictions could also result in higher disposal costs for our collection operations.  If we were unable to pass such higher costs through to our customers, our business, financial condition and operating results could be adversely affected.

State and Local Regulation.  Each state in which we now operate or may operate in the future has laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of solid waste, occupational safety and health, water and air pollution and, in most cases, the siting, design, operation, maintenance, closure and post-closure maintenance of landfills and transfer stations.  State and local permits and approval for these operations may be required and may be subject to periodic renewal, modification or revocation by the issuing agencies.  In addition, many states have adopted statutes comparable to, and in some cases more stringent than, CERCLA.  These statutes impose requirements for investigation and cleanup of contaminated sites and liability for costs and damages associated with such sites, and some provide for the imposition of liens on property owned by responsible parties.  Furthermore, many municipalities also have ordinances, local laws and regulations affecting our operations.  These include zoning and health measures that limit solid waste management activities to specified sites or activities, flow control provisions that direct or restrict the delivery of solid wastes to specific facilities, laws that grant the right to establish franchises for collection services and then put such franchises out for bid and bans or other restrictions on the movement of solid wastes into a municipality.

Certain state and local jurisdictions may also seek to enforce flow control restrictions through local legislation or contractually.  In certain cases, we may elect not to challenge such restrictions.  These restrictions could reduce the volume of waste going to landfills in certain areas, which may adversely affect our ability to operate our landfills at their full capacity and/or reduce the prices that we can charge for landfill disposal services.  These restrictions may also result in higher disposal costs for our collection operations.  If we were unable to pass such higher costs through to our customers, our business, financial condition and operating results could be adversely affected.

Permits or other land use approvals with respect to a landfill, as well as state or local laws and regulations, may specify the quantity of waste that may be accepted at the landfill during a given time period and/or specify the types of waste that may be accepted at the landfill.  Once an operating permit for a landfill is obtained, it must generally be renewed periodically.

There has been an increasing trend at the state and local level to mandate and encourage waste reduction and recycling and to prohibit or restrict the disposal in landfills of certain types of solid wastes, such as construction and demolition debris, yard wastes, food waste, beverage containers, unshredded tires, lead-acid batteries, paper, cardboard and household appliances.

Many states and local jurisdictions have enacted “bad boy” laws that allow the agencies that have jurisdiction over waste services contracts or permits to deny or revoke these contracts or permits based on the applicant’s or permit holder’s compliance history.  Some states and local jurisdictions go further and consider the compliance history of the parent, subsidiaries or affiliated companies, in addition to that of the applicant or permit holder. These laws authorize the agencies to make determinations of an applicant’s or permit holder’s fitness to be awarded a contract to operate and to deny or revoke a contract or permit because of unfitness unless there is a showing that the applicant or permit holder has been rehabilitated through the adoption of various operating policies and procedures put in place to assure future compliance with applicable laws and regulations.

Some state and local authorities enforce certain federal laws in addition to state and local laws and regulations. For example, in some states, RCRA, OSHA, parts of the Clean Air Act and parts of the Clean Water Act are enforced by local or state authorities instead of the EPA, and in some states those laws are enforced jointly by state or local and federal authorities.

Public Utility Regulation.  In many states, public authorities regulate the rates that landfill operators may charge.

Seasonality

Based on our industry and our historic trends, we expect our operations to vary seasonally.  Typically, revenue will be highest in the second and third calendar quarters and lowest in the first and fourth calendar quarters.  These seasonal variations result in fluctuations in waste volumes due to weather conditions and general economic activity.  We also expect that our operating expenses may be higher during the winter months due to periodic adverse weather conditions that can slow the collection of waste, resulting in higher labor and operational costs.

Employees

As of December 31, 2016, we have approximately 180 full-time employees.  None of our employees are represented by a labor union. We have not experienced any work stoppages and we believe that our relations with our employees are good.

Properties

Our principal executive office is located at 12540 Broadwell Road, Suite 2104, Milton, Georgia and is an approximately 3,500 sq. ft. office space rented at a rate of $2,600 per month. We also lease approximately 8,500 sq. ft. of office space rented at a rate of $23,000 per month in Bridgeton, Missouri.  It is our belief that such space is adequate for our immediate office needs. Additional space may be required as we expand our business activities, but we do not foresee any significant difficulties in obtaining additional office facilities if deemed necessary.

Our principal property and equipment is comprised of land, a landfill, buildings, vehicles and equipment in the State of Missouri. In addition, we lease real property and own a landfill.  These properties are sufficient to meet the Company’s current operational needs; however, the Company is exploring the potential acquisition and/or leasing of additional properties pursuant to its growth strategies.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. Except as described below, no current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

On September 30, 2016, the SEC issued an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (collectively, the “Order”) against D’Arelli Pruzansky, P.A. (the “Firm”), Joseph D’Arelli, CPA, and Mitchell Pruzansky, CPA (collectively, the “Respondents”). Mr. D’Arelli, currently the Company’s Chief Financial Officer, was a partner and shareholder of the Firm from October 2012 through May 2016. Respondents have consented to the Order pursuant to Offers of Settlement, accepted by the SEC, pursuant to which Respondents neither admitted nor denied the findings in the Order. During a Public Company Accounting Oversight Board (PCAOB) inspection in July 2015, the Firm was informed that it had failed to comply with the SEC’s partner rotation requirements because Mr. D’Arelli and Mr. Pruzansky performed quarterly reviews after being the lead audit partner for five consecutive audits, with respect to two issuer audit clients. In August 2015, the Firm reviewed all of its engagements and self-reported instances of such rotation issue regarding additional issuer audit clients. Respondents have been ordered to cease and desist from committing or causing any violations and any future violations of Sections 10A(j) and 13(a) of the Exchange Act and Rules 10A-2 and 13a-13 thereunder and to pay, jointly and severally, a civil penalty of $50,000.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations.

However, from time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table and text sets forth the names and ages of all our directors and executive officers and our key management personnel as of November 29, 2016. All of our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and subject the terms and conditions of their employment agreements, are elected or appointed to serve until the next Board of Directors meeting following the annual meeting of stockholders, and until their successors are elected and qualified, or until their earlier death, resignation or removal. Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name	Age	Position

Jeffrey Cosman (1)	45	Chief Executive Officer, Chairman of the Board of Directors

Joseph D'Arelli (2)	47	Chief Financial Officer

Walter H. Hall (3)	58	President, Chief Operating Officer, Director

Thomas J. Cowee (4)	59	Director, Audit Committee Chair

Jackson Davis (5)	44	Director, Nominating Committee Chair

Joseph Ardagna (6)	55	Director, Compensation Committee Chair

(1)
Jeffrey Cosman was appointed Chief Executive Officer and Director on October 31, 2014. Mr. Cosman was confirmed as the Chairman of the Board on February 10, 2016.
(2)
Joseph D'Arelli was appointed Chief Financial Officer on November 29, 2016.
(3)
Walter H. Hall was appointed President, Chief Operating Officer, and a member of the Board of Directors on March 11, 2016.
(4)
Thomas J. Cowee was appointed as a member of the Board of Directors and Audit Committee Chair on November 1, 2016.
(5)
Jackson Davis was appointed as a member of the Board of Directors and Nominating Committee Chair on November 1, 2016.
(6)
Joseph Ardagna was appointed as a member of the Board of Directors and Compensation Committee Chair on November 1, 2016.

All directors hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

Officers are appointed by the Board of Directors and serve at the discretion of the Board.

Jeffrey S. Cosman, age 45, Chief Executive Officer, Director

Jeffrey S. Cosman combines over 10 years’ experience in the solid waste industry, which includes local operations, local and regional accounting and corporate finance.  Mr. Cosman has served as the Chief Executive Officer and a Director of the Company since October 31, 2014, and has managed the operations of Here to Serve - Missouri Waste Division, LLC and Here to Serve - Georgia Waste Division, LLC since May 2014. In 2012, Mr. Cosman purchased Rosewood Communication Supply, a warehouse centric telecom parts and supplies distributor. In 2010, Mr. Cosman shifted his career focus back to the solid waste industry, founding, in 2010, Legacy Waste Solutions, LLC, a compressed natural gas consulting business.  Prior to that, in the early 2000’s, Mr. Cosman became involved in start-up technology in the medical device industry, following his work at Republic Services from February 1996 until February 1999, where, in his role in Corporate Finance, Mr. Cosman assisted due diligence of acquisitions, provided accounting guidance in over 168 transactions totaling $1.6 Billion in annualized revenue, supported corporate controllers in monthly reporting and assisted in the preparation of a registration statement for Republic Services. From 1993 through 1996, Mr. Cosman had a career in professional baseball with the New York Mets’ minor league organization.  In addition, Mr. Cosman has experience in mobile-based app development, medical device sales leadership and capital raising. Mr. Cosman holds a B.B.A. in Managerial Finance and Banking and Finance, and a Bachelors of Accountancy from the University of Mississippi.  The Board of Directors believes that Mr. Cosman’s “ground up” experience in the solid waste industry, together with his background in related fields, as well as finance, will support the Company’s growth plans as it moves forward in implementing its transition into the waste industry.

Mr. Cosman is the majority shareholder in Here To Serve Holding Corp, an OTC Markets company based in Milton, Georgia.  Mr. Cosman has approximately 65% of the outstanding shares of Here To Serve Holding Corp.  The Company does not have an arrangement with Here To Serve or Mr. Cosman for past, current or future services to be performed between Here To Serve and Meridian Waste Solutions, Inc. Mr. Cosman may in the future consult from time to time with Here To Serve on matters that do not conflict with the operation of the Company. Mr. Cosman spends several hours a month on Here To Serve.

Additionally, Mr. Cosman has a minority equity interest in Rush The Puck, LLC. The Company does not have an arrangement with Rush The Puck, LLC or Mr. Cosman for past, current or future services to be performed between Rush The Puck LLC and Meridian Waste Solutions, Inc. Mr. Cosman spends approximately one hour per week on Rush The Puck, LLC.

Joseph D'Arelli, age 47, Chief Financial Officer

Joseph D'Arelli, age 47 has almost 25 years of experience in public accounting, including partnership and senior management positions. He has extensive experience in auditing public and private companies in such industries as Waste Management, Financial Services; Broker/Dealers; Distribution and Technology Companies. From October 2012 until May of 2016 he was a Partner/Shareholder at D'Arelli Pruzansky, P.A. and is licensed in the states of Florida and New York. He continues his affiliations with the American Institute of Certified Public Accountants (AICPA), New York State Society of Certified Public Accountants (NYSSCPA), Florida Institute of Certified Public Accountants (FICPA), and is a Certified Public Accountant in the states of Florida and New York. Mr. D'Arelli has a Bachelor's Degree in Accounting from St. John's University.

On September 30, 2016, the SEC issued an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (collectively, the “Order”) against D’Arelli Pruzansky, P.A. (the “Firm”), Joseph D’Arelli, CPA, and Mitchell Pruzansky, CPA (collectively, the “Respondents”). Mr. D’Arelli, currently the Company’s Chief Financial Officer, was a partner and shareholder of the Firm from October 2012 through May 2016. Respondents have consented to the Order pursuant to Offers of Settlement, accepted by the SEC, pursuant to which Respondents neither admitted nor denied the findings in the Order. During a Public Company Accounting Oversight Board (PCAOB) inspection in July 2015, the Firm was informed that it had failed to comply with the SEC’s partner rotation requirements because Mr. D’Arelli and Mr. Pruzansky performed quarterly reviews after being the lead audit partner for five consecutive audits, with respect to two issuer audit clients. In August 2015, the Firm reviewed all of its engagements and self-reported instances of such rotation issue regarding additional issuer audit clients. Respondents have been ordered to cease and desist from committing or causing any violations and any future violations of Sections 10A(j) and 13(a) of the Exchange Act and Rules 10A-2 and 13a-13 thereunder and to pay, jointly and severally, a civil penalty of $50,000.

Walter H. Hall, age 58, President, Chief Operating Officer, Director

Walter H. Hall, age 58, brings 25 years of management experience in the waste industry. Most recently Mr. Hall served as Chief Operating Officer for Advanced Disposal Services, Inc., from 2001 through 2014, where he had direct responsibility for profit and loss decisions, development and implementation of strategic marketplace plans, sales, safety, acquisitions, and coordination of assets and personnel for a company having operations in multiple states with annual revenues in excess of $1 billion. Prior to that, Mr. Hall held positions as President and General Manager with Southland Waste Systems and Southland Waste Systems of Georgia, respectively, following six years with Browning Ferris Industries as District Manager and Regional Operations Manager. Mr. Hall has an undergraduate degree from Mississippi College. The Board of Directors believes that Mr. Hall’s extensive and directly applicable experience within the waste industry makes him ideally qualified to help lead the Company towards continued growth.

Thomas J. Cowee, age 59, Director, Audit Committee Chair

Thomas J. Cowee, age 59, has 37 years of experience in the environmental industry, including 15 years as a Chief Financial Officer. After retiring from Progressive Waste Solutions Ltd in December 2012, Mr. Cowee began serving as a board director for companies and is currently serving as a director for Enviro Group, LLC and STC Investors, LLC, both privately owned environmental companies, positions he has held since 2015. Enviro Group, LLC is a hazardous trucking and transfer company, and STC Investors, LLC is primarily a refinery services and trucking company. Previously Mr. Cowee served as a director on the board of Rizzo Group, LLC, a privately owned solid waste collection, transfer and recycling business from 2014 to 2016, until sold. Mr. Cowee was Vice President and Chief Financial Officer of Progressive Waste Solutions Ltd, from 2005 to 2012. Progressive Waste Solutions Ltd, was a publicly traded solid waste collection, transfer, recycling and landfill business, with operations in the United States and Canada. Mr. Cowee joined IESI Corporation in 1997 as its Chief Financial Officer and in 2000 was appointed Senior Vice President and Chief Financial Officer until IESI Corporation was acquired by Progressive Waste Solutions Ltd in 2005. From 1995 to 1997, he was Assistant Corporate Controller of USA Waste Services, Inc., and from 1979 to 1995 he held various field accounting positions with Waste Management Inc. Mr. Cowee has a B.Sc. in accounting from The Ohio State University. Mr. Cowee is qualified to serve on our Board of Directors because of his extensive experience in the environmental and waste industry, including serving as a director.

Jackson Davis, age 44, Director, Nominating Committee Chair

Jackson Davis, age 44, has more than 20 years of experience in technology and technology leadership, previously holding roles with software development companies providing mobile infrastructure management and wholesale financing solutions. Mr. Davis holds a BSBA in Decision Science with concentration in Management Information Systems from East Carolina University and has extensive experience in guiding organizational business strategy to propel improvement and maximum impact, while focusing on cost-efficiency and productivity. He is currently Director of Financial and Business Services Applications for Cox Enterprises a leading communications, media, and automotive services company with revenues of $18 billion. Prior to Joining Cox Enterprises in July of 2016; Mr. Davis held various roles at Cox Communications, most recently being Director of Corporate Business Systems, from August 2002 through July 2016. Mr. Davis is qualified to serve on our Board of Directors because of his extensive experience in the fields of technology and infrastructure management.

Joseph Ardagna, age 55, Director, Compensation Committee Chair

Joseph Ardagna, age 55, brings 30 years of experience of managing businesses in the restaurant industry. Mr. Ardagna is currently an owner/operator of Peace, Love and Pizza, a chain of pizza restaurants in Atlanta, founded in December 2012. Mr. Ardagna is responsible for all aspects of the business including overseeing the operation of four pizza restaurants and the construction of a new store scheduled to open in February 2017. Prior to that, from 1990 until 2012, Mr. Ardagna owned and operated Taco Mac Restaurants, a 28-restaurant chain in Atlanta and the Carolinas having approximately $90 million in yearly sales at such time, as one of the two founding partners responsible for managing the business, where he oversaw all aspects of the business, including finance, legal, compensation, site selection, design and development, licensing and brand development. Mr. Ardagna sold a majority of his interest in Taco Mac Restaurants to a private equity group in 2012, but currently still sits on its board of directors. In 2013, Mr. Ardagna started a new venture in the restaurant industry in Atlanta and currently oversees the operation of four pizza restaurants and the construction of a new store scheduled to open in February 2017. Mr. Ardagna has an undergraduate degree from Bowdoin College in 1984 and serves on the Board of Trustees at the New Hampton School in New Hampshire. Mr. Ardagna is qualified to serve on our Board of Directors because his extensive business experience.

Board Composition and Director Independence

As of the date of this prospectus, our board of directors consists of five members: Mr. Jeffrey Cosman, Mr. Walter Hall, Mr. Thomas J. Cowee, Mr. Jackson Davis and Mr. Joe Ardagna. The directors will serve until our next annual meeting and until their successors are duly elected and qualified.

The Company defines “independent” as that term is defined in Rule 5605(a)(2) of the Nasdaq listing standards. In making the determination of whether a member of the board is independent, our board considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported under the caption “Related Party Transactions”. The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. On the basis of such review and its understanding of such relationships and transactions, our board affirmatively determined that Mr. Cowee, Mr. Davis and Mr. Ardagna are qualified as independent.

Board Committees

Our board of directors has established an audit committee, a nominating and corporate governance committee, and a compensation committee. Each committee has its own charter, which is available on our website at www.mwsinc.com. Information contained on our website is not incorporated herein by reference. Each of the board committees has the composition and responsibilities described below.

Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee consists of Mr. Cowee, Mr. Davis and Mr. Ardagna, each of whom qualifies as “independent” within the meaning of Rule 10A-3 under the Exchange Act and the Nasdaq Stock Market Rules. Mr. Thomas J. Cowee has been appointed as the Chair of the Audit Committee, effective November 1, 2016. Our board has determined that Mr. Cowee is currently qualified as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee oversees our accounting and financial reporting processes and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Audit Committee include, without limitation:

  ●
selecting and recommending to our board of directors the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;

  ●
approving the fees to be paid to the independent registered public accounting firm;

  ●
helping to ensure the independence of the independent registered public accounting firm;

  ●
overseeing the integrity of our financial statements;

  ●
preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

  ●
resolving any disagreements between management and the auditors regarding financial reporting;

  ●
reviewing with management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies;

  ●
reviewing and approving all related-party transactions; and

  ●
overseeing compliance with legal and regulatory requirements.

Compensation Committee

We have a stand-alone Compensation Committee, which consists of Mr. Ardagna, Mr. Davis and Mr. Cowee, each of whom is “independent” within the meaning of the Nasdaq Stock Market Rules. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the board of directors in the discharge of its responsibilities relating to the compensation of the board of directors and our executive officers. Mr. Ardagna has been appointed as the Chair of the Compensation Committee, effective November 1, 2016.

The Compensation Committee’s compensation-related responsibilities include, without limitation:

  ●
reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

  ●
reviewing, approving and recommending to our board of directors on an annual basis the evaluation process and compensation structure for our other executive officers;

  ●
providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;

  ●
reviewing our incentive compensation and other equity-based plans and recommending changes in such plans to our board of directors as needed, and exercising all the authority of our board of directors with respect to the administration of such plans;

  ●
reviewing and recommending to our board of directors the compensation of independent directors, including incentive and equity-based compensation; and

  ●
selecting, retaining and terminating such compensation consultants, outside counsel or other advisors as it deems necessary or appropriate.

Nominating and Corporate Governance Committee

We have a stand-alone Nominating and Corporate Governance Committee, which consists of  Mr. Cowee, Mr. Davis and Mr. Ardagna, each of whom is “independent” within the meaning of the Nasdaq Stock Market Rules. The purpose of the Nominating and Corporate Governance Committee is to recommend to the board nominees for election as directors and persons to be elected to fill any vacancies on the board, develop and recommend a set of corporate governance principles and oversee the performance of the board. Mr. Davis has been appointed as the Chair of the Nominating Committee, effective November 1, 2016.

The Nominating and Corporate Governance Committee’s responsibilities include:

  ●
recommending to the board of director nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the board;

  ●
considering candidates proposed by stockholders in accordance with the requirements in the Nominating and Corporate Governance Committee charter;

  ●
overseeing the administration of the Company’s code of business conduct and ethics;

  ●
reviewing with the entire board of directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the board as a whole;

  ●
the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;

  ●
recommending to the board of directors on an annual basis the directors to be appointed to each committee of the board of directors;

  ●
overseeing an annual self-evaluation of the board of directors and its committees to determine whether it and its committees are functioning effectively; and

  ●
developing and recommending to the board a set of corporate governance guidelines applicable to the Company.

The Nominating and Corporate Governance Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Nominating and Corporate Governance Committee is authorized to retain independent legal and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our corporate website at www.mwsinc.com. We expect that any amendments to such code, or any waivers of its requirements, will be disclosed on our website.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned, in all capacities, during the fiscal years ended December 31, 2015 and 2014 by each of the executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Total

Jeffrey Cosman (1) (2)	2015	$500,000	$7,216,180	(3)	$7,716,180
Chief Executive Officer, Director	2014	$574,017	$0		$574,017
Anthony Merante (1)	2015	--	--		--
former Chief Executive Officer, former Chief Financial Officer, former Director	2014	0	0		0
Walter H. Hall, Jr.	2015	--	--		--
President, Chief Operating Officer, Director (4)	2014	--	--		--
Joseph D'Arelli	2015	--	--		--
Chief Financial Officer (5)	2014	--	--		--

(1)	Anthony Merante, former Director, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Corporate Secretary resigned from all positions effective as of October 31, 2014.
(2)
Effective October 31, 2014, Jeffrey S. Cosman was appointed Chief Executive Officer of the Company and Director. All of Mr. Cosman’s salary was accrued for 2014; $187,500 of Mr. Cosman’s salary was accrued for 2015.

(3)	Mr. Cosman received 279,543 shares of Common Stock, having a grant date fair market value of $1.29 per share.
(4)	Mr. Hall was appointed President, Chief Operating Officer and Director on March 11, 2016.
(5)	Mr. D'Arelli was appointed Chief Financial Officer on November 29, 2016.

Option Grants

We did not grant any options to any of our executive officers during the years ended December 31, 2015 and 2014.

Compensation of Directors

At this time, our directors do not receive a fee for physical attendance at each meeting of the Board of Directors or a committee thereof.

Securities Authorized for Issuance under Equity Compensation Plan

Effective March 10, 2016, the Board approved, authorized and adopted the 2016 Equity and Incentive Plan (the “Plan”) and certain forms of ancillary agreements to be used in connection with the issuance of stock and/or options pursuant to the Plan (the “Plan Agreements”). The Plan provides for the issuance of up to 375,000 shares of common stock, par value $0.025 per share, of the Company through the grant of non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) and restricted stock (the “Restricted Stock”) to directors, officers, consultants, attorneys, advisors and employees.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights compensation plans (excluding securities reflected in column (a)) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	0	0	0

Equity compensation plans not approved by security holders	212,654	0	375,000

Total	212,654	0	375,000

Compensation-Setting Process

During 2015, our board of directors was responsible for overseeing our executive compensation program, establishing our executive compensation philosophy, and determining specific executive compensation, including cash and equity. Upon effectiveness of the registration statement of which this prospectus forms a part, we intend to establish our Compensation Committee, which will consist of three independent directors. Unless otherwise stated, the discussion and analysis below is based on decisions by the board of directors.

During 2015, our board of directors considered one or more of the following factors when setting executive compensation, as further explained in the discussions of each compensation element below:

  ●
the experiences and individual knowledge of the members of our board of directors regarding executive compensation, as we believe this approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure;

  ●
corporate and/or individual performance, as we believe this encourages our executive officers to focus on achieving our business objectives;

  ●
the executive’s existing equity award and stock holdings; and

  ●
internal pay equity of the compensation paid to one executive officer as compared to another — that is, that the compensation paid to each executive should reflect the importance of his or her role to the company as compared to the roles of the other executive officers, while at the same time providing a certain amount of parity to promote teamwork.

With our transition to being a company listed on Nasdaq, our compensation program following this offering may, over time, vary significantly from our historical practices. For example, we expect that following this offering, in setting executive compensation, the new compensation committee may review and consider, in addition to the items above, factors such as the achievement of predefined milestones, tax deductibility of compensation, the total compensation that may become payable to executive officers in various hypothetical scenarios, the performance of our common stock and compensation levels at public peer companies.

Executive Compensation Program Components

Base Salary

We provide base salary as a fixed source of compensation for our executive officers, allowing them a degree of certainty when having a meaningful portion of their compensation “at risk” in the form of equity awards covering the shares of a company for whose shares there has been limited liquidity to date. The board of directors recognizes the importance of base salaries as an element of compensation that helps to attract highly qualified executive talent.

Base salaries for our executive officers were established primarily based on individual negotiations with the executive officers when they joined us and reflect the scope of their anticipated responsibilities, the individual experience they bring, the board members’ experiences and knowledge in compensating similarly situated individuals at other companies, our then-current cash constraints, and a general sense of internal pay equity among our executive officers.

The board does not apply specific formulas in determining base salary increases. In determining base salaries for 2015 for our continuing named executive officers, no adjustments were made to the base salaries of any of our named executive officers as the board determined, in their independent judgment and without reliance on any survey data, that existing base salaries, taken together with other elements of compensation, provided sufficient fixed compensation for retention purposes.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Jeffrey Cosman - Employment Agreement, Director Agreement and Restricted Stock Agreement

On March 11, 2016, the Company entered into an employment agreement with Mr. Cosman, which the parties amended as of November 29, 2016  and as of December 5, 2016 (as amended, the “Cosman Employment Agreement”). Mr. Cosman is currently the Chief Executive Officer and Chairman of the Board of Directors of the Company, and prior to the execution and delivery of the Cosman Employment Agreement, terms of Mr. Cosman’s employment were governed by that certain previous employment agreement assumed by the Company in connection with the Company’s purchase of certain membership interests owned by such previous employer on October 17, 2014. The Cosman Employment Agreement has an initial term from March 11, 2016 through December 31, 2017, and the term will automatically renew for one (1) year periods unless otherwise terminated in accordance with the terms therein. Mr. Cosman will receive a base salary of $525,000 and Mr. Cosman’s compensation will increase by 5% on January 1 of each year. Mr. Cosman may also receive a cash bonus based on the Company’s performance relative to its annual target performance, as well as an annual equity bonus in the form of options, in accordance with the Company’s 2016 Equity and Incentive Plan (the “Plan”) and subject to the restrictions contained therein, in an amount equivalent to 6% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities during the preceding year. The exercise price of such options shall be the closing price of the Company’s common stock on the date of grant, or such higher price as may be required pursuant to the Plan.

Upon any termination of Mr. Cosman’s employment with the Company, except for a termination for Cause (as such term is defined therein), Mr. Cosman shall be entitled to a severance payment equal to the greater of (i) two years’ worth of the then--existing base salary and (ii) the last year’s bonus.

On March 11, 2016, the Company entered into a director agreement with the Company’s Chairman of the Board and Chief Executive Officer, Jeffrey Cosman, as amended by the First Amendment to Director Agreement entered into by the parties on April 13, 2016 (the “Cosman Director Agreement”).

On March 11, 2016, the Company entered into a restricted stock agreement with Mr. Cosman (the “Cosman Restricted Stock Agreement”), pursuant to which 212,654 shares of the Company's common stock, subject to certain restrictions set forth in the Cosman Restricted Stock Agreement, were issued to Mr. Cosman pursuant to the Cosman Employment Agreement and the Plan.

Joseph D'Arelli - Employment Agreement

On November 29, 2016, the Company entered into an executive employment agreement with Mr. D'Arelli  which the parties amended as of December 5, 2016 (as amended, the “D'Arelli Employment Agreement”). Since Mr. D'Arelli previously served as the Company's Corporate Controller. Under the D'Arelli Employment Agreement, Mr. D'Arelli shall serve as the Chief Financial Officer of the Company for an initial term of twenty-four (24) months, with automatic renewal for one (1) year periods thereafter, unless otherwise terminated pursuant to the terms contained therein. Mr. D'Arelli will receive a base salary of $300,000. Mr. D'Arelli may also receive an annual bonus of up to $50,000, or such larger amount approved by the Board, as well as an annual equity bonus (in the form of options, in accordance with the Plan and subject to the restrictions contained therein) in an amount equivalent to 0.5% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities during the preceding year. The exercise price of such options shall be the closing price of the Company’s common stock on the date of grant, or such higher price as may be required pursuant to the Plan. Additionally, Mr. D'Arelli has received 15,000 restricted shares of the Company's common stock in connection with his employment.

Walter H. Hall, Jr. - Director Agreement and Employment Agreement

On March 11, 2016, the Company entered into a director agreement with Mr. Walter H. Hall, Jr., as amended by the First Amendment to Director Agreement entered into by the parties on April 13, 2016 (the “Hall Director Agreement”), concurrent with Mr. Hall’s appointment to the Board of Directors of the Company (the “Board”) effective March 11, 2016 (the “Effective Date”).

On March 11, 2016, the Company entered into an executive employment agreement with Mr. Hall which the parties amended as of December 5, 2016 (as amended, the “Hall Employment Agreement”). Under the Hall Employment Agreement, Mr. Hall shall serve as the President and Chief Operating Officer of the Company for an initial term of thirty-six (36) months, with automatic renewal for one (1) year periods thereafter, unless otherwise terminated pursuant to the terms contained therein. Mr. Hall will receive a base salary of $300,000 beginning upon the Company’s closing of acquisitions in the aggregate amount of $35,000,000 from the date the Hall Employment Agreement is executed. Mr. Hall may also receive an annual bonus of up to $175,000, or such larger amount approved by the Board, as well as an annual equity bonus (in the form of options, in accordance with the Plan and subject to the restrictions contained therein) in an amount equivalent to 2% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities. Additionally, Mr. Hall received 100,000 restricted shares of the Company’s common stock upon the execution of the Hall Employment Agreement. The exercise price of such options shall be the closing price of the Company’s common stock on the date of grant, or such higher price as may be required pursuant to the Plan.

Thomas J. Cowee  Director Agreement

On November 1, 2016, the Company entered into a director agreement with Thomas J. Cowee (the “Cowee Director Agreement”). Under the Cowee Director Agreement, Mr. Cowee shall serve as Director for an initial term to last until the next annual stockholders meeting, unless otherwise ending pursuant to the terms contained therein. Mr. Cowee will receive a monthly cash stipend of $1,500 for his service as a Director, which shall increase to $2,000 per month for as long as he serves as a chair of either the Audit Committee, Compensation Committee or Nominating Committee. Mr. Cowee may also receive additional cash stipends for attending meetings of the Board and committee meeting, whether in-person or telephonically. Additionally, Mr. Cowee was issued One Thousand (1,000) shares of the Company's common stock upon the execution of the Cowee Director Agreement, and, upon the last day of each fiscal quarter commencing in the quarter when the Cowee Director Agreement became effective, the number of shares of the Company's common stock equivalent to $7,500, as determined based on the average closing price on the three trading days immediately preceding the last day of such quarter. Mr. Cowee also received, upon execution of the Cowee Director Agreement, a non-qualified stock option to purchase up to Three Thousand Seven Hundred Fifty (3,750) shares of the Company's common stock at an exercise price per share equal to $20.00, which shall be exercisable for a period of five years and vest in equal amounts over a period of three years at the rate of Three Hundred Thirteen (313) shares per fiscal quarter at the end of such quarter, commencing in the quarter in which the Cowee Director Agreement became effective, and pro-rated for the number of days the Mr. Cowee serves on the Board during the fiscal quarter.

Jackson Davis Director Agreement and Non-Qualified Stock Options Agreement

On November 1, 2016, the Company entered into a director agreement with Jackson Davis (the “Davis Director Agreement”). Under the Davis Director Agreement, Mr. Davis shall serve as Director for an initial term to last until the next annual stockholders meeting, unless otherwise ending pursuant to the terms contained therein. Mr. Davis will receive a monthly cash stipend of $1,500 for his service as a Director, which shall increase to $2,000 per month for as long as he serves as a chair of either the Audit Committee, Compensation Committee or Nominating Committee. Mr. Davis may also receive additional cash stipends for attending meetings of the Board and committee meeting, whether in-person or telephonically. Additionally, Mr. Davis was issued One Thousand (1,000) shares of the Company's common stock upon the execution of the Davis Director Agreement, and, upon the last day of each fiscal quarter commencing in the quarter when the Davis Director Agreement became effective, the number of shares of the Company's common stock equivalent to $7,500, as determined based on the average closing price on the three trading days immediately preceding the last day of such quarter. Mr. Davis also received, upon execution of the Davis Director Agreement, a non-qualified stock option to purchase up to Three Thousand Seven Hundred Fifty (3,750) shares of the Company's common stock at an exercise price per share equal to $20.00, which shall be exercisable for a period of five years and vest in equal amounts over a period of three years at the rate of Three Hundred Thirteen (313) shares per fiscal quarter at the end of such quarter, commencing in the quarter in which the Davis Director Agreement became effective, and pro-rated for the number of days the Mr. Davis serves on the Board during the fiscal quarter.

Joseph Ardagna Director Agreement and Non-Qualified Stock Options Agreement

On November, 2016, the Company entered into a director agreement with Joseph Ardagna (the “Ardagna Director Agreement”). Under the Ardagna Director Agreement, Mr. Ardagna shall serve as Director for an initial term to last until the next annual stockholders meeting, unless otherwise ending pursuant to the terms contained therein. Mr. Ardagna will receive a monthly cash stipend of $1,500 for his service as a Director, which shall increase to $2,000 per month for as long as he serves as a chair of either the Audit Committee, Compensation Committee or Nominating Committee. Mr. Ardagna may also receive additional cash stipends for attending meetings of the Board and committee meeting, whether in-person or telephonically. Additionally, Mr. Ardagna was issued One Thousand (1,000) shares of the Company's common stock upon the execution of the Ardagna Director Agreement, and, upon the last day of each fiscal quarter commencing in the quarter when the Ardagna Director Agreement became effective, the number of shares of the Company's common stock equivalent to $7,500, as determined based on the average closing price on the three trading days immediately preceding the last day of such quarter. Mr. Ardagna also received, upon execution of the Ardagna Director Agreement, a non-qualified stock option to purchase up to Three Thousand Seven Hundred Fifty (3,750) shares of the Company's common stock at an exercise price per share equal to $20.00, which shall be exercisable for a period of five years and vest in equal amounts over a period of three years at the rate of Three Hundred Thirteen (313) shares per fiscal quarter at the end of such quarter, commencing in the quarter in which the Ardagna Director Agreement became effective, and pro-rated for the number of days the Mr. Ardagna serves on the Board during the fiscal quarter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2016, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated.

This table is prepared based on information supplied to us by the listed security holders, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the SEC.

Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

Shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table below.

Shareholder	Common Stock Owned Beneficially	Percent of Class (1)	Series A Preferred Stock Owned Beneficially	Percent of Class (2)

Jeffrey Cosman, Chief Executive Officer, Chairman(3)	500,580	29.47%	51	100%
12540 Broadwell Road, Suite 2104
Milton, GA 30004

Joseph D'Arelli, Chief Financial Officer	15,000	*%		0%
12540 Broadwell Road, Suite 2104
Milton. GA 30004

Walter H. Hall	100,350	5.91%		0%
12540 Broadwell Road, Suite 2104
Milton, GA 30004

Joseph Ardagna	1,000	*%		0%
12540 Broadwell Road, Suite 2104
Milton, GA 30004

Jackson Davis	1,000	*%		0%
12540 Broadwell Road, Suite 2104
Milton, GA 30004

Thomas Cowee	1,000	*%		0%
12540 Broadwell Road, Suite 2104
Milton, GA 30004

All directors and officers as a group (5 persons)(3)	618,930(5)	36.44%	51	100%

5% or greater shareholders

CC2G Holdings, LLC	200,306	11.79%	0	0%
651 Sunbridge Drive
Chesterfield, MO 63017

The Reich Family Trust	200,306	11.79%	0	0%
4721 Butler Crossing Court
Saint Louis MO 63128

Charles E. Barcom	203,866	12.00%	0	0%
1920 Briarfield Drive
Lake St. Louis, MO 63367

Timothy Drury(4)	87,500	5.15%	0	0%
15 Squires Lane
St. Louis, Mssouri 63131

The Goldman Sachs Group, Inc.(5)	143,726	7.80%	0	0%
200 West Street
New York, NY 10282
	1,454,634	78.96%	51	100
* denoted less than 1%

______________
(1)
Based on a total of 1,698,569 shares of common stock outstanding as of December 31, 2016, except as otherwise indicated.
(2)
Based on a total of 51 shares of Series A Preferred outstanding as of December 31, 2016.
(3)
Includes 1,560 shares of the common stock of the Company issued to Rush the Puck, LLC, a limited liability company in which Mr. Cosman is the sole member. This amount does not include 212,654 shares of restricted stock issued to Mr. Cosman, which vested but has not yet been issued.
(4)
Does not include 140,306 shares of common stock issuable pursuant to that certain Convertible Promissory Note made by the Company on December 22, 2015 assuming conversion on November 29, 2016. Such shares may not be converted if such conversion will result in the holder owning greater than 4.99% of the Company’s common stock after such conversion.
(5)
Assumes full exercise of Amended and Restated Purchase Warrant for Common Shares dated July 19, 2016, calculated on a fully-diluted basis, assuming outstanding shares of Series C Preferred Stock.

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Changes in Control

We are not aware of any arrangements that may result in changes in control as that term is defined by the provisions of Item 403(c) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

None of our officers, directors, proposed director nominees, beneficial owners of more than 10% of our shares of common stock, or any relative or spouse of any of the foregoing persons, or any relative of such spouse who has the same house as such person or who is a director or officer of any parent or subsidiary of our Company, has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party. In the event a related party transaction is proposed, such transaction will be presented to our board of directors for consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties. The Company does not believe that the provisions of Item 404(c) of Regulation S-K apply to our chief executive officer, Mr. Cosman, as a control person of the Company because the Company is not a shell company and Mr. Cosman is not part of a group, consisting of two or more persons that agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company.

On January 7, 2015, in an effort to give investors a more concentrated presence in the waste industry the Company sold the capitalized software assets of Here to Serve Technology, LLC (HTST) to Mobile Science Technologies, Inc., a Georgia corporation (MSTI), a related party due to its being owned by some of the shareholders of the Company. No gain or loss was recognized on this transaction as the Company received equity equal to book value ($434,532) of the capitalized software in the exchange. This represents approximately 15% of the equity of MSTI and is reflected in the accompanying balance sheet as “investment in related party affiliate”. The Company's investment of 15% of the common stock of MSTI is accounted for under the equity method because the company exercises significant influence over its operating and financial activities. Significant influence is exercised because both Companies have a Board Member in common. Accordingly, the investment in MSTI is carried at cost, adjusted for the Company's proportionate share of earnings or losses.

Any future transactions or loans between us and our officers, directors, principal stockholders or affiliates will be on terms no less favorable to us than could be obtained from an unaffiliated third party, and will be approved by a majority of disinterested directors.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value of $0.025 per share, and 5,000,000 shares of preferred stock, par value of $0.001 per share. As of December 31, 2016 there were 1,698,569 shares of our common stock issued and outstanding held by 42 holders of record. We currently have (i) 51 shares of Series A Preferred Stock authorized of which 51 shares of Series A Preferred Stock are issued and outstanding; (ii) 71,120 shares of Series B Preferred Stock authorized of which 0 shares of Series B Preferred Stock are issued and outstanding; (iii) 67,361 shares of Series C Preferred Stock authorized of which 35,750 shares of Series C Preferred Stock are issued and outstanding; and (iv) 4,861,468 shares of undesignated “blank check” preferred stock.

Units

Each unit consists of one share of common stock, $0.025 par value per share, and one warrant to purchase one share of our common stock, each as described further below.  The units will not be issued or certificated. Purchasers will receive only shares of common stock and warrants. The common stock and warrants may be transferred separately immediately upon issuance.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;

●	industry practice;

●	our financial condition and performance;

●	our future prospects;

●	our cash needs and capital investment plans;

●	our obligations to holders of any preferred stock we may issue;

●	income tax consequences; and

●	the restrictions New York and other applicable laws and our credit arrangements may impose, from time to time.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Warrants Offered Hereby

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of the warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part of. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercisability.  The warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise.  In the event that a registration statement covering shares of common stock underlying the warrants, or an exemption from registration, is not available for the resale of such shares of common stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the warrants.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

Warrant Agent and Exchange Listing. The warrants will be issued in registered form under a warrant agency agreement between Issuer Direct Corporation, as warrant agent, and us.

Fundamental Transactions.  If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each a “Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder.  Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Governing Law.  The warrants and the warrant agency agreement are governed by New York law.

Preferred Stock

General

The Company has 5,000,000 authorized shares of preferred stock par value $0.001 per share, which have three classes. The Series A Preferred Stock has 51 shares issued and outstanding, the Series B Preferred Stock has 0 shares issued and outstanding and the Series C Preferred Stock has 12,750 shares issued and outstanding.

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any shares of preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Series A Preferred Stock

Each share of the Series A Preferred Stock has no conversion rights, is senior to any other class or series of capital stock of the Company and special voting rights. Each one (1) share of Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y)  0.49, minus (z) the Numerator.

The Company and the holder(s) of the Series A Preferred Stock intend to reach agreement providing for the cancelation of the Series A Preferred Stock at such time that the holder(s) no longer have in place any personal guaranties on the Company's liabilities, provided that such disposition of the Series A Preferred Stock by the holder(s) thereof would not result in an event of default under any material contract of the Company. There can be no assurances, however, that any such agreement with respect to the terms of the Series A Preferred Stock will occur.

Series B Preferred Stock

Holders of the Series B Preferred Stock shall be entitled to receive when and if declared by the Board of Directors cumulative dividends at a rate of twelve percent (12%) of the Original Issue Price.  In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, immediately prior and in preference to any distribution to holders of the Company’s common stock, an amount per share equal to the sum of $100.00 and any accrued and unpaid dividends of the Series B Preferred Stock.  Each share of Series B Preferred Stock may be converted at the option of the holder into the Company’s common stock.  The shares shall be converted using the “Conversion Formula” set forth in the Series B Preferred Stock Certificate of Designations, which is equal to the Original Issue Price divided by 75% of the average closing bid price of the Common Stock for the five (5) consecutive trading days ending on the trading day of the receipt by the Company of the applicable notice of conversion. In no event shall a holder of Series B Preferred Stock be entitled to make conversions that would result in beneficial ownership by such holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company. The Series B Preferred Stock may be redeemed at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price per share equal to $100 per share, plus any accrued and unpaid dividends on the shares to be redeemed; provided, however, that if there are any accrued yearly dividends on the Series B Preferred Stock which have not been paid or declared and a sum sufficient for the payment thereof set apart, the Company may not redeem any shares of Series B Preferred Stock unless all then outstanding shares of such stock are so redeemed.

There are currently no shares of Series B Preferred Stock outstanding.

Series C Preferred Stock

Holders of the Series C Preferred Stock shall be entitled to receive dividends out of any assets legally available at a rate of eight percent (8%) per share per annum, payable quarterly. In the event of any liquidation, dissolution or winding up of the Company,  either voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive, immediately prior and in preference to any distribution to the holders of the Company's other equity securities, including the Common Stock, Series A Preferred Stock, and Series B Preferred Stock, a liquidation preference equal to $22.40 per share plus all accrued and unpaid dividends of the Series C Preferred Stock. Each share of Series B Preferred Stock may be converted at the option of the holder into an amount of shares of Common Stock equal to the stated value of the Series C Preferred Stock, as well as accrued but unpaid declared dividends on such Series C Preferred Stock, divided by the conversion price of $12.94 per share (reflecting adjustment to the price of $22.40 per share, pursuant to the reverse stock split effected November 3, 2016), subject to further adjustments as set forth in the Series C Designations. Upon a Qualified Offering, the shares of Series C Preferred Stock will be automatically converted at a conversion price equal to the lower of $12.94 per share (reflecting adjustment to the price of $22.40 per share, subject to adjustment, pursuant to the reverse stock split effected November 3, 2016), or the per share price that reflects a 20% discount to the price of the Common Stock pursuant to such Qualified Offering. Assuming a public offering price per unit of $7.55, the Series C Preferred Stock would convert into 591,887 shares of common stock at a conversion price of $6.04 per share at the closing of this offering. Additionally, the Series C Designations provide for additional shortfall conversions, pursuant to which holders of Series C Preferred Stock may, subject to certain conditions, be issued additional shares of Common Stock by the Company. In no event shall a holder of Series C Preferred Stock be entitled to make conversions that would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company; provided, that the foregoing shall not apply to any person exercising rights pursuant to the Amended and Restated Warrant or any affiliate or transferee thereof and provided further that such restrictions may be waived by the holder upon not less than 61 days' notice to the Company.

Goldman, Sachs & Co. Warrant; Warrant Cancellation and Stock Issuance Agreement

The Company has outstanding the Amended and Restated Warrant issued to Goldman, Sachs & Co. for the purchase of (i) shares of the Company's common stock equivalent to a 6.5% of the total number of outstanding shares of the Company's common stock on a fully-diluted basis and (ii) shares of the Company's Series C Preferred Stock equivalent to a 6.5% of the total number of outstanding shares of the Company's Series C Preferred Stock, exercisable on or before December 22, 2023.

Pursuant to that certain Amended and Restated Warrant Cancellation and Stock Issuance Agreement, upon the closing of the offering of which this Prospectus is a part, the Amended and Restated Warrant will be cancelled and the Company will issue to Goldman, Sachs & Co. restricted shares of Common Stock in the amount equal to a 6.5% ownership interest in the Company calculated on a fully-diluted basis, which includes the shares of Common Stock issued pursuant to this Offering, but excludes all warrants issued pursuant to this Offering and all shares underlying such warrants, pursuant to the terms and conditions of the Warrant Cancellation and Stock Issuance Agreement. In connection with  the Warrant Cancellation and Stock Issuance Agreement, the Company and Goldman, Sachs & Co. will enter into that certain Registration Rights Agreement, pursuant to which Goldman, Sachs & Co. will be granted certain registration rights with respect to the shares to be issued pursuant to the Warrant Cancellation and Stock Issuance Agreement. Pursuant to the Warrant Cancellation Agreement, Goldman, Sachs & Co. entered into a lock-up agreement, prohibiting the offer for sale, issue, sale, contract for sale, pledge or other disposition of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus, and no registration statement for any of our common stock owned by Goldman, Sachs & Co. can be filed during such lock-up period (the “Lock-up Period”).

It is anticipated that the rights granted to Goldman, Sachs & Co. pursuant to the Registration Rights Agreement, to be delivered in connection with the Warrant Cancellation and Stock Issuance Agreement, will include:

●
demand registration rights, providing that the holder may demand that the Company file registration statements, including a shelf registration statement (if the Company is eligible at such time to utilize a shelf registration for such shares) at any time;
●
piggyback registration rights, providing that the holder be given notice of a proposed registration of Equity Securities in connection with an underwritten public offering of such Equity Securities and upon request of holder, the Company shall cause such shares to be registered;
●
preemptive rights to participate pro rata in raises of senior capital (including Equity Securities, indebtedness, debt securities other than shares of Common Stock (or Equity Securities convertible or exercisable or exchangeable (directly or indirectly) for Common Stock) or first lien indebtedness for borrowed money;
●
information rights and the right to appoint a non-voting observer to the Company's Board of Directors; and
●
indemnification rights;
provided, however, that such rights will not be exercisable during the Lock-up Period.

Options

There are no options currently outstanding.

UNDERWRITING

Joseph Gunnar & Co., LLC is acting as representative of the underwriters of this offering. We have entered into an underwriting agreement dated                 , 2016 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase from us, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of units listed next to its name in the following table:

Underwriters	Number of Units
Joseph Gunnar & Co., LLC
Axiom Capital Management, Inc.
Total

The underwriters are committed to purchase all units offered by us other than those covered by the over-allotment option described below, if any are purchased. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters are offering the units subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the units offered by us to the public at the public offering price set forth on the cover of the prospectus. After the units are released for sale to the public, the underwriters may change the offering price and other selling terms at various times.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 337,748 additional units from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares and warrants included in the units covered by the option at the public offering price per share or warrant that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $2,550,000 and the total net proceeds, before expenses, to us will be $2,371,500.

Discount

The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

Total
	Per Unit	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before other expenses, to us	$	$	$
Non-accountable expense allowance (0.75%)(1)	$	$	$

(1)
We have agreed to pay a non-accountable expense allowance to the underwriters equal to 0.75% of the gross proceeds received in this offering; provided, however, the expense allowance of 0.75% is not payable with respect to the securities sold upon exercise of the underwriters’ over-allotment option.

We are required to pay an expense deposit of $50,000 to the representative for out-of-pocket-accountable expenses, which will be applied against accountable expenses (in compliance with FINRA Rule 5110(f)(2)(c)) that will be paid by us to the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, the $50,000 expense deposit paid to the representative will be returned to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C). In addition, we have agreed to pay to the representative a non-accountable expense allowance equal to 0.75% of the aggregate gross proceeds of this offering; provided, however, the expense allowance of 0.75% is not payable with respect to the shares of common stock and warrants sold upon exercise of the underwriters over-allotment option. We have also agreed to reimburse the representative for fees and expenses of legal counsel to the representative in an amount not to exceed $75,000, fees and expenses related to the use of book building, prospectus tracking and compliance software for the offering in the amount of $29,500, up to $15,000 for background checks of our officers and directors, up to $2,500 for the costs associated with bound volumes of the public offering materials as well as commemorative mementos, and out-of-pocket fees and expenses of the representative for marketing and roadshows for the offering not to exceed $20,000.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and non-accountable expense allowance, will be approximately $614,140.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers and directors, and certain of our stockholders, have agreed not to, without the prior written consent of the representative, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, for a period of 180 days from the date of this prospectus, in the case of our directors and officers, and 90 days from the date of this prospectus, in the case of our principal stockholders.

Right of First Refusal

Subject to certain conditions, we have granted the representative of the underwriters in the offering, for a period of 24 months after the effective date of this prospectus, a right of first refusal to act as sole and exclusive investment banker, book-runner, financial advisor, underwriter and/or placement agent, at the representative’s sole and exclusive discretion, for each and every future public or private equity or debt offering, including all equity linked financings during such 24 month period, on terms customary to the representative.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares and warrants to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●
Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●
Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities that underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

●
Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on the The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the The Nasdaq Capital Market or on the OTCQB in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of common stock and warrants will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of common stock and warrants has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

  (a)
to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

  (c)
to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

  (d)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock and warrants shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The common stock and warrants have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the common stock and warrants have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non- qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common stock and warrants cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common stock and warrants have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The common stock and warrants offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA), nor have such common stock and warrants been registered for sale in Israel. The common stock and warrants may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock and warrants being offered. Any resale in Israel, directly or indirectly, to the public of the common stock and warrants offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common stock and warrants may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

  ●
to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

  ●
in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the common stock and warrants or distribution of any offer document relating to the common stock and warrants in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

  ●
made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

  ●
in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common stock and warrants being declared null and void and in the liability of the entity transferring the common stock and warrants for any damages suffered by the investors.

Japan

The common stock and warrants have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common stock and warrants may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common stock and warrants may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common stock and warrants is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The common stock and warrants have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common stock and warrants have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common stock and warrants in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common stock and warrants be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The common stock and warrants may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common stock and warrants have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock and warrants will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the common stock and warrants have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common stock and warrants within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common stock and warrants, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for common stock and warrants is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the common stock and warrants. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common stock and warrants may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common stock and warrants  has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Transfer Agent

Our stock transfer agent is Issuer Direct Corporation, 500 Perimeter Park Drive, Morrisville, NC 27560.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Lucosky Brookman LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Greenberg Traurig, LLP, New York, New York.

  EXPERTS

The financial statements of the Company included in this prospectus and in the registration statement have been audited by D’Arelli Pruzansky, P.A. Certified Public Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC.

INCORPORATION BY REFERENCE

We incorporate by reference all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until all of the securities that may be offered by this prospectus are sold. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC. Any statements contained in this prospectus, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents that have been or that may be incorporated by reference in this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Meridian Waste Solutions, Inc.
12540 Broadwell Road, Suite 2104
Milton, GA 30004

Our reports and documents incorporated by reference into this prospectus may also be found in the “Investors Relations” section of our website at http://www.mwsinc.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

INDEX TO FINANCIAL STATEMENTS

September 30, 2016
(unaudited)

PAGE
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6 to F-24

December 31, 2015
(Audited)

December 31, 2014
(Audited)

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2016 AND DECEMBER 31, 2015

Assets	September 30, 2016 (UNAUDITED)	December 31, 2015 (UNAUDITED)
Current assets:

Cash	$ 1,247,756	$ 2,729,795
Short-term investments - Restricted	1,952,805	-
Accounts receivable, net of allowance	2,197,701	1,707,818
Prepaid expenses	444,176	427,615
Other current assets	95,920	52,359

Total current assets	5,938,358	4,917,587

Property, plant and equipment, at cost net of accumulated depreciation	16,931,444	14,433,740

Assets held for sale	395,000	-

Other assets:

Investment in related party affiliate	362,080	364,185
Deposits	11,454	10,954
Goodwill	7,234,420	7,479,642
Landfill assets, net of accumulated amortization	3,526,506	3,393,476
Customer list, net of accumulated amortization	15,673,879	19,500,362
Non-compete, net of accumulated amortization	124,949	155,699
Website, net of accumulated amortization	23,816	10,904

Total other assets	26,957,104	30,915,222

Total assets	$ 50,221,906	$ 50,266,549

Liabilities and Shareholders' (Deficit) Equity
Current liabilities:
Accounts payable	$ 2,588,904	$ 1,988,050
Accrued expenses	598,859	280,069
Notes payable, related party	359,891	359,891
Deferred compensation	778,044	996,380
Deferred revenue	3,394,204	2,912,264
Convertible notes due related parties, includes put premiums	11,850	15,065
Contingent liability	-	1,000,000
Derivative liabilities	2,650,589	2,820,000
Current portion - long-term debt	339,178	417,119

Total current liabilities	10,721,519	10,788,838

Long-term liabilities:
Asset retirement obligation	337,930	200,252
Deferred tax liability	145,000	-
Long-term debt, net of current	41,698,603	39,170,796

Total long-term liabilities	42,181,533	39,371,048

Total liabilities	52,903,052	50,159,886

Preferred Series C stock redeemable, cumulative, stated value $100 per share, par value $.001, 67,361 shares authorized, 35,750 and 0 shares issued and outstanding, respectively	2,644,951	-

Shareholders' (deficit) equity:
Preferred Series A stock, par value $.001, 51 shares authorized, issued and outstanding	-	-
Preferred Series B stock, par value $.001, 71,210 shares authorized, issued and outstanding	71	71
Common stock, par value $.025, 75,000,000 shares authorized, 1,194,051 and 1,051,933 shares issued and 1,182,551 and 1,040,433 shares outstanding, respectively	29,851	26,298
Treasury stock, at cost, 11,500 shares	(224,250)	(224,250)
Additional paid in capital	36,995,896	28,124,160
Accumulated deficit	(42,127,665)	(27,819,616)

Total shareholders' (deficit) equity	(5,326,097)	106,663

Total liabilities and shareholders' (deficit) equity	$ 50,221,906	$ 50,266,549

See notes to condensed consolidated financial statements

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND SEPTEMBER 30, 2015

	Nine months ended
	SEPTEMBER 30, 2016 (UNAUDITED)	SEPTEMBER 30, 2015 (UNAUDITED)
Revenue
Services	$ 23,883,663	$ 9,733,330

Cost of sales and services
Cost of sales and services	14,288,853	5,989,174
Depreciation	2,462,586	1,176,561

Total cost of sales and services	16,751,439	7,165,735

Gross Profit	7,132,224	2,567,595

Expenses
Bad debt expense	168,508	2,738
Compensation and related expense	10,113,985	8,706,809
Depreciation and amortization	2,876,333	2,214,390
Impairment expense	1,255,267	-
Selling, general and administrative	5,130,079	2,539,620

Total expenses	19,544,172	13,463,557

Other income (expenses):
Miscellaneous income (loss)	(9,090)	20,635
Gain on disposal of assets	3,053	43,433
Unrealized gain on interest rate swap	-	40,958
Unrealized gain on change in fair value of derivative liability	853,031	346,963
Loss from proportionate share of equity method investment	(2,105)	-
Unrealized gain on investment	547	-
Gain on contingent liability	1,000,000	-
Interest income	7,270	-
Interest expense	(3,603,807)	(865,994)

Total other expenses	(1,751,101)	(414,005)

Loss before income taxes	(14,163,049)	(11,309,967)

Provision for income taxes	(145,000)	-

Net loss	$ (14,308,049)	$ (11,309,967)

Basic net loss per share	$ (11.91)	$ (19.05)

Weighted average number of shares outstanding
(Basic and Diluted)	1,201,394	593,638

See notes to condensed consolidated financial statements

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016 AND SEPTEMBER 30, 2015

	Three months ended
	SEPTEMBER 30, 2016 (UNAUDITED)	SEPTEMBER 30, 2015 (UNAUDITED)
Revenue
Services	$ 8,389,326	$ 3,382,221

Cost of sales and services
Cost of sales and services	5,070,322	2,104,701
Depreciation	895,238	398,178

Total cost of sales and services	5,965,560	2,502,879

Gross Profit	2,423,766	879,342

Expenses
Bad debt expense	112,950	-
Compensation and related expense	3,117,396	326,404
Depreciation and amortization	937,841	759,865
Selling, general and administrative	1,345,379	1,185,770

Total expenses	5,513,566	2,272,039

Other income (expenses):
Miscellaneous income (loss)	(11,354)	2,612
Gain on disposal of assets	-	37,183
Unrealized gain on interest rate swap	-	30,584
Unrealized gain on change in fair value of derivative liability	733,031	346,963
Unrealized gain on investment	547	-
Interest income	844	-
Interest expense	(1,224,217)	(454,709)

Total other expenses	(501,149)	(37,367)

Loss before income taxes	(3,590,949)	(1,430,064)

Provision for income taxes	(145,000)	-

Net loss	$ (3,735,949)	$ (1,430,064)

Basic net loss per share	$ (2.96)	$ (2.22)

(Basic and Diluted)	1,261,085	644,193

See notes to condensed consolidated financial statements

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND SEPTEMBER 30, 2015

	Nine months ended
	SEPTEMBER 30, 2016 (UNAUDITED)	SEPTEMBER 30, 2015 (UNAUDITED)

Cash flows from operating activities:
Net loss	$(14,308,049)	$(11,309,967)
Adjustments to reconcile net loss to net cash (used in) provided from operating activities:
Depreciation and amortization	5,338,919	3,363,230
Interest accretion on landfill liabilities	125,809	-
Amortization of capitalized loan fees & debt discount	416,128	27,720
Unrealized gain on swap agreement	-	(40,958)
Unrealized (gain) loss on derivatives	(853,031)	(346,963)
Stock issued to vendors for services	778,985	242,970
Stock issued to employees as incentive compensation	8,071,045	7,356,180
Impairment expense	1,255,267	-
Gain on contigent liability	(1,000,000)	-
Loss from proportionate share of equity investment	2,105	-
Loss on disposal of equipment	3,053	(43,433)

Changes in working capital items net of acquisitions:
Accounts receivable, net of allowance	(489,884)	(722)
Prepaid expenses and other current assets	(60,122)	177,483
Deposits	(500)	-
Accounts payable and accrued expenses	916,432	469,319
Deferred compensation	(218,336)	381,167
Deferred revenue	481,940	87,567
Deferred tax liability	145,000	-
Other current liabilities	-	11,807
Net cash provided from operating activities	604,761	375,400

Cash flows from investing activities:
Landfill additions	(350,699)	-
Acquisition of property, plant and equipment	(5,397,521)	(1,022,968)
Purchases of short-term investments	(1,952,805)	-
True up related to acquisition	245,222	-
Proceeds from sale of property, plant and equipment	46,975	85,987
Net cash used in investing activities	(7,408,828)	(936,981)

Cash flows from financing activities:
Draw on revolver loan	2,150,000	12,258,645
Proceeds from issuance of common stock, net of placement fees of $143,750	2,156,250	-
Proceeds from issuance of Series C Preferred Stock, net of placement fees of $79,688	1,195,312	-
Principal payments on notes payable	(179,534)	(11,567,429)
Net cash provided from financing activities	5,322,028	691,216

Net change in cash	(1,482,039)	129,635

Beginning cash	2,729,795	438,907

Ending cash	$1,247,756	$568,542

Supplemental Disclosures of Cash Flow Information:

Cash paid for interest	$3,050,001	$404,691

Supplemental Non-Cash Investing and Financing Information:

Retirement of common stock and related top off provision through the issuance of
Preferred Stock C (and related derivative liability)	$2,673,480	$-
Disposition of capitalized software in exchange for equal value of equity in acquiring entity	$-	$434,532
Common shares issued to placement agent	$58,250	$-

See notes to condensed consolidated financial statements

NOTE 1 - NATURE OF OPERATIONS AND ORGANIZATION

Basis of Presentation

The accompanying condensed consolidated financial statements of Meridian Waste Solutions, Inc. and its subsidiaries (collectively called the "Company") included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC"). The unaudited condensed consolidated financial statements do not include all of the information and footnotes required by US GAAP for complete financial statements. The unaudited condensed consolidated financial statements should be read in conjunction with the annual consolidated financial statements and notes for the year ended December 31, 2015 included in our Annual Report on Form 10K for the Company as filed with the SEC. The consolidated balance sheet at December 31, 2015 contained herein was derived from audited financial statements, but does not include all disclosures included in the Form 10-K for Meridian Waste Solutions, Inc., and applicable under accounting principles generally accepted in the United States of America. Certain information and footnote disclosures normally included in our annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America, but not required for interim reporting purposes, have been omitted or condensed.

In the opinion of management, all adjustments (consisting of normal recurring items) necessary for a fair presentation of the unaudited condensed financial statements as of September 30, 2016, and the results of operations and cash flows for the three and nine months ended September 30, 2016 have been made. The results of operations for the three and nine months ended September 30, 2016 are not necessarily indicative of the results to be expected for a full year.

Reverse Stock Split
On November 2, 2016, the Company effected a reverse stock split of the Company’s common stock whereby each 20 shares of common stock was replaced with one share of common stock. The par value and the number of authorized shares of the common stock were not adjusted. All common share and per share amounts for all periods presented in these financial statements have been adjusted retroactively to reflect the reverse stock split. The quantity of common stock equivalents and the conversion and exercise ratios were adjusted for the effect of the reverse stock split.

Basis of Consolidation

The condensed consolidated financial statements for the nine months ended September 30, 2016 include the operations of the Company and its wholly-owned subsidiaries, Here To Serve Missouri Waste Division, LLC, Meridian Land Company, LLC, Here to Serve Technology, LLC, Here To Serve Georgia Waste Division, LLC, Brooklyn Cheesecake & Dessert Acquisition Corp, Meridian Waste Missouri, LLC and Christian Disposal, LLC. The following two subsidiaries of the Company, Here To Serve Georgia Waste Division, LLC and Here to Serve Technology, LLC ("HTST"), a Georgia Limited Liability Company had no operations during the period. The condensed consolidated financial statements for the nine months ended September 30, 2015 include the operations of the Company and its wholly-owned subsidiaries, Here To Serve Missouri Waste Division, LLC, Here To Serve Georgia Waste Division, LLC, Brooklyn Cheesecake & Acquisition Corp., and Here to Serve Technology, LLC, a Georgia Limited Liability Company.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Meridian Waste Solutions, Inc. (the “Company” or “Meridian”) is currently operating under four separate Limited Liability Companies:

(1) Here To Serve Missouri Waste Division, LLC (“HTSMWD”), a Missouri Limited Liability Company;
(2) Here To Serve Georgia Waste Division, LLC (“HTSGWD”), a Georgia Limited Liability Company;
(3) Meridian Land Company, LLC (“MLC”), a Georgia Limited Liability Company;
(4) Christian Disposal, LLC and subsidiary (“CD”), a Missouri Limited Liability Company.

On January 7, 2015, in an effort to give investors a more concentrated presence in the waste industry the Company sold the assets of HTST to Mobile Science Technologies, Inc., a Georgia corporation (MSTI), a related party due to being owned and managed by some of the shareholders of the Company. On this date HTST ceased operations and became a dormant Limited Liability Company (“LLC”). Currently, Meridian is formalizing plans to dissolve HTST, in which this LLC will cease to exist.

In 2014, HTSMWD purchased the assets of a large solid waste disposal company in the St. Louis, MO market. This acquisition is considered the platform company for future acquisitions in the solid waste disposal industry. HTSGWD was created to facilitate expansion in this industry throughout the Southeast.

The Company is primarily in the business of residential and commercial waste disposal and hauling and has contracts with various cities and municipalities. The majority of the Company’s customers are located in the St. Louis metropolitan and surrounding areas.

NOTE 1 - NATURE OF OPERATIONS AND ORGANIZATION (CONTINUED)

Liquidity and Capital Resources

As of September 30, 2016, the Company had negative working capital of $4,783,161. This lack of liquidity is mitigated by the Company’s ability to generate positive cash flow from operating activities. In the nine months ended September 30, 2016, cash generated from operating activities, was approximately $600,000. In addition, as of September 30, 2016, the Company had approximately $1,200,000 in cash to cover its short term cash requirements. Further, the Company has approximately $12,850,000 of borrowing capacity on its multi-draw term loans and revolving commitments. See note 5, under the heading Goldman Sachs Credit Agreement.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At September 30, 2016 and 2015 the Company had no cash equivalents.   Short-term investments consist of investments that have a remaining maturity of less than one year as of the date of the balance sheet.

Short-term Investments

Management determines the appropriate classification of short-term investments at the time of purchase and evaluates such designation as of each balance sheet date. All short-term investments to date have been classified as held-to-maturity and carried at amortized cost, which approximates fair market value, on our Consolidated Balance Sheet. Our short-term investments’ contractual maturities occur before March 31, 2017. The short-term investment of $1,952,805 is currently restricted as this amount is collateralizing a letter of credit needed for our performance bond. The letter of credit expires in February of 2017, and the cash is restricted until then.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, short term investments accounts receivable, account payable, accrued expenses, and notes payable. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering of the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. The Company uses a Monte Carlo simulation put option Black-Scholes Merton model. For less complex derivative instruments, such as freestanding warrants, the Company generally use the Black Scholes model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Under the terms of this accounting standard, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative loss. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative gain.

See Notes 5 and 6 under the heading "Derivative Liabilities" for a description and valuation of the Company's derivative instruments.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less that the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. During the nine months ended September 30, 2016, the Company experienced impairment expense of its customer lists, see note 4. No other impairments were noted during the nine months ended September 30, 2016, and September 30, 2015.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized. The Company does have deferred tax liabilities related to its intangible assets, which were $145,000 as of September 30, 2016.

The Company follows the provisions of the ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

As of September 30, 2016, tax years ended December 31, 2015, 2014, and 2013 are still potentially subject to audit by the taxing authorities.

Use of Estimates

Management estimates and judgments are an integral part of consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). We believe that the critical accounting policies described in this section address the more significant estimates required of management when preparing our consolidated financial statements in accordance with GAAP. We consider an accounting estimate critical if changes in the estimate may have a material impact on our financial condition or results of operations. We believe that the accounting estimates employed are appropriate and resulting balances are reasonable; however, actual results could differ from the original estimates, requiring adjustment to these balances in future periods.

Reclassification

Certain reclassifications have been made to previously reported amounts to conform to 2016 amounts. The reclassifications had no impact on previously reported results of operations or stockholders’ deficit. The changes were as a result of loan fees being shown net of long term debt, which was retrospectively applied, $1,416,697 of net loans were reclassified in the December 31, 2015 balance sheet to be shown net against long-term debt. This is a result of the Company's adoption of ASU 2015-03.

Accounts Receivable

Accounts receivable are recorded at management’s estimate of net realizable value. At September 30, 2016 and December 31, 2015 the Company had approximately $2,368,000 and $2,326,000 of gross trade receivables, respectively.

Our reported balance of accounts receivable, net of the allowance for doubtful accounts, represents our estimate of the amount that ultimately will be realized in cash. We review the adequacy and adjust our allowance for doubtful accounts on an ongoing basis, using historical payment trends and the age of the receivables and knowledge of our individual customers. However, if the financial condition of our customers were to deteriorate, additional allowances may be required. At September 30, 2016 and December 31, 2015 the Company had approximately $170,000 and $618,000 recorded for the allowance for doubtful accounts, respectively.

Property, plant and equipment

The cost of property, plant, and equipment is depreciated over the estimated useful lives of the related assets utilizing the straight-line method of depreciation. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related leases or the estimated useful lives of the assets. Ordinary repairs and maintenance are expensed when incurred and major repairs will be capitalized and expensed if it benefits future periods.

Intangible Assets

Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Intangible assets not subject to amortization are tested for impairment at least annually. The Company has intangible assets related to its purchase of Meridian Waste Services, LLC, Christian Disposal LLC and Eagle Ridge Landfill, LLC.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investment in Related Party Affiliate

The Company has an investment in a privately held corporation in the mobile apps industry. As the Company exercises significant influence on this entity, this investment is recorded using the equity method of accounting. The Company monitors this investment for impairment and makes appropriate reductions in the carrying value if the Company determines that an impairment charge is required based primarily on the financial condition and near-term prospect of this entity.

Goodwill

Goodwill is the excess of our purchase cost over the fair value of the net assets of acquired businesses. We do not amortize goodwill, but as discussed in the impairment of long lived assets section above, we assess our goodwill for impairment at least annually.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred.

Landfill Accounting

Capitalized landfill costs

Cost basis of landfill assets — We capitalize various costs that we incur to make a landfill ready to accept waste. These costs generally include expenditures for land (including the landfill footprint and required landfill buffer property); permitting; excavation; liner material and installation; landfill leachate collection systems; landfill gas collection systems; environmental monitoring equipment for groundwater and landfill gas; and directly related engineering, capitalized interest, on-site road construction and other capital infrastructure costs. The cost basis of our landfill assets also includes asset retirement costs, which represent estimates of future costs associated with landfill final capping, closure and post-closure activities. These costs are discussed below.

Final capping, closure and post-closure costs — Following is a description of our asset retirement activities and our related accounting:

●
Final capping — Involves the installation of flexible membrane liners and geosynthetic clay liners, drainage and compacted soil layers and topsoil over areas of a landfill where total airspace capacity has been consumed. Final capping asset retirement obligations are recorded on a units-of-consumption basis as airspace is consumed related to the specific final capping event with a corresponding increase in the landfill asset. The final capping is accounted for as a discrete obligation and recorded as an asset and a liability based on estimates of the discounted cash flows and capacity associated with the final capping.

●
Closure — Includes the construction of the final portion of methane gas collection systems (when required), demobilization and routine maintenance costs. These are costs incurred after the site ceases to accept waste, but before the landfill is certified as closed by the applicable state regulatory agency. These costs are recorded as an asset retirement obligation as airspace is consumed over the life of the landfill with a corresponding increase in the landfill asset. Closure obligations are recorded over the life of the landfill based on estimates of the discounted cash flows associated with performing closure activities.

●
Post-closure — Involves the maintenance and monitoring of a landfill site that has been certified closed by the applicable regulatory agency. Generally, we are required to maintain and monitor landfill sites for a 30-year period. These maintenance and monitoring costs are recorded as an asset retirement obligation as airspace is consumed over the life of the landfill with a corresponding increase in the landfill asset. Post-closure obligations are recorded over the life of the landfill based on estimates of the discounted cash flows associated with performing post-closure activities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

We develop our estimates of these obligations using input from our operations personnel, engineers and accountants. Our estimates are based on our interpretation of current requirements and proposed regulatory changes and are intended to approximate fair value. Absent quoted market prices, the estimate of fair value is based on the best available information, including the results of present value techniques. In many cases, we contract with third parties to fulfill our obligations for final capping, closure and post closure. We use historical experience, professional engineering judgment and quoted and actual prices paid for similar work to determine the fair value of these obligations. We are required to recognize these obligations at market prices whether we plan to contract with third parties or perform the work ourselves. In those instances where we perform the work with internal resources, the incremental profit margin realized is recognized as a component of operating income when the work is performed.

Once we have determined the final capping, closure and post-closure costs, we inflate those costs to the expected time of payment and discount those expected future costs back to present value. During the nine months ended September 30, 2016 we inflated these costs in current dollars until the expected time of payment using an inflation rate of 2.5%. Accretion expense was approximately $126,000 for the nine months ended September 30, 2016. We discounted these costs to present value using the credit-adjusted, risk-free rate effective at the time an obligation is incurred, consistent with the expected cash flow approach. Any changes in expectations that result in an upward revision to the estimated cash flows are treated as a new liability and discounted at the current rate while downward revisions are discounted at the historical weighted average rate of the recorded obligation. As a result, the credit adjusted, risk-free discount rate used to calculate the present value of an obligation is specific to each individual asset retirement obligation. The weighted average rate applicable to our long-term asset retirement obligations at September 30, 2016 is approximately 8.5%.

We record the estimated fair value of final capping, closure and post-closure liabilities for our landfill based on the capacity consumed through the current period. The fair value of final capping obligations is developed based on our estimates of the airspace consumed to date for the final capping. The fair value of closure and post-closure obligations is developed based on our estimates of the airspace consumed to date for the entire landfill and the expected timing of each closure and post-closure activity. Because these obligations are measured at estimated fair value using present value techniques, changes in the estimated cost or timing of future final capping, closure and post-closure activities could result in a material change in these liabilities, related assets and results of operations. We assess the appropriateness of the estimates used to develop our recorded balances annually, or more often if significant facts change.

Changes in inflation rates or the estimated costs, timing or extent of future final capping, closure and post-closure activities typically result in both (i) a current adjustment to the recorded liability and landfill asset and (ii) a change in liability and asset amounts to be recorded prospectively over either the remaining capacity of the related discrete final capping or the remaining permitted and expansion airspace (as defined below) of the landfill. Any changes related to the capitalized and future cost of the landfill assets are then recognized in accordance with our amortization policy, which would generally result in amortization expense being recognized prospectively over the remaining capacity of the final capping or the remaining permitted and expansion airspace of the landfill, as appropriate. Changes in such estimates associated with airspace that has been fully utilized result in an adjustment to the recorded liability and landfill assets with an immediate corresponding adjustment to landfill airspace amortization expense.

Interest accretion on final capping, closure and post-closure liabilities is recorded using the effective interest method and is recorded as final capping, closure and post-closure expense, which is included in “operating” expenses within our Consolidated Statements of Operations
Amortization of Landfill Assets - The amortizable basis of a landfill includes (i) amounts previously expended and capitalized; (ii) capitalized landfill final capping, closure and post-closure costs, (iii) projections of future purchase and development costs required to develop the landfill site to its remaining permitted and expansion capacity and (iv) projected asset retirement costs related to landfill final capping, closure and post-closure activities.

Amortization is recorded on a units-of-consumption basis, applying expense as a rate per ton. The rate per ton is calculated by dividing each component of the amortizable basis of a landfill by the number of tons needed to fill the corresponding asset’s airspace.

●
Remaining permitted airspace — Our management team, in consultation with third-party engineering consultants and surveyors, are responsible for determining remaining permitted airspace at our landfills. The remaining permitted airspace is determined by an annual survey, which is used to compare the existing landfill topography to the expected final landfill topography.

●
Expansion airspace — We also include currently unpermitted expansion airspace in our estimate of remaining permitted and expansion airspace in certain circumstances. First, to include airspace associated with an expansion effort, we must generally expect the initial expansion permit application to be submitted within one year and the final expansion permit to be received within five years. Second, we must believe that obtaining the expansion permit is likely, considering the following criteria:

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

o
Personnel are actively working on the expansion of an existing landfill, including efforts to obtain land use and local, state or provincial approvals;

o
We have a legal right to use or obtain land to be included in the expansion plan;

o
There are no significant known technical, legal, community, business, or political restrictions or similar issues that could negatively affect the success of such expansion; and

o
Financial analysis has been completed based on conceptual design, and the results demonstrate that the expansion meets the Company’s criteria for investment.

For unpermitted airspace to be initially included in our estimate of remaining permitted and expansion airspace, the expansion effort must meet all of the criteria listed above. These criteria are evaluated by our field-based engineers, accountants, managers and others to identify potential obstacles to obtaining the permits. Once the unpermitted airspace is included, our policy provides that airspace may continue to be included in remaining permitted and expansion airspace even if certain of these criteria are no longer met as long as we continue to believe we will ultimately obtain the permit, based on the facts and circumstances of a specific landfill.

When we include the expansion airspace in our calculations of remaining permitted and expansion airspace, we also include the projected costs for development, as well as the projected asset retirement costs related to the final capping, closure and post-closure of the expansion in the amortization basis of the landfill.

Once the remaining permitted and expansion airspace is determined in cubic yards, an airspace utilization factor (“AUF”) is established to calculate the remaining permitted and expansion capacity in tons. The AUF is established using the measured density obtained from previous annual surveys and is then adjusted to account for future settlement. The amount of settlement that is forecasted will take into account several site-specific factors including current and projected mix of waste type, initial and projected waste density, estimated number of years of life remaining, depth of underlying waste, anticipated access to moisture through precipitation or recirculation of landfill leachate, and operating practices. In addition, the initial selection of the AUF is subject to a subsequent multi-level review by our engineering group, and the AUF used is reviewed on a periodic basis and revised as necessary. Our historical experience generally indicates that the impact of settlement at a landfill is greater later in the life of the landfill when the waste placed at the landfill approaches its highest point under the permit requirements.

After determining the costs and remaining permitted and expansion capacity at each of our landfill, we determine the per ton rates that will be expensed as waste is received and deposited at the landfill by dividing the costs by the corresponding number of tons. We calculate per ton amortization rates for the landfill for assets associated with each final capping, for assets related to closure and post-closure activities and for all other costs capitalized or to be capitalized in the future. These rates per ton are updated annually, or more often, as significant facts change.

It is possible that actual results, including the amount of costs incurred, the timing of final capping, closure and post-closure activities, our airspace utilization or the success of our expansion efforts could ultimately turn out to be significantly different from our estimates and assumptions. To the extent that such estimates, or related assumptions, prove to be significantly different than actual results, lower profitability may be experienced due to higher amortization rates or higher expenses; or higher profitability may result if the opposite occurs. Most significantly, if it is determined that expansion capacity should no longer be considered in calculating the recoverability of a landfill asset, we may be required to recognize an asset impairment or incur significantly higher amortization expense. If at any time management makes the decision to abandon the expansion effort, the capitalized costs related to the expansion effort are expensed immediately.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

For the nine months ended September 30, 2016 the Company operations related to its landfill assets and liability are presented in the tables below:

	Nine Months Ended September 30, 2016 (UNAUDITED)	Year Ended December 31, 2015 (UNAUDITED)

Landfill Assets

Beginning Balance	$ 3,393,476	$ 3,396,519
Capital Additions	350,699	-
Amortization of landfill assets	(229,538)	(3,043)
Asset retirement adjustments	11,869	-
	$ 3,526,506	$ 3,393,476

Landfill Asset Retirement Obligation

Beginning Balance	$ 200,252	$ 196,519
Obligations incurred and capitalized	11,869	-
Obligations settled	-	-
Interest accretion	125,809	3,733
Revisions in estimates and interest rate assumption	-	-
	$ 337,930	$ 200,252

Revenue Recognition

The Company recognizes revenue when persuasive evidence of arrangement exists, services have been provided, the seller’s price to the buyer is fixed or determinable, and collection is reasonably assured. The majority of the Company’s revenues are generated from the fees charged for waste collection, transfer, disposal and recycling. The fees charged for our services are generally defined in service agreements and vary based on contract-specific terms such as frequency of service, weight, volume and the general market factors influencing a region’s rate. For example, revenue typically is recognized as waste is collected, or tons are received at our landfills and transfer stations.

Deferred Revenue

The Company records deferred revenue for customers that were billed in advance of services. The balance in deferred revenue represents amounts billed in July, August and September for services that will be provided during October, November and December.

Cost of Services

Cost of services include all employment costs associated with waste collection, transfer and disposal, damage claims, landfill costs, personal property taxes associated with collection vehicles and other direct cost of the collection and disposal process.

Concentrations

The Company maintains its cash and cash equivalents in bank deposit accounts, which could, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts; however, amounts in excess of the federally insured limit may be at risk if the bank experiences financial difficulties. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000.

Financial instruments which also potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable; however, concentrations of credit risk with respect to trade accounts receivables are limited due to generally short payment terms.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

For the nine months ended September 30, 2016, the Company had one contract that accounted for approximately 11% of the Company's revenue. For the nine months ended September 30, 2015, the Company had two contracts that accounted for approximately 49% of the Company's revenue, collectively.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. At September 30, 2016 the Company had one convertible note outstanding that is convertible into common shares. Additionally, the Company issued stock warrants for 104,314 common shares. These are not presented in the consensed consolidated statement of operations since the Company incurred a loss and the effect of these shares is anti-dilutive.

At September 30, 2016, and December 31, 2015 the Company had a series of convertible notes and warrants outstanding that could be converted into approximately, 175,023 and 127,428 common shares, respectively. These are not presented in the condensed consolidated statements of operations since the Company incurred a loss and the effect of these shares is anti- dilutive.

For the nine months ended September 30, 2016, the Company had 70,709 of weighted-average common shares relating to the convertible debt, under the if-converted method, however, these shares are not dilutive because the Company recorded a loss during the fiscal year.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also require measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

The Company recorded stock based compensation expense of $8,850,030 and $7,599,150 during the nine months ended September 30, 2016 and 2015, respectively, which is included in compensation and related expense on the statement of operations.

Recent Accounting Pronouncements

ASU 2016-09 “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any interim or annual period.

ASU 2016-02 “Leases (Topic 842).” Among other things, in the amendments in ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date:

-A lease liability, which is a lessee‘s obligation to make lease payments arising from a lease, measured on a discounted basis; and

-A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers.

Effective for Public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Nonpublic business entities should apply the amendments for fiscal years beginning after December 15, 2019 (i.e., January 1, 2020, for a calendar year entity), and interim periods within fiscal years beginning after December 15, 2020. Early application is permitted for all public business entities and all nonpublic business entities upon issuance. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach.

ASU 2015-17 “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes.” The amendments in ASU 2015-17 eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent.

Effective for public business entities for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. The amendments may be applied prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented.

ASU 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The amendments in ASU 2014-15 are intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes.

Effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued.

Statement of Cash Flows - In August 2016, the FASB issued amended authoritative guidance associated with the classification of certain cash receipts and cash payments on the statement of cash flows. The amended guidance addresses specific cash flow issues with the objective of reducing existing diversity in practice. The amended guidance is effective for the Company on January 1, 2018, with early adoption permitted.

Revenue Recognition - In May 2014, the FASB issued amended authoritative guidance associated with revenue recognition. The amended guidance requires companies to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Additionally, the amendments will require enhanced qualitative and quantitative disclosures regarding customer contracts. The amended guidance associated with revenue recognition is effective for the Company on January 1, 2018. The amended guidance may be applied retrospectively for all periods presented or retrospectively with the cumulative effect of initially applying the amended guidance recognized at the date of initial adoption.

The Company is currently assessing the potential impact of the above recent accounting pronouncements.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant, and equipment—at cost, less accumulated depreciation:

	September 30, 2016 (UNAUDITED)	December 31, 2015 (UNAUDITED)
Land	$ 1,590,000	$ 1,690,000
Buildings & Building Improvements	397,156	692,156
Furniture & office equipment	386,382	258,702
Containers	6,799,566	4,453,386
Trucks, Machinery, & Equipment	12,844,481	9,948,686

Total cost	22,017,585	17,042,930

Less accumulated depreciation	(5,086,141)	(2,609,190)

Net property and Equipment	$ 16,931,444	$ 14,433,740

As of September 30, 2016, the Company has $395,000 of land and building which are held for sale and not included in amounts noted above. These held for sale assets were not depreciated during the nine months ended September 30, 2016. Depreciation expense for the nine months ended September 30, 2016 and 2015 was $2,505,329 and $1,224,871, respectively.

NOTE 4 - INTANGIBLE ASSETS AND ACQUISITION

Christian Disposal Acquisition

On December 22, 2015, the Company, in order to expand into new markets and maximize the rate of waste internalization, acquired 100% of the membership interests of Christian Disposal LLC pursuant to that certain Amended and Restated Membership Interest Purchase Agreement, dated October 16, 2015, as amended by that certain First Amendment thereto, dated December 4, 2015.

Eagle Ridge Landfill, LLC and Eagle Ridge Hauling Business

On December 22, 2015, the Company, in order to expand into new markets and maximize the rate of waste internalization, consummated the closing of the certain Asset Purchase Agreement dated November 13, 2015, by and between the Company and Eagle Ridge Landfill, LLC, as amended by the certain Amendment to Asset Purchase Agreement, dated December 18, 2015, to which the Company and WCA Waste Corporation are also party. Pursuant to the Eagle Ridge Purchase Agreement, Meridian Land acquired a landfill located in Pike County, Missouri and certain assets, rights, and properties related to such business of Eagle Ridge, including certain debts.

In the nine months ended September 30, 2016, customer lists include the intangible assets related to customer relationships acquired through the acquisition of Christian Disposal and Eagle Ridge with a cost basis of $10,180,000. The customer list intangible assets are amortized over their useful life which ranged from 5 to 20 years. Amortization expense, excluding amortization of landfill assets of $232,581, amounted to $2,833,590 and $2,138,359 for the nine months ended September 30, 2016 and 2015 respectively. In June of 2016 the Company recorded $1,255,269 of impairment expense against the customer relationships due to the non-renewal of a Christian operating agreement. The Company also wrote off through miscellaneous income the $1,000,000 contingent liability that was recorded in connection with the loss of the potential renewal.

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE NOTES

The Company had the following long-term debt:

	September 30, 2016 (UNAUDITED)	December 31, 2015 (UNAUDITED)

Goldman Sachs - Tranche A Term Loan - LIBOR Interest	$ 40,000,000	$ 40,000,000
Goldman Sachs – Revolver	2,150,000	-
Goldman Sachs – MDTL	-	-
Convertible Notes Payable	1,250,000	1,250,000
Capitalized lease - financing company, secured by equipment	15,898	37,096
Equipment loans	300,053	395,119
Notes payable to seller of Meridian, subordinated debt	1,475,000	1,475,000
Less: debt issuance cost/fees	(1,253,319)	(1,416,697)
Less: debt discount	(1,899,851)	(2,152,603)
Total debt	42,037,781	39,587,915
Less: current portion	(339,178)	(417,119)
Long term debt less current portion	$ 41,698,603	$ 39,170,796

Goldman Sachs Credit Agreement

On December 22, 2015, in connection with the closing of acquisitions of Christian Disposal, LLC and certain assets of Eagle Ridge Landfill, LLC, the Company was extended certain credit facilities by certain lenders under a credit agreement among the Company, certain of its affiliates, the lenders party thereto and Goldman Sachs Specialty Lending Group, L.P., as administrative agent, collateral agent and lead arranger, consisting of $40,000,000 aggregate principal amount of Tranche A Term Loans, $10,000,000 aggregate principal amount of commitments to make Multi-Draw Term Loans and up to $5,000,000 aggregate principal amount of Revolving Commitments. During the nine months ended September 30, 2016, the Company borrowed $2,150,000 in relation to the Revolving Commitments. At September 30, 2016, the Company had a total outstanding balance of $42,150,000 consisting of the Tranche A Term Loan and draw of the Revolving Commitments. The loans are secured by liens on substantially all of the assets of the Company and its subsidiaries. The debt has a maturity date of December 22, 2020 with interest paid monthly at an annual rate of approximately 9% (subject to variation based on changes in LIBOR or another underlying reference rate). In addition, there is a commitment fee paid monthly on the Multi-Draw Term Loans and Revolving Commitments at an annual rate of 0.5%. The Company has adopted ASU 2015-03 and is showing loan fees net of long-term debt on the balance sheet. As of September 30, 2016 and at certain times thereafter, the Company was in violation of covanants within its credit agreement with Goldman, Sachs & Co. The lenders and agents and the Company and its affiliates entered into a waiver and amendment letter on November 11, 2016 whereby the covenant violations were waived. The next measurement date of all covenants is December 31, 2016. Should the Company have violations in the future that are not waived, it could materially effect the Company's operations and ability to fund future operations.

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE NOTES (CONTINUED)

In addition, in connection with the credit agreement, the Company issued warrants to Goldman, Sachs & Co. for the purchase of shares of the Company’s common stock equivalent to a 6.5% Percentage Interest at a purchase price equal to $449,553, exercisable on or before December 22, 2023. The warrants grant the holder certain other rights, including registration rights, preemptive rights for certain capital raises, board observation rights and indemnification. Due to the put feature contained in the agreement, a derivative liability was recorded for the warrant.

The Company’s derivative warrant instrument related to Goldman, Sachs & Co. has been measured at fair value at September 30, 2016, using the Black-Scholes model. The liability is revalued at each reporting period and changes in fair value are recognized currently in the consolidated statement of operations. Upon the initial recording of the derivative warrant at fair value the instrument was bifurcated and the Company recorded a debt discount of $2,160,000. This debt discount is being amortized as interest expense using the effective interest rate method over the life of the note, which is 5 years. At September 30, 2016 the balance of the debt discount is $1,899,851. The Company incurred $1,446,515 of issuance cost related to obtaining the notes. These costs are being amortized over the life of the notes using the effective interest rate method. At September 30, 2016, the unamortized balance of the costs was $1,253,319.

The key inputs used in the September 30, 2016 and December 31, 2015 fair value calculations were as follows:

September 30,
2016
Purchase Price	$ 450,000
Time to expiration	12/22/2023
Risk-free interest rate	1.43%
Estimated volatility	60%
Dividend	0%
Stock price on September 30, 2016	$ 0.88
Expected forfeiture rate	0%

The change in the market value for the period ending September 30, 2016 is as follows:

Fair value of warrants @ December 31, 2015	$ 2,820,000

Unrealized gain on derivative liability	(1,280,000)

Fair value of warrants @ September 30, 2016	$ 1,540,000

Convertible Notes Payable

In 2015, as part of the purchase price consideration of the Christian Disposal acquisition, the Company issued a convertible promissory note to seller in the amount of $1,250,000. The note bears interest at 8% and matures on December 31, 2020. The seller may convert all or any part of the outstanding and unpaid amount of this note into fully paid and non-assessable common stock in accordance with the agreement.

Subordinated Debt
In connection with the acquisition with Meridian Waste Services, LLC on May 15, 2014, notes payable to the sellers of Meridian issued five-year term subordinated debt loans paying interest at 8%. At September 30, 2016 and December 31, 2015, the balance on these loans was $1,475,000 and $1,475,000, respectively.

The debt payable to Comerica at December 31, 2015 and the Equipment loans at December 31, 2015 were the debt of Here to Serve- Missouri Waste Division, LLC, a subsidiary of the Company.

Equipment Loans

During the year ended December 31, 2015, the Company entered into four long-term loan agreements in connection with the purchase of equipment with rates between 4% and 5%. In May of 2016 one of these equipment loans was paid in full. At September 30, 2016, the balance of the remaining three loans was $300,054.

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE NOTES (CONTINUED)

Other Debts

Convertible notes due related parties

In 2015, approximately $225,000 of the issued promissory notes were converted into approximately 461,000 shares at the contractual conversion price. At September 30, 2016 the Company had $11,850 remaining in convertible notes with an annual interest rate of 6% to related parties, which includes $1,850 in accrued interest and is included in current liabilities on the consolidated balance sheet. The note is no longer convertible as of September 30, 2016 as maturity date has passed. The Company and management have agreed that principal and all accrued interest will be paid back to the related party in the fourth quarter of 2016.

Notes Payable, related party

At December 31, 2014 the Company had a short term, non-interest bearing note payable of $150,000 which was incurred in connection with the Membership Interest Purchase Agreement discussed above. The Company also had a loan from Here to Serve Holding Corp. due to expenses paid by Here to Serve on behalf of the Company prior to the recapitalization. This loan totaled $376,585 bringing total notes payable to $526,585. In 2015, the short term, non-interest bearing note was paid off, and at September 30, 2016, the Company’s loan from Here to Serve Holding Corp. was $359,891, and is included in current liabilities on the consolidated balance sheet.

Total interest expense for the three and nine months ended September 30, 2016 was $1,224,217 and $3,603,807, respectively. Amortization of debt discount was $86,913 and $252,751, respectively. Amortization of capitalized loan fees was $56,156 and $163,377, respectively. Interest expense on debt was $1,081,148 and $3,187,679, respectively.

NOTE 6- SHAREHOLDERS’ EQUITY

Common Stock

The Company has authorized 75,000,000 shares of $0.025 par value common stock. At September 30, 2016 and December 31, 2015 there were 1,194,051 and 1,051,933 shares issued and outstanding.

Treasury Stock

During 2014, the Company’s Board of Directors authorized a stock repurchase of 11,500 shares of its common stock for approximately $230,000 at an average price of $20.00 per share. At September 30, 2016 and December 31, 2015 the Company holds 11,500 shares of its common stock in its treasury.

Preferred Stock

The Company has authorized 5,000,000 shares of Preferred Stock, for which three classes have been designated to date. Series A has 51 and 51 shares issued and outstanding, Series B has 71,210 and 71,210 shares issued and outstanding and series C has 35,750 and 0 shares issued and outstanding, as of September 30, 2016 and December 31, 2015, respectively.

Each share of Series A Preferred Stock has no conversion rights, is senior to any other class or series of capital stock of the Company and has special voting rights. Each one (1) share of Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

Holders of Series B Preferred Stock shall be entitled to receive when and if declared by the Board of Directors cumulative dividends at the rate of twelve percent (12%) of the Original Issue Price. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, immediately prior and in preference to any distribution to holders of the Company’s common stock, an amount per share equal to the sum of $100.00 and any accrued and unpaid dividends of the Series B Preferred Stock. Each share of Series B Preferred Stock may be converted at the option of the holder into the Company’s Common stock. The shares shall be converted using the “Conversion Formula”: divide the Original Issue Price by 75% of the average closing bid price of the Common Stock for the five (5) consecutive trading days ending on the trading day of the receipt by the Company of the notice of conversion.

At September 30, 2016 and December 31, 2015, the Company’s Series B Preferred Stock dividends in arrears on the 12% cumulative preferred stock were approximately $1,673,000 ($23.50 per share) and $1,033,000 ($14.50 per share), respectively.

NOTE 6- SHAREHOLDERS’ EQUITY (CONTINUED)

Series C

The Company has authorized for issuance up to 67,361 shares of Series C Preferred Stock (“Series C”). Each share of Series C: (a) has a stated value of equal to $100 per share; (b) has a par value of $0.001 per share; (c) accrues fixed rate dividends at a rate of eight percent per annum; (d) are convertible at the option of the holder into 89.28 shares of common Stock (conversion price of $22.40 per share based off stated value of $100); (e) votes on an ‘as converted’ basis; (f) has liquidation (including deemed liquidations related to certain fundamental transactions) privileges of $22.40 per share. The Series C will expire 15 months after issuance.

Further, in the event of a Qualified Offering, the shares of Series C Preferred Stock will be automatically converted at the lower of $22.40 per share or the per share price that reflects a 20% discount to the price of the Common Stock pursuant to such Qualified Offering. A "Qualified Offering" is defined as an underwritten offering by the Company pursuant to which (1) the Company receives aggregate gross proceeds of at least $20,000,000 in consideration of the purchase of shares of Common Stock or (2) (a) the Company receives aggregate gross proceeds of at least $15,000,000 in consideration of the purchase of shares of Common Stock and (b) the Common Stock becomes listed on The Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT.

In addition, if after six months from the date of the issuance until the expiration date, the holder converts a Series C security to common stock and sells such common stock for total proceeds that do not equal or exceed such holder’s purchase price, the Company is obligated to issue additional shares of common stock in an amount sufficient such that, when sold and the net proceeds are added to the net proceeds of the initial sale, the holder shall have received funds equal to that of the holder’s initial purchase price (“Shortfall Provision”).

The Company evaluated the Series C in accordance with ASC 815 – Derivatives and Hedging, to discern whether any feature(s) required bifurcation and derivative accounting. The Company noted the Shortfall Provision has variable settlement based upon an item (initial purchase price) that is not an input into a fixed for fixed price model, thus such provision is not considered indexed to the Company’s stock. Accordingly, the Shortfall Provision was bifurcated and accounted for as a derivative liability. In addition, given the Series C has deemed liquidation privileges that could require redemption outside the control of the issuer, the Series C is classified within the mezzanine section of the Condensed Consolidated Balance Sheet.

Third Quarter Series C Offering

During the three months ended September 30, 2016, the Company sold 12,750 shares of Series C for gross proceeds of $1.275 million. These proceeds were allocated between the Shortfall Provision derivative liability ($310,000) and the host Series C instrument ($965,000). After such allocation, the Company noted that the Series C had a beneficial conversion feature of $265,000 which was recognized as a deemed dividend.

Also during the three months ended September 30, 2016, the Company issued 23,000 shares of Series C to repurchase the 2,053,573 shares of common stock and related short fall provision derivative issued in June 2016. Given the transaction was predominantly the repurchase of common stock that was immediately retired, the Company accounted for this as a treasury stock transaction. The Series C was recorded at a fair value of $2.3 million ($620,000 of which was allocated to the Shortfall Provision), the top off provision (which was $246,000 at the time of exchange) was written off, and a beneficial conversion feature of $373,000 was recognized immediately as a deemed dividend.

Derivative Footnote

As noted above, the common stock issuance during June 2016 included a top off provision that was extinguished in August 2016. Such provision was valued using an intrinsic measurement and such value was $246,000 at the time of extinguishment.

In addition, the Series C included a Shortfall Provision that required bifurcation and to be accounted for as a derivative liability. The fair value of the Shortfall Provision was calculated using a Monte Carlo simulated put option Black Scholes Merton Model. The cumulative fair values at respective date of issuances and September 30, 2016 were $930,000 and $1.1 million, respectively. The key assumptions used in the model at inception and at September 30, 2016 are as follows:

	Inception	9/30/2016

Stock Price	$0.00 - $3.00	$0.00 - $1.76
Exercise Price	$1.12	$1.12
Term	.5 years	0.3 to 0.42 years
Risk Free Interest Rate	.39% - .47%	0.29%
Volatility	60%	60%
Dividend Rate	0%	0%

NOTE 6- SHAREHOLDERS’ EQUITY (CONTINUED)

The roll forward of the Shortfall Provision derivative liability is as follows

Balance – June 30, 2016	$ -
Issuances of Series C	930,048
Fair Value Adjustment	180,541
Balance – September 30, 2016	$ 1,110,589

Common Stock Transactions

During the nine months ended September 30, 2016 and the year ended December 31, 2015, the Company issued, 244,788 and 553,762 shares of common stock, respectively. The fair values of the shares of common stock were based on the quoted trading price on the date of issuance. Of the 244,788 shares issued for the nine months ended September 30, 2016, the Company:

1.
Issued 25,859 of these shares were issued to vendors for services rendered generating a professional fees expense of $778,985;

2.
Issued 115,000 of these shares to officers and employees as incentive compensation resulting in compensation expense of $3,550,000;

3.
Issued 102,679 shares of common stock as part of a private placement offering to accredited investors for aggregate gross proceeds to the Company of $2,342,500. The Company capitalized certain issuance costs associated with this offering of approximately $264,000, including the fair value of approximately 1,800 common shares issued to the placement agent. These common shares include a top-off provision. Specifically, if a subscriber were to sell the common shares within a 1 year period from the subscription agreement and such sales proceeds do not equal the investment amount of the subscriber, a warrant will vest. The Company accounted for this top-off provision as a separate liability with a fair value of 0 at June 30, 2016. In August of 2016 these 102,679 common shares were exchanged on a dollar for dollar basis for 23,000 shares of preferred stock, series C. This exchange was recorded as a capital transaction. The 102,679 common shares were retired in August of 2016.

The Company has issued and outstanding warrants of 104,314 common shares, as adjusted, with the current exercise price of $4.31, as adjusted, expiring December 31, 2023.

There were no outstanding warrants at September 30, 2015. A summary of the status of the Company's outstanding stock warrants for the period ended September 30, 2016 is as follows:

	Number of Shares	Average Exercise Price	If exercised	Expiration Date
Outstanding - December 31, 2015	83,678	-	$ 449,518	-
Granted - Goldman, Sachs & Co.	20,636	$ 4.31	-	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Outstanding, September 30, 2016	104,314	$ 4.31	$ 449,518
Warrants exercisable at September 30, 2016	104,314

NOTE 7 - FAIR VALUE MEASUREMENT

ASC Topic 820 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data and requires disclosures for assets and liabilities measured at fair value based on their level in the hierarchy. Also, ASC Topic 820 provides clarification that in circumstances, in which a quoted price in an active market for the identical liabilities is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update.

The standard describes a fair value hierarchy based on three levels of input, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

Level 1 - Quoted prices in active markets for identical assets and liabilities.
Level 2 - Input other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets of liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liabilities.
Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The following table sets forth the liabilities at September 30, 2016 and 2015, which is recorded on the balance sheet at fair value on a recurring basis by level within the fair value hierarchy. As required, these are classified based on the lowest level of input that is significant to the fair value measurement:

		Fair Value Measurements at Reporting Date Using
	December 31, 2015 (UNAUDITED)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Derivative liability	$2,820,000	$-	$-	$2,820,000

Stock settled debt	12,500	10,000	-	2,500

	$2,832,500	$10,000	$-	$2,822,500

Fair Value Measurements at Reporting Date Using
		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
	September 30, 2016	Identical Assets	Inputs	Inputs
	(UNAUDITED)	(Level 1)	(Level 2)	(Level 3)
Derivative liability – stock warrants	$ 1,540,000	-	-	$ 1,540,000
Derivative liability – Series C Preferred Stock	1,110,589	-	-	1,110,589
	$ 2,650,589	-	-	$ 2,650,589

NOTE 8 - LEASES

The Company’s has entered into non-cancellable leases for its office, warehouse facilities and some equipment. These lease agreements commence on various dates from September 1, 2010 to December 2015 and all expires on or before December, 2023. Future minimum lease payments at September 30, 2016 are as follows:

2016	$ 154,941
2017	530,551
2018	250,497
2019	178,303
2020	138,700
Thereafter	151,200
Total	$ 1,404,192

The Company has also entered into various other leases on a month to month basis for machinery and equipment. Rent expense amounted to $409,007 and $222,869 for the nine months ended September 30, 2016 and 2015, respectively.

NOTE 9 - BONDING

In connection with normal business activities of a company in the solid waste disposal industry, Meridian may be required to acquire a performance bond. As part of the Company’s December 22, 2015 acquisitions of Christian Disposal, LLC and Eagle Ridge Landfill, LLC, Meridian acquired a performance bond in the approximate amount of $7,400,000 with annual expenses of $221,000. For the nine months ended September 30, 2016, the Company had approximately $141,000 of expenses related to this performance bond and for the nine months ended September 30, 2015, the Company was not required to obtain a performance bond.

Note 10 - LITIGATION

The Company is involved in various lawsuits related to the operations of its subsidiaries which arise in the normal course of business. Management believes that it has adequate insurance coverage and/or has appropriately accrued for the settlement of these claims. If applicable, claims that exceed amounts accrued and/or that are covered by insurance, management believes they are without merit and intends to vigorously defend and resolve with no material impact on financial condition.

NOTE 11 - RELATED PARTY TRANSACTIONS

Sale of Capitalized Software

On January 7, 2015, in an effort to give investors a more concentrated presence in the waste industry the Company sold the capitalized software assets of Here to Serve Technology, LLC (HTST) to Mobile Science Technologies, Inc., a Georgia corporation (MSTI), a related party due to being owned by some of the shareholders of the Company. No gain or loss was recognized on this transaction as the Company received equity equal to book value ($434,532) of the capitalized software in the exchange. This represents approximately 15% of the equity of MSTI and is reflected in the accompanying balance sheet as “investment in related party affiliate”. The Company's investment of 15% of the common stock of MSTI is accounted for under the equity method because the company exercises significant influence over its operating and financial activities. Significant influence is exercised because both Companies have a Board Member in common. Accordingly, the investment in MSTI is carried at cost, adjusted for the Company's proportionate share of earnings or losses.

The following presents unaudited summary financial information for MSTI. Such summary financial information has been provided herein based upon the individual significance of this unconsolidated equity method investment to the consolidated financial information of the Company.

NOTE 11 - RELATED PARTY TRANSACTIONS (CONTINUED)

Following is a summary of financial position and results of operations of MSTI:

Summary of Statements of Financial Condition	Nine Months Ended
September 30, 2016
Assets
Current assets	$ 3,609
Noncurrent assets	2,877,313
Total assets	2,880,922

Liabilities and Equity
Current liabilities	236,562
Noncurrent liabilities	-
Equity	2,644,360
Total liabilities and equity	$ 2,880,922

Summary of Statements of Operations

Revenues	$ 177
Expense	16,410
Net loss	$ (16,233)

The Company recorded losses from its investment in MSTI, accounted for under the equity method, of approximately $2,100 for the nine months ended September 30, 2016. The charge reflected the Company’s share of MSTI losses recorded in that period. While the Company has ongoing agreements with MSTI relating to the use of MSTI's software technology, the Company has no obligation to otherwise support the activities of MSTI.

NOTE 12 – EQUITY AND INCENTIVE PLANS

Effective March 10, 2016, the Board of Directors (the “Board”) of the Company approved, authorized and adopted the 2016 Equity and Incentive Plan (the “ Plan”) and certain forms of ancillary agreements to be used in connection with the issuance of stock and/or options pursuant to the Plan (the “Plan Agreements”). The Plan provides for the issuance of up to 7,500,000 shares of common stock, par value $.025 per share (the “Common Stock”), of the Company through the grant of nonqualified options (the “Non-qualified options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) and restricted stock (the “Restricted Stock”) to directors, officers, consultants, attorneys, advisors and employees.

On March 11, 2016, the Company entered into a restricted stock agreement with Mr. Jeff Cosman, CEO, (the “Cosman Restricted Stock Agreement”), pursuant to which 212,654 shares of the Company's common stock, subject to certain restrictions set forth in the Cosman Restricted Stock Agreement, were issued to Mr. Cosman pursuant to the Cosman Employment Agreement and the Plan.

The entire 212,654 shares fully cliff vests on January 1, 2017 if continuous employment and the Company reaches certain performance goals. As of September 30, 2016, the Company has recognized approximately $4,500,000 in compensation expense of a potential total expense of $6,592,000. The total expense of $6,592,265 is being expensed ratably from the original agreement date of March 11, 2016 to the end date of January 1, 2017.

 NOTE 13 – SUBSEQUENT EVENTS

Series B Securities Exchange Agreements

Effective October 13, 2016, the Company entered into those certain securities exchange agreements (the “Series B Exchange Agreements”) by and between the Company and each holder of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred”), (collectively, the “Series B Holders” and each, individually, a “Series B Holder”) to effect the exchange of all shares of Series B Preferred for shares of Common Stock. Pursuant to the Series B Exchange Agreements, the Company agreed to issue to the Series B Holders a total of 500,001 shares of Common Stock, with each Series B Holder being issued 166,667 shares of Common Stock, subject to and in accordance with the terms set forth in the Series B Exchange Agreements in consideration for the cancellation of all shares of Series B Preferred owned by the Series B Holders. Upon cancellation of the Series B Preferred pursuant to the Series B Exchange Agreements, there are no shares of Series B Preferred issued and outstanding.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Meridian Waste Solutions, Inc.

We have audited the accompanying consolidated balance sheets of Meridian Waste Solutions, Inc. and Subsidiaries as of December 31, 2015 and 2014 and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the year ended December 31, 2015 and for the Period from January 1, 2014 to May 15, 2014 (the “Predecessor Company”) and from the Period from Acquisition May 16, 2014 to December 31, 2014 (the “Successor Company”). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Meridian Waste Solutions, Inc. and Subsidiaries at December 31, 2015 and 2014 and the results of their operations and their cash flows for the year ended December 31, 2015 and for the Period from January 1, 2014 to May 15, 2014 (the “Predecessor Company”) and from the Period from Acquisition May 16, 2014 to December 31, 2014 (the “Successor Company”), in conformity with accounting principles generally accepted in the United States of America.

/s/ D’Arelli Pruzansky, P.A.
Certified Public Accountants

Coconut Creek, Florida
April 13, 2016

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2015 AND 2014

Assets	2015	2014
Current assets:

Cash	$2,729,795	$438,907
Accounts receivable, net of allowance	1,707,818	588,479
Prepaid expenses	427,615	221,999
Other current assets	52,359	41,852

Total current assets	4,917,587	1,291,237

Property, plant and equipment, at cost net of accumulated depreciation	14,433,740	7,654,765

Other assets:

Investment in related party affiliate	364,185	-
Deposits	10,954	8,303
Capitalized software	-	434,532
Loan fees, net of accumulated amortization	1,416,697	39,365
Goodwill	7,479,642	-
Landfill assets, net of accumulated amortization	3,393,476	-
Customer list, net of accumulated amortization	19,500,362	12,139,792
Non-compete, net of accumulated amortization	155,699	130,000
Website, net of accumulated amortization	10,904	13,688

Total other assets	32,331,919	12,765,680

Total assets	$51,683,246	$21,711,682

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$1,988,050	$449,840
Accrued expenses	280,069	67,365
Notes payable, related party	359,891	526,585
Deferred compensation	996,380	729,000
Deferred revenue	2,912,264	1,929,882
Convertible notes due related parties, includes put premiums	15,065	302,083
Operating line of credit and capital expenditure line of credit	-	1,675,160
Contingent liability	1,000,000	-
Derivative liability - stock warrants	2,820,000	-
Current portion - long term debt	417,119	1,357,143

Total current liabilities	10,788,838	7,037,058

Long term liabilities:
Derivative liability - interest rate swap	-	40,958
Asset retirement obligation	200,252	-
Long term debt, net of current	40,587,493	8,826,190

Total long term liabilities	40,787,745	8,867,148

Total liabilities	51,576,583	15,904,206

Shareholders' equity:
Preferred Series A stock, par value $.001, 51 shares authorized, issued and outstanding	-	-
Preferred Series B stock, par value $.001, 71,210 shares authorized, issued and outstanding	71	71
Common stock, par value $.025, 75,000,000 shares authorized, 21,038,650 and 9,963,618 share issued and outstanding, respectively	525,966	249,085
Treasury stock, at cost	(224,250)	(224,250)
Additional paid in capital	27,624,492	14,370,296
Accumulated deficit	(27,819,616)	(8,587,726)

Total shareholders' equity	106,663	5,807,476

Total liabilities and shareholders' equity	$51,683,246	$21,711,682

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

		Successor	Predecessor
	Year Ended December 31, 2015	Period from Acquisition May 16, 2014 to December 31, 2014	Period from January 1, 2014 to May 15, 2014
Revenue
Software sales	$-	$1,864	$-
Services	13,506,097	7,951,607	4,248,605

Total revenue	13,506,097	7,953,471	4,248,605

Cost of sales and services
Cost of sales and services	8,521,379	5,019,286	2,603,280
Depreciation	1,614,225	932,526	504,515

Total cost of sales and services	10,135,604	5,951,812	3,107,795

Gross Profit	3,370,493	2,001,659	1,140,810

Expenses
Bad debt expense	37,467	98,381	-
Compensation and related expense	9,107,497	751,398	213,391
Depreciation and amortization	2,940,724	1,932,459	5,748
Selling, general and administrative	5,555,207	1,397,570	469,593

Total expenses	17,640,895	4,179,808	688,732

Other income (expenses):
Miscellaneous income	27,623	1,331	2,996
Loss on disposal of assets	(21,851)	(20,830)	-
Unrealized gain (loss) on interest rate swap	40,958	(40,958)	-
Unrealized loss on change in fair value of derivative liability	(1,664,213)	-	-
Loss on extinguishment of debt	(1,899,161)	-	-
Loss from proportionate share of equity investment	(70,347)	-	-
Recapitalization expense	-	(70,000)	-
Interest expense	(1,374,497)	(348,136)	(184,011)

Total other income (expenses)	(4,961,488)	(478,593)	(181,015)

Net (loss) income	$(19,231,890)	$(2,656,742)	$271,063

Basic net loss per share	$(1.33)	$(0.27)

Weighted average number of shares outstanding
(Basic and Diluted)	14,468,576	9,963,418

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Common Shares	Common Stock, Par	Preferred Series A Shares	Preferred Series A Stock, Par	Preferred Series B Shares	Preferred Series B Stock, Par	Treasury Stock	Additional Paid in Capital	Members' Equity	Accumulated Deficit	Total
Predecessor
Balance at December 31, 2013	-	$-	-	$-	-	$-	$-	$-	$1,539,738		$1,539,738

Net income, from January 1 to
May 15, 2014	-	-	-	-	-	-	-	-	271,063	-	271,063

Members' distributions, from
January 1 to May 15, 2014	-	-	-	-	-	-	-	-	(585,000)	-	(585,000)

Balance at May 15, 2014	-	-	-	-	-	-	-	-	1,225,801	-	1,225,801

Successor
Balance at May 16, 2014	9,054,134	$226,353	51	$-	71,210	$71	$-	$12,992,347		$(5,930,984)	$7,287,787.0

Recapitalization of
the Company	1,139,284	28,482	-	-	-	-	-	(28,482)		-	-

Treasury stock purchased
as part of recapitalization	(230,000)	(5,750)	-	-	-	-	(224,250)	-		-	(230,000)

Common stock issued for conversion of related party debt	-	-	-	-	-	-	-	1,406,431		-	1,406,431

Net loss	-	-	-	-	-	-	-	-		(2,656,742)	(2,656,742)

Balance at December 31, 2014	9,963,418	$249,085	51	$-	71,210	$71	$(224,250)	$14,370,296		$(8,587,726)	$5,807,476

Common stock exchanged for services	1,573,550	$39,339	-	$-	-	$-	$-	$791,631		$-	$830,970

Common stock issued for compensation	5,690,843	142,271	-	-	-	-	-	7,213,909		-	7,356,180

Common stock issued for conversion of related party debt	460,839	11,521	-	-	-	-	-	307,406		-	318,927

Common stock issued in connection with Membership Purchase	1,750,000	43,750	-	-	-	-	-	2,581,250		-	2,625,000

Common stock issued in connection with cancellation of Praesidian warrants	1,600,000	40,000	-	-	-	-	-	2,360,000		-	2,400,000

Net loss	-	-	-	-	-	-	-	-		(19,231,890)	(19,231,890)
Balance December 31, 2015	21,038,650	$525,966	51	$-	71,210	$71	$(224,250)	$27,624,492	$-	$(27,819,616)	$106,663

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

		Successor	Predecessor
	Year Ended December 31, 2015	Period from Acquisition May 16, 2014 to December 31, 2014	Period from January 1, 2014 to May 15, 2014

Cash flows from operating activities:
Net (loss) income	$(19,231,890)	$(2,656,742)	$271,063
Adjustments to reconcile net income to net cash (used in) provided from operating activities:
Depreciation and amortization	4,554,949	2,864,985	510,263
Unrealized gain on swap agreement	(40,958)	-	-
Unrealized loss on derivatives	1,664,213	-	-
Stock issued to vendors for services	830,970	-	-
Stock issued to employees as incentive compensation	7,356,180	-	-
Loss on extinguishment of debt	1,899,161	-	-
Loss from proportionate share of equity investment	70,347	-	-
Loss on disposal of equipment	21,851	20,830	-
Changes in working capital items net of acquisitions:
Accounts receivable, net of allowance	325,322	43,843	(153,443)
Prepaid expenses and other current assets	(71,247)	(140,307)	66,176
Due to Here to Serve Holding Corp.	-	376,585	-
Deposits	(2,651)	-	-
Accounts payable and accrued expenses	642,797	431,328	133,219
Deferred compensation	267,380	243,000	-
Deferred revenue	(112,361)	51,778	(32,360)
Derivative liability	-	40,958	-
Other current liabilities	-	932,135	-

Net cash (used in) provided from operating activities	(1,825,937)	2,208,392	794,918

Cash flows from investing activities:
Cash portion paid for acquisition	(22,667,862)	-	-
Purchased capitalized software	-	(60,512)	-
Acquisition of property, plant and equipment	(1,280,011)	(1,407,251)	(170,886)
Purchased software	-	(13,920)	-
Proceeds from sale of property, plant and equipment	79,737	-	-

Net cash used in investing activities	(23,868,136)	(1,481,682)	(170,886)

Cash flows from financing activities:
(Repayments) borrowings on notes due related parties	(134,785)	123,333	-
Member distributions	-	-	(585,000)
Proceeds from loans	52,207,716	-	-
Payments for purchase of treasury stock	-	(230,000)	-
Increase in capitalized loan fees	(1,395,903)	-	-
Principle payments on notes payable	(21,016,907)	(791,667)	(449,499)
(Repayments on) proceeds from line of credit	(1,675,160)	590,000	-

Net cash provided from (used in) financing activities	27,984,961	(308,334)	(1,034,499)

Net change in cash	2,290,888	418,376	(410,467)

Beginning cash	438,907	20,531	1,461,372

Ending cash	$2,729,795	$438,907	$1,050,905

Supplemental Disclosures of Cash Flow Information:

Cash paid for interest	$1,374,497	$348,136	$52,559

Supplemental Non-Cash Investing and Financing Information:

Stock as consideration in acquisition	$2,625,000	$-	$-
Stock for cancellation of warrants	$2,400,000	$-	$-
Stock in exchange for forgiveness of debt	$318,927	$-	$-
Contingent liability in conjunction with acquisition	$1,000,000	$-	$-
Debt forgiveness by related party in connection with recapitalization	$-	$1,406,431	$-
Convertible promissory note issued for acquisition	$1,250,000	$-	$-

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

Note 1 - NATURE OF OPERATIONS AND ORGANIZATION

Meridian Waste Solutions, Inc. (formerly Brooklyn Cheesecake and Desserts Company, Inc.) (the “Company” or “Meridian”) is currently operating under five separate Limited Liability Companies:

(1) Here To Serve Missouri Waste Division, LLC (“HTSMWD”), a Missouri Limited Liability Company;
(2) Here To Serve Georgia Waste Division, LLC (“HTSGWD”), a Georgia Limited Liability Company;
(3) Meridian Land Company, LLC (“MLC”), a Georgia Limited Liability Company;
(4) Here to Serve Technology, LLC (“HTST”), a Georgia Limited Liability Company; and
(5) Christian Disposal, LLC and subsidiary (“CD”), a Missouri Limited Liability Company.

On January 7, 2015, in an effort to give investors a more concentrated presence in the waste industry the Company sold the assets of HTST to Mobile Science Technologies, Inc., a Georgia corporation (MSTI), a related party due to being owned and managed by some of the shareholders of the Company. On this date HTST ceased operations and became a dormant Limited Liability Company (“LLC”). Currently, Meridian is formalizing plans to dissolve HTST, in which this LLC will cease to exist.

In 2014, HTSMWD purchased the assets of a large solid waste disposal company in the St. Louis, MO market. This acquisition is considered the platform company for future acquisitions in the solid waste disposal industry. HTSGWD was created to facilitate expansion in this industry throughout the Southeast.

The Company is primarily in the business of residential and commercial waste disposal and hauling and has contracts with various cities and municipalities. The majority of the Company’s customers are located in the St. Louis metropolitan and surrounding areas.

Acquisition of Christian Disposal, LLC and Eagle Ridge Landfill, LLC

On December 22, 2015, Meridian Waste Solutions, Inc. and subsidiaries (the “Company”) completed its acquisition of Christian Disposal LLC, and subsidiary (“Christian Purchase Agreement”). Pursuant to the Christian Purchase Agreement, the Company acquired 100% of the membership interests of Christian Disposal, which is integrated into the operations of the Company; refer to intangible assets and acquisition footnote below.

Simultaneous with the closing thereof, Christian Disposal LLC, and subsidiary, entered into a Lease Agreement, in which, the Company leased 4551 Commerce Avenue, High Ridge, Missouri, for a five-year term at a monthly rent of $6,500. Additionally, the Company entered into an employment agreement with an executive employee for a term of five years.

Concurrently, the Company completed an asset purchase agreement with WCA Waste Corporation (the “Eagle Purchase Agreement”). The Company acquired all of the assets of Eagle Ridge Landfill, LLC (“ERL”), its rights and properties related to such business of ERL, which includes certain assets and operations of the Eagle Ridge Hauling Business (“ERH”) and certain debts, which is now operating under Meridian Land Company, LLC. Refer to intangible assets and acquisition footnote below.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

Note 1 - NATURE OF OPERATIONS AND ORGANIZATION (CONTINUED)

Recapitalization

On October 17, 2014 Here to Serve Missouri Waste Division, LLC, (HTSMWD) a Missouri Limited Liability Company, which is the historical business, entered into a Share Exchange Agreement with the Company and the sole member of HTSMWD whereby the Company agreed to acquire the membership interest of HTSMWD, HTST and HTSGWD in exchange for 9,054,134 shares of the Company’s common stock. This transaction was closed on October 17, 2014 and HTSMWD became wholly-owned by the Company. The Company is deemed to have issued 1,139,284 shares of common stock which represents the outstanding common shares of the Company just prior to the closing of the transaction.

At closing, the Company issued 9,054,134 shares of its common stock to the sole member of HTSMWD and the shareholders of the sole member who obtained approximately 90% control and management control of the Company. The transaction was accounted for as a reverse acquisition and recapitalization of HTSMWD, HTST and HTSGWD whereby HTSMWD is considered the acquirer for accounting purposes. The consolidated financial statements after the acquisition include the balance sheets of both companies and HTST and HTSGWD at historical cost, the historical results of HTSMWD, HTST and HTSGWD. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization (see Explanation of Membership Interest Purchase Agreement below).

Acquisition of Here to Serve Holding Corporation

On October 17, 2014, (the “Execution Date”), Meridian Waste Solutions, Inc. entered into that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among Here to Serve Holding Corp., a Delaware corporation, as seller (“Here to Serve”), the Company, as parent, Brooklyn Cheesecake & Dessert Acquisition Corp., a wholly-owned subsidiary of the Company, as buyer (the “Acquisition Corp.”), the Chief Executive Officer of the Company (the “Company Executive”), the majority shareholder of the Company (the “Company Majority Shareholder”) and certain shareholders of Seller (the “Seller Shareholders”), pursuant to which the Acquisition Corp shall acquire from Here to Serve all of Here to Serve’s right, title and interest in and to:

I.
100% of the membership interests of Here to Serve – Missouri Waste Division, LLC d/b/a Meridian Waste, a Missouri limited liability company (“HTS Waste”);
II.
100% of the membership interests of Here to Serve Technology, LLC, a Georgia limited liability company (“HTS Tech”); and
III.
100% of the membership interests of Here to Serve - Georgia Waste Division, LLC, a Georgia limited liability company (“HTS Waste Georgia”, and together with HTS Waste and HTS Tech, collectively, the “Membership Interests”). As consideration for the Membership Interests:
i.
the Company shall issue to Here to Serve 9,054,134 shares of the Company’s common stock, (the “Common Stock”);
ii.
the Company shall issue to the holder of Class A Preferred Stock of Here to Serve (“Here to Serve’s Class A Preferred Stock”) 51 shares of the Company’s to-be-designated Class A Preferred Stock (the “Class A Preferred Stock”), which Class A Preferred Stock shall have the rights and preferences as described in the Purchase Agreement.
iii.
the Company shall issue to the holder of Class B Preferred Stock of Here to Serve (Here to Serve’s Class B Preferred Stock”) an aggregate of 71,120 shares of the Company’s to-be-designated Class B Preferred Stock (the “Class B Preferred Stock”), (the Common Stock, the Class A Preferred Stock and the Class B Preferred Stock are referred to as the “Purchase Price Shares;”), and

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

Note 1 - NATURE OF OPERATIONS AND ORGANIZATION (CONTINUED)

iv.
the Company shall assume certain assumed liabilities (the “Initial Consideration”).

As further consideration, at the closing of the transaction contemplated under the Purchase Agreement:

a.
in satisfaction of all accounts payable and shareholder loans, Here to Serve will pay to Company Majority Shareholder $70,000 and
b.
the Company purchased from the then Company Majority Shareholder 230,000 shares of the Company’s common stock for a purchase price of $230,000. Pursuant to the Purchase Agreement, to the extent Purchase Price Shares are issued to individual shareholders of Here to Serve at or upon closing of the Purchase Agreement:
a.
shares of common stock of Here to Serve held by the individuals will be cancelled
b.
1,000,000 shares of Here to Serve’s Class A Preferred Stock will be cancelled; and
c.
71,120 shares of Here to Serve’s Class B Preferred Stock will be cancelled (the “Additional Consideration”).

On October 17, 2014, the directors and majority shareholders of the Company approved the Purchase Agreement and the transactions contemplated under the Purchase Agreement. The directors of Here to Serve and the Here to Serve Shareholders approved the Purchase Agreement and the transactions contemplated thereunder. This closing of the Purchase Agreement results in a change of control of the Company and the Company changed its business plan to that of HTSMWD.

Change in Reporting Entity

The merger of Here to Serve Holding Corp. (Here to Serve), a Delaware Corporation, and Meridian Waste Services, LLC became effective May 15, 2014. The merger was accounted for by the Company using business combination accounting. Under this method, the purchase price paid by the acquirer is allocated to the assets acquired and liabilities assumed as of the acquisition date based on the fair value. By the application of “pushdown” accounting, our assets, liabilities and equity were accordingly adjusted to fair value on May 15, 2014. Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions.

At the time of merger Here to Serve was a company with nominal operations whereas Meridian Waste Services, LLC consisted of the active and carry-forward business. Accordingly Meridian Waste Services, LLC is deemed to be the predecessor entity and as such is presented as the comparable financial statements. As such our financial statements are presented in two distinct periods to indicate the application of two different basis of accounting. Periods prior to May 15, 2014 are identified herein as “Predecessor,” while periods subsequent to the Here to Serve merger are identified as “Successor.” As a result of the change in basis of accounting from historical cost to reflect the Here to Serve’s purchase cost, the financial statements for Predecessor periods are not comparable to those of Successor periods.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).

Basis of Consolidation

The consolidated financial statements for the year ended December 31, 2015 include the operations of the Company and its wholly-owned subsidiaries, Here To Serve Missouri Waste Division, LLC, Meridian Land Company, LLC, Here to Serve Technology, LLC and Christian Disposal, LLC. The following two subsidiaries of the Company, Here To Serve Georgia Waste Division, LLC and Here to Serve Technology, LLC, a Georgia Limited Liability Company had no operations during the period.

The consolidated financial statements for the year ended December 31, 2014 include the operations of the Company and its wholly-owned subsidiaries, Here To Serve Missouri Waste Division, LLC and Here To Serve Technology, LLC. The following subsidiary of the Company, Here To Serve Georgia Waste Division, LLC had no operations during the period.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, account payable, accrued expenses, and notes payable. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, the Company generally use the Black-Scholes model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Under the terms of this accounting standard, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less that the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. During the year ending December 31, 2015, the Company experienced no losses due to impairment.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of the ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company analyzes its tax positions by utilizing ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As of December 31, 2015, tax years ended December 31, 2014, 2013, 2012 are still potentially subject to audit by the taxing authorities.

Use of Estimates

Management estimates and judgments are an integral part of consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). We believe that the critical accounting policies described in this section address the more significant estimates required of management when preparing our consolidated financial statements in accordance with GAAP. We consider an accounting estimate critical if changes in the estimate may have a material impact on our financial condition or results of operations. We believe that the accounting estimates employed are appropriate and resulting balances are reasonable; however, actual results could differ from the original estimates, requiring adjustment to these balances in future periods.

Accounts Receivable

Accounts receivable are recorded at management’s estimate of net realizable value. At December 31, 2015 and 2014 the Company had approximately $2,326,000 and $660,000 of gross trade receivables, respectively.

Our reported balance of accounts receivable, net of the allowance for doubtful accounts, represents our estimate of the amount that ultimately will be realized in cash. We review the adequacy and adjust our allowance for doubtful accounts on an ongoing basis, using historical payment trends and the age of the receivables and knowledge of our individual customers. However, if the financial condition of our customers were to deteriorate, additional allowances may be required. At December 31, 2015 and 2014 the Company had approximately $618,000 and $71,000 recorded for the allowance for doubtful accounts, respectively.

Advertising costs

Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. The Company did not capitalize any advertising for the years ended December 31, 2015 and 2014, respectively. Advertising expenses were approximately $79,000 and $65,000 for the years ended December 31, 2015 and 2014, respectively.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, plant and equipment

The cost of property, plant, and equipment is depreciated over the estimated useful lives of the related assets utilizing the straight-line method of depreciation. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related leases or the estimated useful lives of the assets. Ordinary repairs and maintenance are expensed when incurred and major repairs will be capitalized and expensed if it benefits future periods.

Intangible Assets

Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually. The Company has intangible assets related to its purchase of Meridian Waste

Services, LLC, Christian Disposal LLC and Eagle Ridge Landfill, LLC, which are further discussed in the notes below.

During 2015 and 2014, the Company assessed its intangible assets, based on estimated future cash flows and concluded that the carrying amount of its intangible assets did not exceed its fair value.

Investment in Related Party Affiliate

The Company has an investment in a privately held corporation in the mobile apps industry. As the Company exercises significant influence on this entity, this investment is recorded using the equity method of accounting. The Company monitors this investment for impairment and makes appropriate reductions in the carrying value if the Company determines that an impairment charge is required based primarily on the financial condition and near-term prospect of this entity.

Goodwill

Goodwill is the excess of our purchase cost over the fair value of the net assets of acquired businesses. We do not amortize goodwill, but as discussed in the impairment of long lived assets section above, we assess our goodwill for impairment at least annually.

Capitalized Software

The Company acquired a software product that is under further development. This asset was being amortized over a three to five year period using the straight-line method of depreciation for book purposes beginning when the software is completed.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalized Software - Continued

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by “ASC 985-20-25” Accounting for the costs of Computer Software to Be Sold, Leased or Otherwise Marketed, requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgement by management with respect to certain external factors such as anticipated future revenue, estimated economic life and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers. Capitalized costs are amortized over the remaining estimated economic life of the product. For the year ended December 31, 2014, the Company has capitalized costs associated with the development of several mobile science technology products and mobile apps that has not been placed into service. In 2015, the Company sold the software to a related party. Refer to the related party note below for further discussion.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred.

Landfill Accounting

Capitalized landfill costs

Cost basis of landfill assets — We capitalize various costs that we incur to make a landfill ready to accept waste. These costs generally include expenditures for land (including the landfill footprint and required landfill buffer property); permitting; excavation; liner material and installation; landfill leachate collection systems; landfill gas collection systems; environmental monitoring equipment for groundwater and landfill gas; and directly related engineering, capitalized interest, on-site road construction and other capital infrastructure costs. The cost basis of our landfill assets also includes asset retirement costs, which represent estimates of future costs associated with landfill final capping, closure and post-closure activities. These costs are discussed below.

Final capping, closure and post-closure costs — Following is a description of our asset retirement activities and our related accounting:

·
Final capping — Involves the installation of flexible membrane liners and geosynthetic clay liners, drainage and compacted soil layers and topsoil over areas of a landfill where total airspace capacity has been consumed. Final capping asset retirement obligations are recorded on a units-of-consumption basis as airspace is consumed related to the specific final capping event with a corresponding increase in the landfill asset. The final capping is accounted for as a discrete obligation and recorded as an asset and a liability based on estimates of the discounted cash flows and capacity associated with the final capping.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

·
Closure — Includes the construction of the final portion of methane gas collection systems (when required), demobilization and routine maintenance costs. These are costs incurred after the site ceases to accept waste, but before the landfill is certified as closed by the applicable state regulatory agency. These costs are recorded as an asset retirement obligation as airspace is consumed over the life of the landfill with a corresponding increase in the landfill asset. Closure obligations are recorded over the life of the landfill based on estimates of the discounted cash flows associated with performing closure activities.
·
Post-closure — Involves the maintenance and monitoring of a landfill site that has been certified closed by the applicable regulatory agency. Generally, we are required to maintain and monitor landfill sites for a 30-year period. These maintenance and monitoring costs are recorded as an asset retirement obligation as airspace is consumed over the life of the landfill with a corresponding increase in the landfill asset. Post-closure obligations are recorded over the life of the landfill based on estimates of the discounted cash flows associated with performing post-closure activities.

We develop our estimates of these obligations using input from our operations personnel, engineers and accountants. Our estimates are based on our interpretation of current requirements and proposed regulatory changes and are intended to approximate fair value. Absent quoted market prices, the estimate of fair value is based on the best available information, including the results of present value techniques. In many cases, we contract with third parties to fulfill our obligations for final capping, closure and post closure. We use historical experience, professional engineering judgment and quoted and actual prices paid for similar work to determine the fair value of these obligations. We are required to recognize these obligations at market prices whether we plan to contract with third parties or perform the work ourselves. In those instances where we perform the work with internal resources, the incremental profit margin realized is recognized as a component of operating income when the work is performed.

Once we have determined the final capping, closure and post-closure costs, we inflate those costs to the expected time of payment and discount those expected future costs back to present value. During the year ended December 31, 2015 we inflated these costs in current dollars until the expected time of payment using an inflation rate of 2.5%. We discounted these costs to present value using the credit-adjusted, risk-free rate effective at the time an obligation is incurred, consistent with the expected cash flow approach. Any changes in expectations that result in an upward revision to the estimated cash flows are treated as a new liability and discounted at the current rate while downward revisions are discounted at the historical weighted average rate of the recorded obligation. As a result, the credit-adjusted, risk-free discount rate used to calculate the present value of an obligation is specific to each individual asset retirement obligation. The weighted average rate applicable to our long-term asset retirement obligations at December 31, 2015 is approximately 8.5%.

We record the estimated fair value of final capping, closure and post-closure liabilities for our landfills based on the capacity consumed through the current period. The fair value of final capping obligations is developed based on our estimates of the airspace consumed to date for the final capping. The fair value of closure and post-closure obligations is developed based on our estimates of the airspace consumed to date for the entire landfill and the expected timing of each closure and post-closure activity. Because these obligations are measured at estimated fair value using present value techniques, changes in the estimated cost or timing of future final capping, closure and post-closure activities could result in a material change in these liabilities, related assets and results of operations. We assess the appropriateness of the estimates used to develop our recorded balances annually, or more often if significant facts change.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

·
Remaining permitted airspace — Our engineers, in consultation with third-party engineering consultants and surveyors, are responsible for determining remaining permitted airspace at our landfills. The remaining permitted airspace is determined by an annual survey, which is used to compare the existing landfill topography to the expected final landfill topography.

·
Expansion airspace — We also include currently unpermitted expansion airspace in our estimate of remaining permitted and expansion airspace in certain circumstances. First, to include airspace associated with an expansion effort, we must generally expect the initial expansion permit application to be submitted within one year and the final expansion permit to be received within five years. Second, we must believe that obtaining the expansion permit is likely, considering the following criteria:

o
Personnel are actively working on the expansion of an existing landfill, including efforts to obtain land use and local, state or provincial approvals;
 o
We have a legal right to use or obtain land to be included in the expansion plan;
o
There are no significant known technical, legal, community, business, or political restrictions or similar issues that could negatively affect the success of such expansion; and
o
Financial analysis has been completed based on conceptual design, and the results demonstrate that the expansion meets the Company’s criteria for investment.

For unpermitted airspace to be initially included in our estimate of remaining permitted and expansion airspace, the expansion effort must meet all of the criteria listed above. These criteria are evaluated by our field-based engineers, accountants, managers and others to identify potential obstacles to obtaining the permits. Once the unpermitted airspace is included, our policy provides that airspace may continue to be included in remaining permitted and expansion airspace even if certain of these criteria are no longer met as long as we continue to believe we will ultimately obtain the permit, based on the facts and circumstances of a specific landfill.

When we include the expansion airspace in our calculations of remaining permitted and expansion airspace, we also include the projected costs for development, as well as the projected asset retirement costs related to the final capping, closure and post-closure of the expansion in the amortization basis of the landfill.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Once the remaining permitted and expansion airspace is determined in cubic yards, an airspace utilization factor (“AUF”) is established to calculate the remaining permitted and expansion capacity in tons. The AUF is established using the measured density obtained from previous annual surveys and is then adjusted to account for future settlement. The amount of settlement that is forecasted will take into account several site-specific factors including current and projected mix of waste type, initial and projected waste density, estimated number of years of life remaining, depth of underlying waste, anticipated access to moisture through precipitation or recirculation of landfill leachate, and operating practices. In addition, the initial selection of the AUF is subject to a subsequent multi-level review by our engineering group, and the AUF used is reviewed on a periodic basis and revised as necessary. Our historical experience generally indicates that the impact of settlement at a landfill is greater later in the life of the landfill when the waste placed at the landfill approaches its highest point under the permit requirements.

After determining the costs and remaining permitted and expansion capacity at each of our landfill, we determine the per ton rates that will be expensed as waste is received and deposited at the landfill by dividing the costs by the corresponding number of tons. We calculate per ton amortization rates for the landfill for assets associated with each final capping, for assets related to closure and post-closure activities and for all other costs capitalized or to be capitalized in the future. These rates per ton are updated annually, or more often, as significant facts change.

It is possible that actual results, including the amount of costs incurred, the timing of final capping, closure and post-closure activities, our airspace utilization or the success of our expansion efforts could ultimately turn out to be significantly different from our estimates and assumptions. To the extent that such estimates, or related assumptions, prove to be significantly different than actual results, lower profitability may be experienced due to higher amortization rates or higher expenses; or higher profitability may result if the opposite occurs. Most significantly, if it is determined that expansion capacity should no longer be considered in calculating the recoverability of a landfill asset, we may be required to recognize an asset impairment or incur significantly higher amortization expense. If at any time management makes the decision to abandon the expansion effort, the capitalized costs related to the expansion effort are expensed immediately.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

For the year ended December 31, 2015 the Company operations related to its landfill assets and liability are presented in the tables below:

Landfill Assets	Year Ended December 31, 2015
January 1, 2015, Beginning Balance	$-
Capital additions (Landfill acquired on December 22, 2015)	3,396,519
Amortization of landfill assets	(3,043)
Asset retirement adjustments	-
December 31, 2015, Ending Balance	$3,393,476

Landfill Liability
January 1, 2015, Beginning Balance	$-
Obligations incurred and capitalized (Landfill acquired on December 22, 2015)	196,519
Obligations settled	-
Interest accretion	3,733
Revisions in estimates and interest rate assumption	-
Acquisition, divestures and other adjustments	-
December 31, 2015, Ending Balance	$200,252

Revenue Recognition

The Company recognizes revenue when there is persuasive evidence that services have been provided and a collection is reasonably assured. The majority of the Company’s revenues are generated from the fees charged for waste collection, transfer, disposal and recycling. The fees charged for our services are generally defined in service agreements and vary based on contract-specific terms such as frequency of service, weight, volume and the general market factors influencing a region’s rate.

Deferred Revenue

The Company records deferred revenue for customers that were billed in advance of services. The balance in deferred revenue represents amounts billed in October, November and December for services that will be provided during January, February and March.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cost of Services

Cost of services include all employment costs associated with waste collection, transfer and disposal, damage claims, landfill costs, personal property taxes associated with collection vehicles and other direct cost of the collection and disposal process.

Concentrations

The Company maintains its cash and cash equivalents in bank deposit accounts, which could, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts; however, amounts in excess of the federally insured limit may be at risk if the bank experiences financial difficulties. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000.

Financial instruments which also potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable; however, concentrations of credit risk with respect to trade accounts receivables are limited due to generally short payment terms.

The Company has two contracts that account for a large portion of the Company’s revenue. During the year ended December 31, 2015, these contracts accounted for approximately 44% of the Company’s revenues and less than 5% of the Company’s accounts receivable balance at December 31, 2015. During the year ended December 31, 2014, the Company had two customers that accounted for approximately 46% of the Company’s revenues and approximately 53% of the Company’s accounts receivable balance at December 31, 2014. The Company did not have any other customers that represented a significant portion of the Company’s revenue or account receivables for the fiscal years ended December 31, 2015 and 2014, respectively.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. At December 31, 2015 the Company had two convertible notes outstanding that is not convertible into common stock until June 2016. Additionally, the Company issued stock warrants for 1,673,559 common shares.

For the year ended December 31, 2015, the Company had 1,673,559 of weighted-average common shares relating to the convertible debt, under the if-converted method, however, these shares are not dilutive because the Company recorded a loss during the fiscal year.

At December 31, 2015, and 2014 the Company had a series of convertible notes and warrants outstanding that could be converted into approximately, 2,548,559 and 291,047 common shares, respectively. These are not presented in the consolidated statements of operations since the company incurred a loss and the effect of these shares is anti- dilutive.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also require measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

The Company recorded stock based compensation expense of $7,356,000 and $339,000 during the years ended December 31, 2015 and 2014, respectively.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant, and equipment—at cost, less accumulated depreciation:

	2015	2014
Land	$1,690,000	$-
Building & Improvements	692,156	-
Furniture & Office Equipment	258,702	240,102
Containers	4,453,386	2,847,205
Truck, Machinery & Equipment	9,948,686	5,523,773
Total Cost	17,042,930	8,611,080
Less accumulated depreciation	(2,609,190)	(956,315)
Net property, plant and Equipment	$14,433,740	$7,654,765

As of December 31, 2015 the Company has $395,000 of land and building which are held for sale and included in amounts noted above. These held for sale assets were not depreciated during the year ending December 31, 2015. Depreciation expense for the years ended December 31, 2015 and 2014 was $1,683,000 and $965,000, respectively.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

During 2015 and 2014, the Company assessed these long-term assets, based on estimated future cash flows and concluded that the carrying amount of its long-term assets did not exceed its fair value, therefore the Company did not record any impairment loss on these assets.

NOTE 4 - INTANGIBLE ASSETS AND ACQUISITION

Christian Disposal Acquisition

On December 22, 2015, the Company, in order to expand into new markets and maximize the rate of waste internalization, acquired 100% of the membership interests of Christian Disposal LLC pursuant to that certain Amended and Restated Membership Interest Purchase Agreement, dated October 16, 2015, as amended by that certain First Amendment thereto, dated December 4, 2015.

The acquisition was accounted for by the Company using acquisition method under business combination accounting. Under this method, the purchase price paid by the acquirer is allocated to the assets acquired and liabilities assumed as of the acquisition date based on the fair value. By the application of “push-down” accounting, our assets, liabilities and equity were accordingly adjusted to fair value on December 22, 2015. Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions.

The purchase of Christian Disposal, LLC included the acquisition of assets of $20,035,847 and liabilities of $2,152,738. The aggregate purchase price consisted of the following:

Cash consideration	$13,008,109
Restricted stock consideration	2,625,000
Convertible Promissory Note	1,250,000
Contingent additional purchase price	1,000,000
Total	$17,883,109

As noted in the table above, the purchase price could be increased by a maximum amount of $2,000,000 depending upon the extension of certain contracts to which Christian Disposal, LLC is a party. At December 31, 2015, the fair value of the additional purchase price was determined to be $1,000,000. Also, the Company issued 1,750,000 restricted shares of common stock as consideration which was valued at market at the date of the closing.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 4 - INTANGIBLE ASSETS AND ACQUISITION (CONTINUED)

The following table summarizes the estimated fair value of Christian Disposal LLC, and subsidiary, assets acquired and liabilities assumed at the date of acquisition:

Cash	$197,173
Accounts receivable	974,538
Prepaid expense	84,196
Other current assets	53,810
Customer lists intangible assets	8,180,000
Non-competition agreement intangible asset	56,000
Goodwill	5,849,332
Property, plant, and equipment	4,640,798
Account payable	(1,001,721)
Deferred revenue	(1,007,525)
Accrued expenses	(106,396)
Capital lease	(37,096)
Total	$17,883,109

Eagle Ridge Landfill, LLC and Hauling Acquisition

On December 22, 2015, the Company, in order to expand into new markets and maximize the rate of waste internalization, consummated the closing of the certain Asset Purchase Agreement dated November 13, 2015, by and between the Company and Eagle Ridge Landfill, LLC, as amended by the certain Amendment to Asset Purchase Agreement, dated December 18, 2015, to which the Company and WCA Waste Corporation are also party. Pursuant to the Eagle Ridge Purchase Agreement, Meridian Land acquired a landfill located in Pike County, Missouri and certain assets, rights, and properties related to such business of Eagle Ridge, including certain debts.

The acquisition was accounted for by the Company using business combination accounting. Under this method, the purchase price paid by the acquirer is allocated to the assets acquired and liabilities assumed as of the acquisition date based on the fair value. By the application of “push-down” accounting, our assets, liabilities and equity were accordingly adjusted to fair value on December 22, 2015. Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 4 - INTANGIBLE ASSETS AND ACQUISITION (CONTINUED)

The purchase of Eagle Ridge Landfill, LLC and certain assets included the acquisition of assets of $9,947,224 and liabilities of $283,737. The aggregate purchase price consisted of a cash consideration of $9,663,487.

The following table summarizes the estimated fair value of Eagle Ridge Landfill LLC., assets acquired and liabilities assumed at the date of acquisition:

Cash	$470
Accounts receivable	272,480
Prepaid expense	6,870
Customer lists intangible assets	2,000,000
Landfill permit (including ARO)	3,396,519
Goodwill	1,630,310
Land	1,550,000
Property, Plant, and Equipment	1,090,575
Deferred revenue	(87,218)
Asset retirement obligation - permits	(196,519)
Total	$9,663,487

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisitions of Christian Disposal and Eagle Ridge occurred at January 1, 2014:

		Successor	Predecessor
	Year Ended December 31, 2015	Period from Acquisition May 16, 2014 to December 31, 2014	Period from January 1, 2014 to May 15, 2014

Total Revenue	$28,861,001	$17,872,328	$10,199,328
Net (loss) income	(17,763,377)	(1,581,195)	916,391
Basic net loss per share	$(1.23)	$(0.16)	$-

Meridian Waste Services, LLC Acquisition

In 2014, the Company, in order to establish a presence in the solid waste disposal industry, entered into an asset purchase agreement by and among the Company, HTSMWD, Meridian Waste Services, LLC (“MWS”) and the members of MWS, pursuant to which HTSMWD acquired certain assets and liabilities of MWS, in exchange for $11,115,000 cash, 13,191,667 shares of Class A Common Stock of HTSHC and 71,210 shares of Series B Cumulative Convertible Preferred Stock of HTSHC.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 4 - INTANGIBLE ASSETS AND ACQUISITION (CONTINUED)

The acquisition was accounted for by the Company using the acquisition method under business combination accounting. Under this method, the purchase price paid by the acquirer is allocated to the assets acquired and liabilities assumed as of the acquisition date based on the fair value. By the application of “push-down” accounting, our assets, liabilities and equity were accordingly adjusted to fair value on May 15, 2014. Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions.

The purchase of MWS included the acquisition of assets of $22,175,706 and liabilities of $2,075,956. The aggregate purchase price consisted of the following:

Cash consideration	$11,000,000
Estimated value of common stock issued to sellers	1,978,750
Estimated value of preferred stock issued to sellers	7,121,000
Total	$20,099,750

The following table summarizes the estimated fair value of MWS assets acquired and liabilities assumed at the date of acquisition:

Accounts receivable	$632,322
Prepaid expenses	123,544
Deposits	8,303
Containers	2,710,671
Furniture and equipment	299,450
Trucks	4,243,964
Customer lists	14,007,452
Non-compete agreement	150,000
Accounts payable and accrued expenses	(54,387)
Notes payable	(143,464)
Deferred revenue	(1,878,105)
Total	$20,099,750

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 4 - INTANGIBLE ASSETS AND ACQUISITION (CONTINUED)

The following tables set forth the intangible assets, both acquired and developed, including accumulated amortization for the years ended December 31, 2015 and December 31, 2014:

	December 31, 2015
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value

Customer lists	13.7 years	$24,187,452	$4,687,090	$19,500,362
Non compete agreement	4.2 years	206,000	50,301	155,699
Website	3.9 years	13,920	3,016	10,904
		$24,407,372	$4,740,407	$19,666,965

	December 31, 2014
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value

Capitalized software	5.0 years	$434,532	$-	$434,532
Customer list	4.5 years	14,007,452	1,867,660	12,139,792
Loan fees	4.5 years	50,613	11,248	39,365
Non compete agreement	4.5 years	150,000	20,000	130,000
Website	4.9 years	13,920	232	13,688
		$14,656,517	$1,899,140	$12,757,377

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 4 - INTANGIBLE ASSETS AND ACQUISITION (CONTINUED)

In the year ended December 31, 2015, customer lists include the intangible assets related to customer relationships acquired through the acquisition of Christian Disposal and Eagle Ridge with a cost basis of $10,180,000. The customer list intangible assets are amortized over their useful life which ranged from 5 to 20 years. Amortization expense, excluding amortization of landfill assets of $3,043, amounted to $2,869,385 and $1,899,140 for the period ending December 31, 2015 and 2014 respectively.

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE NOTES

The Company had the following long-term debt:

	December 31, 2015	December 31, 2014

Debt payable to Comerica Bank, senior debt	$-	$8,708,333
Debt payable to Praesidian Capital Opportunity Fund III, senior lender	-	-
Debt payable to Praesidian Capital Opportunity Fund III-A, senior lender	-	-
Goldman Sachs - Tranche A Term Loan - LIBOR Interest	40,000,000	-
Goldman Sachs - Revolver	-	-
Goldman Sachs - MDTL	-	-
Convertible Notes Payable	1,250,000	-
Capitalized lease - financing company, secured by equipment,	37,097
Equipment loans	395,118	-
Notes payable to seller of Meridian, subordinated debt	1,475,000	1,475,000
Less: debt discount	(2,152,603)	-
Total debt	41,004,611	10,183,333
Less: current portion	(417,119)	(1,357,143)
Long term debt less current portion	$40,587,493	$8,826,190

Convertible Notes Payable

The Company issued two promissory notes to related parties during the year ended December 31, 2014. These notes totaled $125,000 and are generally convertible into common stock of the Company at discounts of 20% to 25% of the lowest average trading prices for the stock during periods five to one day prior to the conversion date. These notes bear interest at 10% to 12%, are unsecured, and mature within one year of the date issued. The notes were issued to provide working capital for the Company. These notes are considered a stock settled debt in accordance with ASC 480 since any future stock issued upon conversion will have a fixed monetary value. Due to the conversion feature included in the notes, the Company has recorded a premium on the notes totaling $31,250 as of December 31, 2014. This amount has been charged to interest expense by the Company.

In 2015, as part of the purchase price consideration of the Christian Disposal acquisition, the Company issued a convertible promissory note to seller in the amount of $1,250,000. The note bears interest at 8% and matures on December 31, 2020. The seller may convert all or any part of the outstanding and unpaid amount of this note into fully paid and non-assessable common stock in accordance with the agreement.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE NOTES (CONTINUED)

In previous periods the Company issued two other notes to other related parties. These notes totaled $110,000 and are generally convertible into common stock of the Company at discounts of 20% to 25% of the lowest average trading prices for the stock during periods five to one day prior to the conversion date. These notes bear interest at 10% to 12%, are unsecured, and mature within one year of the date issued. The notes were issued to provide working capital for the Company. These notes are considered a stock settled debt in accordance with ASC 480 since any future stock issued upon conversion will have a fixed monetary value. Due to the conversion feature included in the notes, the Company has recorded a premium on the notes totaling $35,833 as of December 31, 2014. This amount has been charged to interest expense by the Company.

In 2015, approximately $225,000 of the issued promissory notes were converted into approximately 461,000 shares at the contractual conversion price. At December 31, 2015 the Company had $12,500 remaining in convertible notes to related parties, which includes $2,500 in put premiums.

Notes Payable

At December 31, 2014 the Company had a short term, non-interest bearing note payable of $150,000 which was incurred in connection with the Membership Interest Purchase Agreement discussed above. The Company also had a loan from Here to Serve Holding Corp. due to expenses paid by Here to Serve on behalf of the Company prior to the recapitalization. This loan totaled $376,585 bringing total notes payable to $526,585. In 2015, the short term, non-interest bearing note was paid off, and at December 31, 2015, the Company’s loan from Here to Serve Holding Corp. was $359,891.

Praesidian Notes Payable

On August 6, 2015, the Company refinanced its long-term debt payable to Comerica Bank. Proceeds from notes issued by the Company to Praesidian Capital Opportunity Fund III, LP and Praesidian Capital Opportunity Fund III-A, LP (together referred to as Praesidian) were $10,845,000. These funds were distributed as follows:

Payoff of short term bridge financing	$432,938
Payoff of lines of credit with Commerica Bank	1,745,799
Payoff of senior debt to Comerica Bank	7,953,433
Refinancing fees	712,830
$10,845,000

The Company’s Senior Secured Loan with Comerica Bank had an interest rate of LIBOR plus 4.25% with a two-year term based on a seven-year amortization schedule. In addition, the Company had a working capital line of credit with Comerica Bank of $1,250,000 at 4.75% of which the Company had drawn down $1,185,081 and $1,085,160 as of August 6, 2015 and December 31, 2014, respectively. There was CAPEX line of credit of $750,000, of which the Company had drawn down $560,718 and $590,000 as of August 6, 2015 and December 31, 2014, respectively; again at 4.75% interest. As noted above, these debts were paid off from the proceeds received from Praesidian.

The debt to Praesidian had a maturity date of August 6, 2020 with interest paid monthly at an annual rate of 14%. In addition to the 14% interest rate, the Company issued to Praesidian warrants to purchase 1,293,022 shares of Common Stock of the Company.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE NOTES (CONTINUED)

Goldman Sachs Credit Agreement

On December 22, 2015, in connection with the closing of acquisitions of Christian Disposal, LLC and certain assets of Eagle Ridge Landfill, LLC, the Company was extended certain credit facilities by certain lenders under a credit agreement among the Company, certain of its affiliates, the lenders party thereto and Goldman Sachs Specialty Lending Group, L.P., as administrative agent, collateral agent and lead arranger, consisting of $40,000,000 aggregate principal amount of Tranche A Term Loans, $10,000,000 aggregate principal amount of commitments to make Multi-Draw Term Loans and up to $5,000,000 aggregate principal amount of Revolving Commitments. The loans are secured by liens on substantially all of the assets of the Company and its subsidiaries. The debt has a maturity date of December 22, 2020 with interest paid monthly at an annual rate of approximately 9% (subject to variation based on changes in LIBOR or another underlyingreference rate). In addition, there is a commitment fee paid monthly on the Multi-Draw Term Loans and Revolving Commitments at an annual rate of 0.5%. The Company has adopted ASU 2015-03 and is showing loan fees net of long-term debt on the balance sheet.

The proceeds of the loans were used to partially fund the acquisitions referenced above and refinance existing debt with Praesidian, among other things. The funds to payoff the Praesidian notes were distributed as follows:

Aggregate outstanding principal balance of the Notes	$10,845,043
Aggregate accrued but unpaid interest on the Notes	82,844
Prepayment Premium1	325,351
Accrued PIK	9,941
Tax Liability	150,000
Accrued but unpaid fees and expenses	4,000
Payoff Amount	$11,417,179

The Company re-paid in full and terminated its agreements with Praesidian which effected the cancellation of certain warrants that the Company issued to Fund III for the purchase of 931,826 shares of the Company’s common stock and to Fund III-A for the purchase of 361,196 shares of the Company’s common stock. In consideration for the cancellation of the Praesidian Warrants, the Company issued to Praesidian Capital Opportunity Fund III, LP, 1,153,052 shares of common stock and issued to Praesidian Capital Opportunity Fund III-A, LP, 446,948 shares of common stock. Due to the early termination of the notes and cancellation of the warrants, the Company recorded a loss on extinguishment of debt of $1,899,161 in the year ended December 31, 2015.

In addition, in connection with the credit agreement, the Company issued warrants to Goldman, Sachs & Co. for the purchase of shares of the Company’s common stock equivalent to a 6.5% Percentage Interest at a purchase price equal to $449,553, exercisable on or before December 22, 2023. The warrants grant the holder certain other rights, including registration rights, preemptive rights for certain capital raises, board observation rights and indemnification. See discussion of warrants below.

Subordinated Debt

In connection with the acquisition with Meridian Waste Services, LLC on May 15, 2014, notes payable to the sellers of Meridian issued five-year term subordinated debt loans paying interest at 8%. At December 31, 2015 and December 31, 2014, the balance on these loans was $1,475,000 and $1,475,000, respectively.

The debt payable to Comerica at December 31, 2014 and the Equipment loans at December 31, 2015 were the debt of Here to Serve- Missouri Waste Division, LLC, a subsidiary of the Company.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE NOTES (CONTINUED)

Equipment Loans

Finally, during the year ended December 31, 2015, the Company entered into four long-term loan agreements in connection with the purchase of equipment with rates between 4% and 5%. At December 31, 2015, the balance of these four loans was $425,149.

Derivative Liability - Warrants

As indicated above, the Company issued warrants to Praesidian and Goldman, Sachs & Co. to purchase shares of common stock. Due to the put features contained in the agreements, derivative liabilities were recorded for the warrants.

The Company’s derivative warrant instruments related to Praesidian have been measured at fair value at the date of cancellation, December 22, 2015, using the Black-Scholes model. The Back-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk free interest rate, the current stock price, the estimated volatility of the stock price in the future and the dividend rate. The key inputs used in the December 22, 2015 fair value calculations were as follows:

December 22, 2015
Current exercise price	$0.025
Time to expiration	8/6/2016
Risk-free interest rate	0.33%
Estimated volatility	230%
Dividend	0%
Stock price on December 22, 2015	$1.50
Expected forfeiture rate	0%

The Company’s derivative warrant instruments related to Goldman, Sachs & Co. have been measured at fair value at the date of issuance December 22, 2015 and December 31, 2015, using the Black-Scholes model. The liability is revalued at each reporting period and changes in fair value are recognized currently in the consolidated statement of operations.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE NOTES (CONTINUED)

The key inputs used in the December 22, and December 31, 2015 fair value calculations were as follows:

December 22, 2015
Purchase Price	$450,000
Time to expiration	12/22/2023
Risk-free interest rate	2.11%
Estimated volatility	45%
Dividend	0%
Stock price on December 22, 2015	$1.50
Expected forfeiture rate	0%

December 31, 2015
Purchase Price	$450,000
Time to expiration	12/22/2023
Risk-free interest rate	2.15%
Estimated volatility	45%
Dividend	0%
Stock price on December 31, 2015	$1.90
Expected forfeiture rate	0%

The change in the market value for the period ending December 31, 2015 is as follows:

Fair value of warrants @ December 31, 2014	$-

Issuance of Praesdian warrants @ August 6, 2015	904,427

Unrealized loss on derivative liability	1,004,213

Cancellation of Praesidian warrants @ December 22, 2015	(1,908,640)

Issuance of Goldman warrants @ December 22, 2015	2,160,000

Unrealized loss on derivative liability	660,000

Fair value of warrants @ December 31, 2015	$2,820,000

Derivative Liability – Interest Rate Swap

The Company sometimes borrows at variable rates and uses interest rate swaps as cash flow hedges of future interest payments, which have the economic effect of converting borrowings from floating rates to fixed rates. The interest rate swaps allow the Company to raise long-term borrowings at floating rates and swap them into fixed rates that are lower than those available if it borrowed at fixed rates directly. Under the interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed contract rates and floating rate interest amounts calculated by reference to the agreed notional principal amounts.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE NOTES (CONTINUED)

At December 31, 2014, the Company had $5,414,634 of non-amortizing variable rate debt outstanding with interest payments due on a monthly basis. The note accrues interest at the 1-month LIBOR plus 4.25%. In order to hedge interest rate risk, the Company entered into an interest rate swap for a notional amount of $5,414,634 at fixed rate of 4.75%. Under the swap agreement, the Company pays the fixed rate on the $5,414,634 notional amount on a monthly basis, and receives the 1-month LIBOR plus 4.25% on a monthly basis. Payments are settled on a net basis, and the Company has effectively converted its variable-rate debt into fixed-rate debt with an effective interest rate of 4.75%. As discussed above, the debts to Comerica were paid off from the funding received from Praesidian. The net settlement amount of the interest rate swap as of December 31, 2015 and December 31, 2014 was $0 and $40,958, respectively.

NOTE 6- SHAREHOLDERS’ EQUITY

Common Stock

The Company has authorized 75,000,000 shares of $0.025 par common stock. At December 31, 2015 and 2014 there were 21,038,650 and 9,963,418 shares issued and outstanding.

Treasury Stock

During 2014, the Company’s Board of Directors authorized a stock repurchase of 230,000 shares of its common stock for approximately $230,000 at an average price of $1.00 per share. As of December 31, 2015 and 2014 the Company holds 230,000 shares of its common stock in its treasury.

Preferred Stock

The Company has authorized 5,000,000 shares of Preferred Stock, for which two classes have been designated to date. Series A has 51 shares issued and outstanding and Series B has 71,210 shares issued and outstanding as of December 31, 2015 and 2014, respectively.

Each share of Series A Preferred Stock has no conversion rights, is senior to any other class or series of capital stock of the Company and special voting rights. Each one (1) share of Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

Holders of Series B Preferred Stock shall be entitled to receive when and if declared by the Board of Directors cumulative dividends at the rate of twelve percent (12%) of the Original Issue Price. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, immediately prior and in preference to any distribution to holders of the Company’s common stock, an amount per share equal to the sum of $100.00 and any accrued and unpaid dividends of the Series B Preferred Stock. Each share of Series B Preferred Stock may be converted at the option of the holder into the Company’s Common stock. The shares shall be converted using the “Conversion Formula”: divide the Original Issue Price by 75% of the average closing bid price of the Common Stock for the five (5) consecutive trading days ending on the trading day of the receipt by the Company of the notice of conversion.

At December 31, 2015 and 2014, the Company’s Series B Preferred Stock dividends in arrears on the 12% cumulative preferred stock were approximately $1,033,000 ($14.50 per share) and $2.50 ($2.50 per share), respectively.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 6- SHAREHOLDERS’ EQUITY (CONTINUED)

Common Stock Transactions

During the years ended December 31, 2015 and 2014, the Company issued, 11,075,232 and 9,054,134 shares of common stock, respectively. The fair values of the shares of common stock were based on the quoted trading price on the date of issuance. Of the 11.1 million shares issued for year ending December 31, 2015, the Company:

1.
Issued 1,573,550 of these shares were issued to vendors for services generating a professional fees expense of $830,970;
2.
Issued 5,690,843 of these shares to officers and employees as incentive compensation resulting in compensation expense of $7,356,180;
3.
Issued 460,839 shares of common stock, due to the conversion of related party debt. Per the convertible note agreement, the shares were converted at 75% of the closing bid price on the date of conversion. The value of the debt and accrued interest converted was $318,927;
4.
Issued 1,750,000 shares as part of the acquisition of Christian Disposal LLC, these shares were record as part of the purchased price consideration as noted above. These share were valued at market as of the date of the acquisition; and,
5.
Issued 1,600,000 shares of common stock, due to the cancellation of Praesidian warrants. As part of this extinguishment of debt the company recorded a loss of approximately, $1.8 million.

For fiscal year ended December 31, 2014, the Company acquired the membership interest of HTSMWD, HTST and HTSGWD in exchange for 9,054,134 shares of the Company’s common stock. This transaction was closed on October 17, 2014 and HTSMWD became wholly-owned by the Company. The Company is deemed to have issued 1,139,284 shares of common stock which represents the outstanding common shares of the Company just prior to the closing of the transaction.

The Company has issued and outstanding warrants of 1,673,559 common shares, as adjusted, with the current exercise price of $0.269, as adjusted, expiring December 31, 2023. A summary of the status of the Company’s outstanding common stock warrants as of December 31, 2015 and 2014, with changes during the years ending on those dates are as follows:

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 6- SHAREHOLDERS’ EQUITY (CONTINUED)

	Number of Shares	Average Exercise Price	If Exercised	Expiration Date
Outstanding, January 1, 2014	-	$-	$-	-
Granted	-	-	-	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Outstanding, December 31, 2014	-	$-	$-

Granted - Praesidian	1,293,022	$0.025	$32,326	-
Forfeited/Cancellation - Praesidian	(1,293,022)	$0.025	(32,326)	-
Granted - Goldman Sachs	1,673,559	$0.269	449,518	December 31, 2023
Forfeited/Cancellation - Goldman Sachs	-	-	-	-
Exercised	-	-	-	-
Outstanding, December 31, 2015	1,673,559	$-	$449,518	-
Warrants exercisable at December 31, 2015	1,673,559

NOTE 7 - INCOME TAXES

The Company accounts for income taxes in accordance with Accounting Standards Codification (ASC-740) “Accounting for Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

The Company had a net operating loss carry forward of approximately $12.3 million at December 31, 2015 and had no Federal or State income tax obligations. The Company had no significant tax effects resulting from the temporary differences that give rise to deferred tax assets and deferred tax liabilities for the years ended December 31, 2015 and 2014 other than net operating losses.

The Company’s loss carry forward of approximately $12.3 may offset future taxable income through tax year 2035. However, in accordance with IRC Section 382, the availability and utilization of the losses may be severely limited since the business combination that occurred on October 17, 2014 triggered the IRC Section 382 limitations.

Prior to October 17, 2014, the date of the reverse acquisition transaction discussed in Note 1 above, the operating entities were owned by unrelated third party partners/members, and as limited liability companies, the operating companies’ losses for the period January 1, 2014 to October 17,2014 flowed through to such partners/members. Therefore, as there were no tax allocation arrangements with the previous partners/members, the Company has not recorded in these financials statements any current or deferred income tax expense, income tax liabilities or deferred tax assets/liabilities relating to such pre-acquisition activity (losses).

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate of 34% as follows for the periods ended December 31, 2015 and 2014:

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 7 - INCOME TAXES (CONTINUED)

	Years Ended December 31,
	2015	2014
Computed "expected" benefit	$(6,538,843)	$(773,000)
Effect of state income taxes, net of federal benefit	(769,276)	(136,000)
Effect of change in tax rates	-	(280,760)
Pre-acquisition losses	-	640,000
Stock based compensation and other permanent differences	4,577,831	-
Increase in valution allowance	2,730,288	549,760
	$-	$-

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different year for tax and financial reporting purposes. The Components of the net deferred tax assets for the years ended December 31, 2015 and 2014 were as follows:

	Years Ended December 31,
	2015	2014
Net operating loss carry forward	$4,686,288	$1,956,000
Less: Valuation allowance	(4,686,288)	(1,956,000)
	$-	$-

The valuation allowance was increased by approximately $2,730,288 and $550,000 during the years ended December 31, 2015 and 2014.

NOTE 8 - FAIR VALUE MEASUREMENT

ASC Topic 820 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data and requires disclosures for assets and liabilities measured at fair value based on their level in the hierarchy. Also, ASC Topic 820 provides clarification that in circumstances, in which a quoted price in an active market for the identical liabilities is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update.

The standard describes a fair value hierarchy based on three levels of input, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

Level 1 - Quoted prices in active markets for identical assets and liabilities.
Level 2 - Input other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets of liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liabilities.
Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 8 - FAIR VALUE MEASUREMENT (CONTINUED)

The following table sets forth the liabilities at December 31, 2015 and 2014, which is recorded on the balance sheet at fair value on a recurring basis by level within the fair value hierarchy. As required, these are classified based on the lowest level of input that is significant to the fair value measurement:

		Fair Value Measurements at Reporting Date Using
	December 31, 2015	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Observable Inputs (Level 3)

Derivative liability	$2,820,000	$-	$-	$2,820,000

Stock settled debt premium	12,500	10,000	-	2,500

Total	$2,832,500	$10,000	$-	$2,822,500

		Fair Value Measurements at Reporting Date Using
	December 31, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Observable Inputs (Level 3)

Interest Rate Swap	$40,958	$-	$-	$40,958

Stock settled debt	308,083	235,000	-	67,083

Total	$349,041	$235,000	$-	$108,041

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 9 - LEASES

The Company’s has entered into non-cancellable leases for its office, warehouse facilities and some equipment. These lease agreements commence on various dates from September 1, 2010 to December 2015 and all expires on or before December, 2020. Future minimum lease payments at December 31, 2015 are as follows:

2016	$442,408
2017	448,408
2018	164,493
2019	111,103
2020	71,500
Thereafter	-
Total	$1,237,912

The Company has also entered into various other leases on a month to month basis for machinery and equipment. Rent expense amounted to $320,154 and $177,801 for the year ended December 31, 2015 and 2014, respectively.

NOTE 10 – BONDING

In connection with normal business activities of a company in the solid waste disposal industry, Meridian may be required to acquire a performance bond. As part of the Company’s December 22, 2015 acquisitions of Christian Disposal, LLC and Eagle Ridge Landfill, LLC, Meridian acquired a performance bond in the approximate amount of $7,400,000 with annual expenses of $221,000. For fiscal year ended December 31, 2015, the Company had approximately $6,000 of expenses related to this performance bond and for fiscal year ended December 31, 2014, the Company was not required to obtain a performance bond.

NOTE 11 - EMPLOYMENT CONTRACT

Pursuant to the Christian Disposal, LLC and subsidiary purchase, the company has entered into an employment contract with its Area Vice President of Business Development and Marketing through 2020 that provides for a minimum annual salary, cash and stock option bonuses. At December 31, 2015, the total commitment, excluding incentives, was approximately $1,500,000.

Note 12 - LITIGATION

The Company is involved in various lawsuits related to the operations of its subsidiaries. Management believes that it has adequate insurance coverage and/or has appropriately accrued for the settlement of these claims. If applicable, claims that exceed amounts accrued and/or that are covered by insurance, management believes they are without merit and intends to vigorously defend and resolve with no material impact on financial condition.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 13 – RELATED PARTY TRANSACTIONS

Sale of Capitalized Software

On January 7, 2015, in an effort to give investors a more concentrated presence in the waste industry the Company sold the capitalized software assets of Here to Serve Technology, LLC (HTST) to Mobile Science Technologies, Inc., a Georgia corporation (MSTI), a related party due to being owned by some of the shareholders of the Company. No gain or loss was recognized on this transaction as the Company received equity equal to book value ($434,532) of the capitalized software in the exchange. This represents approximately 15% of the equity of MSTI and is reflected in the accompanying balance sheet as “investment in related party affiliate”. The Company's investment of 15% of the common stock of MSTI is accounted for under the equity method because the company exercises significant influence, over its operating and financial activities. Significant influence is exercised because both Companies have a Board Member in common. Accordingly, the investment in MSTI is carried at cost, adjusted for the Company's proportionate share of earnings or losses.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 13 – RELATED PARTY TRANSACTIONS (CONTINUED)

The following presents unaudited summary financial information for MSTI. Such summary financial information has been provided herein based upon the individual significance of this unconsolidated equity investment to the consolidated financial information of the Company.

Following is a summary of financial position and results of operations of MSTI:

Summary of Statements of Financial Condition	2015
(UNAUDITED)
Assets
Current assets	$4,481
Noncurrent assets	2,869,553
Total assets	$2,874,034

Liabilities and Equity
Current liabilities	$213,264
Noncurrent liabilities	-
Equity	2,660,770
Total liabilities and equity	$2,874,034

Summary of Statements of Operations

Revenues	$1,364
Expense	470,342
Net loss	$(468,978)

The Company recorded losses from its investment in MSTI, accounted for under the equity method, of approximately $70,000 during fiscal year ended 2015. The charge reflected the Company’s share of MSTI losses recorded in that period, as well as the write-down of the investment and the write-off of certain receivables. While the Company has ongoing agreements with MSTI relating to the use of MSTI's software technology, the Company has no obligation to otherwise support the activities of MSTI. As of December 31, 2015, the Company has $133,000 in prepaid expenses related to MSTI.

NOTE 14 - SUBSEQUENT EVENTS

EQUITY AND INCENTIVE PLAN

Effective March 10, 2016, the Board of Directors (the “Board”) of the Company approved, authorized and adopted the 2016 Equity and Incentive Plan (the “ Plan”) and certain forms of ancillary agreements to be used in connection with the issuance of stock and/or options pursuant to the Plan (the “Plan Agreements”). The Plan provides for the issuance of up to 7,500,000 shares of common stock, par value $.025 per share (the “Common Stock”), of the Company through the grant of non-qualified options (the “Non-qualified options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) and restricted stock (the “Restricted Stock”) to directors, officers, consultants, attorneys, advisors and employees.

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 14 - SUBSEQUENT EVENTS (CONTINUED)

The Plan shall be administered by a committee consisting of two or more independent, non-employee and outside directors (the “Committee”). In the absence of such a Committee, the Board shall administer the Plan. The Plan is currently being administered by the Board.

Options are subject to the following conditions:

(i)
The Committee determines the strike price of Incentive Options at the time the Incentive Options are granted. The assigned strike price must be no less than 100% of the Fair Market Value (as defined in the Plan) of the Company’s Common Stock. In the event that the recipient is a Ten Percent Owner (as defined in the Plan), the strike price must be no less than 110% of the Fair Market Value of the Company.
(ii)
The strike price of each Non-qualified Option will be at least 100% of the Fair Market Value of such share of the Company’s Common Stock on the date the Non-qualified Option is granted, unless the Committee, in its sole and absolute discretion, elects to set the strike price of such Non-qualified Option below Fair Market Value.
(iii)
The Committee fixes the term of Options, provided that Options may not be exercisable more than ten years from the date the Option is granted, and provided further that Incentive Options granted to a Ten Percent Owner may not be exercisable more than five years from the date the Incentive Option is granted.
(iv)
The Committee may designate the vesting period of Options. In the event that the Committee does not designate a vesting period for Options, the Options will vest in equal amounts on each fiscal quarter of the Company through the five (5) year anniversary of the date on which the Options were granted. The vesting period accelerates upon the consummation of a Sale Event (as defined in the Plan).
(v)
Options are not transferable and Options are exercisable only by the Options’ recipient, except upon the recipient’s death.
(vi)
Incentive Options may not be issued in an amount or manner where the amount of Incentive Options exercisable in one year entitles the holder to Common Stock of the Company with an aggregate Fair Market value of greater than $100,000.

Awards of Restricted Stock are subject to the following conditions:

(i)
The Committee grants Restricted Stock Options and determines the restrictions on each Restricted Stock Award (as defined in the Plan). Upon the grant of a Restricted Stock Award and the payment of any applicable purchase price, grantee is considered the record owner of the Restricted Stock and entitled to vote the Restricted Stock if such Restricted Stock is entitled to voting rights.
(ii)
Restricted Stock may not be delivered to the grantee until the Restricted Stock has vested.
(iii)
Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as provided in the Plan or in the Award Agreement (as defined in the Plan).

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 14 - SUBSEQUENT EVENTS (CONTINUED)

Jeffrey Cosman - Employment Agreement, Director Agreement and Restricted Stock Agreement

On March 11, 2016, the Company entered into an employment agreement with Mr. Cosman (the “Cosman Employment Agreement”). Mr. Cosman is currently the Chief Executive Officer and Chairman of the Board of Directors of the Company and prior to the execution and delivery of the Cosman Employment Agreement, terms of Mr. Cosman’s employment were governed by that certain previous employment agreement assumed by the Company in connection with the Company’s purchase of certain membership interests owned by such previous employer on October 17, 2014. The Cosman Employment Agreement has an initial term from March 11, 2016 through December 31, 2017 and the term will automatically renew for one (1) year periods unless otherwise terminated in accordance with the terms therein. Mr. Cosman will receive a base salary of $525,000 and Mr. Cosman’s compensation will increase by 5% on January 1 of each year. Mr. Cosman may also receive a cash bonus based on the Company’s performance relative to its annual target performance, as well as an annual equity bonus in the form of restricted common stock, in accordance with the Company’s 2016 Equity and Incentive Plan (the “Plan”) and subject to the restrictions contained therein, equivalent to 6% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities and equity or debt financings during the preceding year. Upon any termination of Mr. Cosman’s employment with the Company, except for a termination for Cause, Mr. Cosman shall be entitled to a severance payment equal to the greater of (i) five years’ worth of the then existing base salary and (ii) the last year’s bonus.

On March 11, 2016, the Company entered into a director agreement with the Company’s Chairman of the Board and Chief Executive Officer, Jeffrey Cosman, as amended by the First Amendment to Director Agreement entered into by the parties on April 13, 2016 (the "Cosman Director Agreement").

On March 11, 2016, the Company entered into a restricted stock agreement with Mr. Cosman (the “Cosman Restricted Stock Agreement”), pursuant to which 4,253,074 shares of the Company's common stock, subject to certain restrictions set forth in the Cosman Restricted Stock Agreement, were issued to Mr. Cosman pursuant to the Cosman Employment Agreement and the Plan.

Walter H. Hall, Jr. - Director Agreement and Employment Agreement

On March 11, 2016, the Company entered into a director agreement with Mr. Walter H. Hall, Jr., as amended by the First Amendment to Director Agreement entered into by the parties on April 13, 2016 (the “Hall Director Agreement”), concurrent with Mr. Hall’s appointment to the Board of Directors of the Company (the “Board”) effective March 11, 2016 (the “Effective Date”).

MERIDIAN WASTE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

On March 11, 2016, the Company entered into an executive employment agreement with Mr. Hall (the “Hall Employment Agreement”). Mr. Hall will have the title of President and Chief Operating Officer. The Hall Employment Agreement has an initial term of thirty-six (36) months and the term will automatically renew for one (1) year periods, unless otherwise terminated pursuant to the terms contained therein. Mr. Hall will receive a base salary of $300,000 beginning upon the Company’s closing of acquisitions in the aggregate amount of $35,000,000 from the date the Hall Employment Agreement is executed. Mr. Hall may also receive an annual bonus of up to $175,000, or such larger amount approved by the Board, as well as an annual equity bonus (in the form of restricted common stock, in accordance with the Plan and subject to the restrictions contained therein) equivalent to 2% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities and equity or debt financings during the preceding year. Additionally, Mr. Hall received two million (2,000,000) restricted shares of the Company’s common stock upon the execution of the Hall Employment Agreement

EQUITY SUBSCRIPTION AGREEMENT

On April 8, 2016, the Company completed the final closing (the “the Closing”) of a private placement offering to accredited investors (the “Offering”) of up to $1,600,000 of the Company’s restricted common stock, par value $0.025 per share.

In connection with the Closing, the Company entered into definitive subscription agreements (the “Subscription Agreements”) with five (5) accredited investors (the “Investors”) and issued an aggregate of 1,428,573 shares of Common Stock for aggregate gross proceeds to the Company of $1,600,000.

The Subscription Agreements provide that the Company shall issue additional shares of Common Stock in the event that, prior to the first anniversary of the Subscription Agreement, such Investor sells all of the Common Stock purchased under the Subscription Agreement and receives less than the full amount of the purchase price paid under the Subscription Agreement, and the Subscription Agreements contain typical representations and warranties.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders
Meridian Waste Solutions, Inc.

We have audited the accompanying balance sheet of Meridian Waste Services, LLC (the “Predecessor Company”) as of December 31, 2013 and the related statements of operations, changes in members’ equity, and cash flows for the period from January 1, 2014 to May 15, 2014 and for the year ended December 31, 2013. These financial statements are the responsibility of the Predecessor Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Predecessor Company as of December 31, 2013 and the results of their operations and their cash flows for the period from January 1, 2014 to May 15, 2014 and for the year ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

s/ D’Arelli Pruzansky, P.A.
Certified Public Accountants

Boca Raton, Florida
April 13, 2015

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Shareholders
Meridian Waste Solutions, Inc.

We have audited the accompanying consolidated balance sheets of Meridian Waste Solutions, Inc. and Subsidiaries (formerly Brooklyn Cheesecake and Desserts Company, Inc.) (the “Successor Company”) as of December 31, 2014, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the period from May 16, 2014 to December 31, 2014. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Successor’s Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Successor Company as of December 31, 2014, and the results of its operations and cash flows for the period from May 16, 2014 to December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, in connection with the acquisition of Meridian Waste Services, LLC by Here to Serve Holding Corp. a new basis of accounting was established as of May 15, 2014.

s/ D’Arelli Pruzansky, P.A.
Certified Public Accountants

Boca Raton, Florida
April 13, 2015

Meridian Waste Solutions, Inc.
Balance Sheet

	Successor	Predecessor

	December 31,	December 31,
	2014	2013
ASSETS
Current Assets
Cash	$438,907	$1,461,372
Accounts receivable, trade, net	588,479	440,570
Employee advance	37	2,000
Prepaid expenses	221,999	75,000
Other current assets	41,815	189,521
Total Current Assets	1,291,237	2,168,463

Property and Equipment, net of accumulated
depreciation of $956,315 and $7,780,233 respectively	7,654,765	4,810,603

Other Assets
Loan to member		50,000
Capitalized software	434,532	-
Customer list, net of accumulated
amortization of $1,867,660	12,139,792	-
Deposits	8,303	8,303
Loan fees, net of accumulated
amortization of $11,247	39,365	-
Non-compete, net of accumulated
amortization of $20,000	130,000	-
Website, net of accumlated amortization of $232	13,688
Total Other Assets	12,765,680	58,303

TOTAL ASSETS	$21,711,682	$7,037,369

LIABILITIES & SHAREHOLDERS' EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts payable	$449,840	$239,739
Accrued expenses	67,365	94,620
Notes payable	526,585	-
Deferred compensation	729,000	-
Deferred revenue	1,929,882	1,910,465
Convertible notes due related parties, includes put premiums	302,083	-
Operating line of credit and capital expenditure line of credit	1,675,160	50,000
Current portion - long term debt	1,357,143	1,211,299
Total Current Liabilities	7,037,058	3,506,123

Derivative liability - interest rate swap	40,958
Long-term notes payable
Less: current portion - long term debt	8,826,190	1,991,508

Total Liabilities	15,904,206	5,497,631

Shareholders' Equity (Deficit)
Members' equity	-	1,539,738
Preferred Series A stock, par value $.001, 51 shares authorized, issued and outstanding	-	-
Preferred Series B stock, par value $.001, 71,210 shares authorized, issued and outstanding	71	-
Common stock, par value $.025, 75,000,000 shares authorized, 9,963,418 shares issued and outstanding	249,085	-
Treasury stock, at cost (230,000 shares)	(224,250)
Additional paid in capital	14,370,296	-
Accumulated deficit	(8,587,726)	-
Total Shareholders' Equity	5,807,476	1,539,738

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$21,711,682	$7,037,369

See accompanying footnotes to financial statements

Meridian Waste Solutions, Inc.
Statement of Operations

	Successor	Predecessor

	Period from	Period from
	Acquisition	January 1,
	May 16, 2014 to	2014	Year Ended
	December 31,	to May 15,	December 31,
	2014	2014	2013
Income
Revenue
Software sales	$1,864	$-	$-
Services	7,951,607	4,248,605	11,349,872
Total Revenue	7,953,471	4,248,605	11,349,872

Cost of Sales/Services
Cost of Sales/Services	5,019,286	2,603,280	6,968,847
Depreciation	932,526	504,515	1,411,440
Total Cost of Sales/Services	5,951,812	3,107,795	8,380,287

Gross Profit	2,001,659	1,140,810	2,969,585

Expenses
Bad debt expense	98,381	-	42,508
Compensation and related expense	751,398	213,391	703,688
Depreciation and amortization	1,932,459	5,748	13,537
Selling, general and administrative	1,397,570	469,593	826,888
Total Expenses	4,179,808	688,732	1,586,621

Other Income (Expenses):
Miscellaneous income (loss)	1,331	2,996	6,995
Interest income	-	-	-
Gain (loss) on disposal of assets	(20,830)	-	(6,250)
Unrealized (loss) on interest rate swap	(40,958)	-
Loss on bad loans		-	(403)
Recapitalization expense	(70,000)
Interest expense	(348,136)	(184,011)	(146,659)
Total Other Expenses	(478,593)	(181,015)	(146,317)

Net Income (Loss) before income taxes	(2,656,742)	271,063	1,236,647

Income tax expense	-	-	-

Net Income (Loss)	$(2,656,742)	$271,063	$1,236,647

Basic Net Loss Per Share	(0.27)

Weighted Average Number of Shares Outstanding
(Basic and Diluted)	9,963,418

See accompanying footnotes to financial statements

Meridian Waste Solutions, Inc.
Statement of Changes in Shareholders' Equity (Deficit)
For The Year Ended December 31, 2014

	Common Shares	Common Stock, Par	Preferred Series A Shares	Preferred Series A Stock, Par	Preferred Series B Shares	Preferred Series B Stock, Par	Treasury Stock	Additional Paid in Capital	Members' Equity	Accumulated Deficit	Total
Predecessor
Balance at December 31, 2012	-	$-	-	$-	-	$-	-	$-	$1,278,091	$-	$1,278,091

Net income (loss)	-	-	-	-	-	-	-	-	1,236,647	-	1,236,647
Members' distributions	-	-	-	-	-	-	-	-	(975,000)	-	(975,000)

Balance at December 31, 2013	-	-	-	-	-	-	-	-	1,539,738	-	1,539,738

Net income, January 1, 2014 - May 15, 2014	-	-	-	-	-	-	-	-	271,063	-	271,063
Members' distributions, January 1, 2014 - May 15, 2014	-	-	-	-	-	-	-	-	(585,000)	-	(585,000)

Balance at May 15, 2014	-	$-	-	$-	-	$-	-	$-	$1,225,801	$-	$1,225,801

Successor
Balance at May 16, 2014	9,054,134	$226,353	51	$-	71,210	$71	$-	$12,992,347		$(5,930,984)	$7,287,786

Recapitalization of the Company	1,139,284	28,482	-	-	-	-	-	(28,482)		-	-

Treasury stock purchased as part of recapitalization	(230,000)	(5,750)	-	-	-	-	(224,250)	-		-	(230,000)

Capital contributed by related party through foregiveness of debt in connection with recapitalization	-	-	-	-	-	-	-	1,406,431		-	1,406,431

Net loss										(2,656,742)	(2,656,741)
Balance December 31, 2014	9,963,418	$249,085	51	$-	71,210	$71	$(224,250)	$14,370,296		$(8,587,726)	$5,807,476

See accompanying footnotes to financial statements

Meridian Waste Solutions, Inc.
Statement of Cash Flows

	Successor	Predecessor

	Period from	Period from
	Acquisition	January 1,
	May 16, 2014 to	2014	Year Ended
	December 31,	to May 15,	December 31,
	2014	2014	2013
OPERATING ACTIVITIES
Net income (loss) from operations	$(2,656,742)	$271,063	$1,236,647
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation & Amortization	2,864,985	510,263	1,424,979
(Gain) Loss on sale of asset	20,830	-	6,250
Changes in working capital items:
Accounts receivable	43,843	(153,443)	(96,609)
Employee advance/other receivables	(38)	200	(126,798)
Prepaid expenses	(140,270)	65,976	(72,240)
Due to Here to Serve Holding Corp.	376,585	-	-
Accounts payable & accrued expenses	431,328	133,219	103,102
Increase in deferred compensation	243,000	-	-
Deferred revenue	51,778	(32,360)	165,887
Derivative liability	40,958	-	-
Other current liabilities	932,135	-	25,000
Cash flow from operating activities	2,208,392	794,918	2,666,218

INVESTING ACTIVITIES
Proceeds from sale of fixed assets	-	-	12,415
Purchased capitalized software	(60,512)	-	-
Purchased equipment	(1,407,251)	(170,886)	(2,058,359)
Purchased software	(13,920)	-	-
Cash flow from investing activities	(1,481,682)	(170,886)	(2,045,944)

FINANCING ACTIVITIES
Proceeds from notes due related parties	123,333	-	-
Member distributions		(585,000)	(975,000)
Loan from member	-	-	25,000
Payments for purchase of treasury stock	(230,000)	-	-
Principle payments on notes payable	(791,667)	(449,499)	(1,208,210)
Proceeds from CAPEX line of credti	590,000	-	1,352,752
Cash flow from financing activities	(308,334)	(1,034,499)	(805,458)

Net change in cash	418,376	(410,467)	(185,184)
Beginning cash	20,531	1,461,372	1,646,556
Ending Cash	$438,907	$1,050,905	$1,461,372

Supplemental disclosure of cash flow information:
Cash paid for interest	$348,136	$52,559	$146,659

Supplemental Non-Cash Investing and Financing Information:
Debt foregiveness by related party in connection with recapitalization	$1,406,431	$-	$-

See accompanying footnotes to financial statements

MERIDIAN WASTE SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 1 – NATURE OF OPERATIONS AND ORGANIZATION

Nature of Operations

Meridian Waste Solutions, Inc. (formerly Brooklyn Cheesecake and Desserts Company, Inc.) (the “Company”) is currently operating under three separate Limited Liability Companies; Here To Serve Missouri Waste Division, LLC (“HTSMWD”), a Missouri Limited Liability Company, Here To Serve Technology Division, LLC (“HTST), a Georgia Limited Liability Company and Here To Serve Georgia Waste Division, LLC (“HTSGWD”), a Georgia Limited Liability Company.

In 2014, HTSMWD purchased the assets of a large solid waste disposal company in the St. Louis, MO market. See Explanation of Change in Accounting Basis below. This acquisition is considered the platform company for future acquisitions in the solid waste disposal industry. HTSGWD was created to facilitate expansion in this industry throughout the Southeast. The Company is primarily in the business of residential and commercial waste hauling and has contracts with various cities and municipalities. The majority of the Company’s customers are located in the St. Louis metropolitan area.

Through acquisitions and restructuring, HTST has repositioned the Company’s presence in the software development industry. By acquiring products developed for the mobile app market and by shifting the focus of future development, HTST is anticipating significant expansion into this growing business segment.

Organization

Recapitalization

On October 17, 2014 Here to Serve Missouri Waste Division, LLC, (HTSMWD) a Missouri Limited Liability Company, which is the historical business, entered into a Share Exchange Agreement with the Company and the sole member of HTSMWD whereby the Company agreed to acquire the membership interest of HTSMWD, HTST and HTSGWD in exchange for 9,054,134 shares of the Company’s common stock. This transaction was closed on October 17, 2014 and HTSMWD became wholly-owned by the Company. The Company is deemed to have issued 1,139,284 shares of common stock which represents the outstanding common shares of the Company just prior to the closing of the transaction.

At closing, the Company issued 9,054,134 shares of its common stock to the sole member of HTSMWD and the shareholders of the sole member who obtained approximately 90% control and management control of the Company. The transaction was accounted for as a reverse acquisition and recapitalization of HTSMWD, HTST and HTSGWD whereby HTSMWD is considered the acquirer for accounting purposes. The consolidated financial statements after the acquisition include the balance

MERIDIAN WASTE SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 1 – NATURE OF OPERATIONS AND ORGANIZATION (CONTINUED)

sheets of both companies and HTST and HTSGWD at historical cost, the historical results of HTSMWD, HTST and HTSGWD. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization (see Explanation of Membership Interest Purchase Agreement below).

Explanation of Membership Interest Purchase Agreement

On October 17, 2014, (the “Execution Date”), Meridian Waste Solutions, Inc. entered into that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among Here to Serve Holding Corp., a Delaware corporation, as seller (“Here to Serve”), the Company, as parent, Brooklyn Cheesecake & Dessert Acquisition Corp., a wholly-owned subsidiary of the Company, as buyer (the “Acquisition Corp.”), the Chief Executive Officer of the Company (the “Company Executive”), the majority shareholder of the Company (the “Company Majority Shareholder”) and certain shareholders of Seller (the “Seller Shareholders”), pursuant to which the Acquisition Corp shall acquire from Here to Serve all of Here to Serve’s right, title and interest in and to (i) 100% of the membership interests of Here to Serve – Missouri Waste Division, LLC d/b/a Meridian Waste, a Missouri limited liability company (“HTS Waste”); (ii) 100% of the membership interests of Here to Serve Technology, LLC, a Georgia limited liability company (“HTS Tech”); and (iii) 100% of the membership interests of Here to Serve – Georgia Waste Division, LLC, a Georgia limited liability company (“HTS Waste Georgia”, and together with HTS Waste and HTS Tech, collectively, the “Membership Interests”). As consideration for the Membership Interests, (i) the Company shall issue to Here to Serve 9,054,134 shares of the Company’s common stock, (the “Common Stock”); (ii) the Company shall issue to the holder of Class A Preferred Stock of Here to Serve (“Here to Serve’s Class A Preferred Stock”) 51 shares of the Company’s to-be-designated Class A Preferred Stock (the “Class A Preferred Stock”), which Class A Preferred Stock shall have the rights and preferences as described in the Purchase Agreement. See Note 6 below; (iii) the Company shall issue to the holder of Class B Preferred Stock of Here to Serve (Here to Serve’s Class B Preferred Stock”) an aggregate of 71,120 shares of the Company’s to-be-designated Class B Preferred Stock (the “Class B Preferred Stock”), (the Common Stock, the Class A Preferred Stock and the Class B Preferred Stock are referred to as the “Purchase Price Shares;”), and (iv) the Company shall assume certain assumed liabilities (the “Initial Consideration”).

As further consideration, at the closing of the transaction contemplated under the Purchase Agreement, (i) in satisfaction of all accounts payable and shareholder loans, Here to Serve will pay to Company Majority Shareholder $70,000 and (ii) the Company purchased from the then Company Majority Shareholder 230,000 shares of the Company’s common stock for a purchase price of $230,000. Pursuant to the Purchase Agreement, to the extent Purchase Price Shares are issued to individual shareholders of Here to Serve at or upon closing of the Purchase Agreement: (i) shares of common stock of Here to Serve held by the individuals will be

MERIDIAN WASTE SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 1 – NATURE OF OPERATIONS AND ORGANIZATION (CONTINUED)

cancelled (ii) 1,000,000 shares of Here to Serve’s Class A Preferred Stock will be cancelled; and (iii) 71,120 shares of Here to Serve’s Class B Preferred Stock will be cancelled (the “Additional Consideration”).

On October 17, 2014, the directors and majority shareholders of the Company approved the Purchase Agreement and the transactions contemplated under the Purchase Agreement. The directors of Here to Serve and the Here to Serve Shareholders approved the Purchase Agreement and the transactions contemplated thereunder. This closing of the Purchase
Agreement results in a change of control of the Company and the Company changed its business plan to that of HTSMWD.

Explanation of Change in Accounting Basis

The merger of Here to Serve Holding Corp. (Here to Serve), a Delaware Corporation, and Meridian Waste Services, LLC became effective May 15, 2014. The merger was accounted for by Here to Serve using business combination accounting. Under this method, the purchase price paid by the acquirer is allocated to the assets acquired and liabilities assumed as of the acquisition date based on the fair value. By the application of “push-down” accounting, our assets, liabilities and equity were accordingly adjusted to fair value on May 15, 2014. Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions.

At the time of merger Here to Serve was a company with nominal operations whereas Meridian Waste Services, LLC consisted of the active and carry-forward business. Accordingly Meridian Waste Services, LLC is deemed to be the predecessor entity and as such is presented as the comparable financial statements. As such our financial statements are presented in two distinct periods to indicate the application of two different basis of accounting. Periods prior to May 15, 2014 are identified herein as “Predecessor,” while periods subsequent to the Here to Serve merger are identified as “Successor.” As a result of the change in basis of accounting from historical cost to reflect the Here to Serve’s purchase cost, the financial statements for Predecessor periods are not comparable to those of Successor periods.

Also, see Note 4 – Acquisition below.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).

MERIDIAN WASTE SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basis of Consolidation

The consolidated financial statements for the year ended December 31, 2014 include the operations of the Company and its wholly-owned subsidiaries, Here To Serve Missouri Waste Division, LLC and Here To Serve Technology, LLC. The third subsidiary of the Company, Here To Serve Georgia Waste Division, LLC had no operations during the period.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain accounts and financial statement captions in the prior periods have been reclassified to conform to the current period consolidated financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable, other liabilities, accrued interest, notes payable, and an amount due to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less that the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. During the year ending December 31, 2014, the Company experienced no losses due to impairment.

MERIDIAN WASTE SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of the ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As of December 31, 2014, tax years ended December 31, 2013, 2012, 2011 are still potentially subject to audit by the taxing authorities.

MERIDIAN WASTE SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

At December 31, 2014 the Company had $659,646 of gross trade receivables. Here to Serve – Missouri Waste Division, LLC, primarily owns these trade receivables. At December 31, 2013, Meridian Waste Services, LLC, Predecessor had $483,078 of gross trade receivables.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of receivables related to residential customers and commercial project invoices. The estimated losses are based on managements’ evaluation of outstanding accounts receivable at the end of the accounting period. At December 31, 2014, an allowance of $71,167 was recorded. At December 31, 2013, Meridian Waste Services, LLC, Predecessor had an allowance of $42,509.

Intangible Assets

Intangible assets consist of assets acquired and costs incurred in connection with the development of the Company’s capitalized software. See note below. The Company also has intangible assets related to the purchase of Meridian Waste Services, LLC. See Note 4 below. These intangibles are amortized over periods between 3 and 5 years.

Capitalized Software

The company acquired a software product that is under further development. This asset will be amortized over a three to five year period using the straight-line method of depreciation for book purposes beginning when the software is completed.

The company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by “ASC 985-20-25” Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgement by management with respect to certain external factors such as anticipated future revenue, estimated economic life and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers. Capitalized costs are amortized over the remaining estimated economic life of the product. For the year ended December 31, 2014, the Company has capitalized costs associated with the development of several mobile science technology products and mobile apps that has not been placed into service.

MERIDIAN WASTE SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred.

Revenue Recognition

The Company recognizes revenue when there is persuasive evidence of that an arrangement exists, the revenue is fixed or determinable, the products are fully delivered or services have been provided and collection is reasonably assured. The majority of the Company’s revenues are generated from the fees charged for waste collection, transfer, disposal and recycling. The fees charged for our services are generally defined in service agreements and vary based on contract-specific terms such as frequency of service, weight, volume and the general market factors influencing a region’s rate.

Deferred Revenue

The Company’s Missouri Waste Division bills one month in advance for the following three months. The balance in deferred revenue represents amounts billed in October, November and December for services that will be provided during January, February and March.

Cost of Services

Cost of services include all employment costs associated with waste collection, transfer and disposal, damage claims, landfill costs, personal property taxes associated with collection vehicles and other direct cost of the collection and disposal process.

Concentration of Credit Risks

The Company maintains its cash and cash equivalents in bank deposit accounts, which could, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts; however, amounts in excess of the federally insured limit may be at risk if the bank experiences financial difficulties. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000.

Financial instruments which also potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms.

The Company’s subsidiary, HTSMWD has two municipal contracts that account for a large portion of the Company’s long-term contracted revenue. One contract accounted for 27% and 32% and the other accounted for 19% and 21% of HTS Waste’s long-term contracted revenue for the years ended December 31, 2014 and 2013 respectively.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. A diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. At December 31, 2014 the Company had a series of convertible notes outstanding that could be converted into approximately 291,047 common shares. These are not presented in the statement of operations since the company incurred a loss and the effect of these shares is anti- dilutive.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial

MERIDIAN WASTE SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also require measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. The Company recorded stock based compensation expense of $338,860 and $0 during the years ended December 31, 2014 and 2013, respectively.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment, including purchased and developed software is recorded at cost. The Company has depreciated or amortized these assets using the straight-line method over the useful lives of the asset. The useful lives are estimated to be between 2 and 7 years.

Property and equipment consisted of the following:

	Successor	Predecessor
	Dec. 31, 2014	Dec. 31, 2013
Furniture & office equipment	$240,102	$134,780
Containers	2,847,205	3,568,631
Trucks	5,523,773	8,887,425
Total Property and Equipment	8,611,080	12,590,836
Less: Accumulated Depreciation	(956,315)	7,780,233
Net Property and Equipment	$7,654,765	$4,810,603

Depreciation Expense for December 31, 2014 and 2013 was $965,846 and $1,424,979, respectively.

MERIDIAN WASTE SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 4 – INTANGIBLE ASSETS AND ACQUISITION

On May 15, 2014, the Company, in order to establish a presence in the solid waste disposal industry, entered into an asset purchase agreement by and among the Company, HTSMWD, Meridian Waste Services, LLC (“MWS”) and the members of MWS, pursuant to which HTSMWD acquired certain assets and liabilities of MWS, in exchange for $11,115,000 cash, 13,191,667 shares of Class A Common Stock of HTSHC and 71,210 shares of Series B Cumulative Convertible Preferred Stock of HTSHC.

The merger was accounted for by Here to Serve using business combination accounting. Under this method, the purchase price paid by the acquirer is allocated to the assets acquired and liabilities assumed as of the acquisition date based on the fair value. By the application of “push-down” accounting, our assets, liabilities and equity were accordingly adjusted to fair value on May 15, 2014. Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions.

The purchase of MWS included the acquisition of assets of $22,290,706 and liabilities of $2,075,956. The aggregate purchase price consisted of the following:

Cash	$11,115,000
Estimated value of common stock issued to sellers	1,978,750
Estimated value of preferred stock issued to sellers	7,121,000
$20,214,750

The following table summarizes the estimated fair value of MWS assets acquired and liabilities assumed at the date of acquisition:

Accounts receivable	$632,322
Prepaid expenses	123,544
Deposits	8,303
Containers	2,710,671
Furniture and equipment	414,450
Trucks	4,243,964
Customer lists	14,007,452
Non-compete agreement	150,000
Accounts payable and accrued expenses	(54,387)
Notes payable	(143,464)
Deferred revenue	(1,878,105)
$20,214,750

Intangible Assets

The following table sets forth the intangible assets, both acquired and developed, including accumulated amortization:

MERIDIAN WASTE SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 4 – INTANGIBLE ASSETS AND ACQUISITION (CONTINUED)

	December 31, 2014
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value

Capitalized software	5.0 years	$434,532	$-	$434,532

Customer list	4.5 years	14,007,452	1,867,660	12,139,792

Loan fees	4.5 years	50,613	11,248	39,365

Non compete agreement	4.5 years	150,000	20,000	130,000

Website	2.9 years	13,920	232	13,688

		$14,656,517	$1,899,140	$12,757,377

Amortization expense amounted to $1,899,140 for the period ending December 31, 2014. There was no amortization expense for the periods ending May 15, 2014 and December 31, 2013.

NOTE 5 – NOTES PAYABLE AND CONVERTIBLE NOTES

The Company issued two promissory notes to related parties during the year ended December 31, 2014. These notes totaled $125,000 and are generally convertible into common stock of the Company at discounts of 20 % to 25% of the lowest average trading prices for the stock during periods five to one day prior to the conversion date. These notes bears interest at 10% to 12%, are unsecured, and matures within one year of the date issued. The notes were issued to provide working capital for the Company. These notes are considered a stock settled debt in accordance with ASC 480 since any future stock issued upon conversion will have a fixed monetary value. Due to the conversion feature included in the notes, the Company has recorded a premium on the notes totaling $31,250 as of December 31, 2014. This amount has been charged to interest expense by the Company.

In previous periods the Company issued two other notes to other related parties. These notes totaled $110,000 and are generally convertible into common stock of the Company at discounts of 20% to 25% of the lowest average trading prices for the stock during periods five to one day prior to the conversion date. These notes bear interest at 10% to 12%, are unsecured, and mature within one year of the date issued. The notes were issued to provide working capital for the Company. These notes are considered a stock settled debt in accordance with ASC 480 since any future stock issued upon conversion will have a fixed monetary value. Due to the conversion feature included in the notes, the Company has

MERIDIAN WASTE SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 5 – NOTES PAYABLE AND CONVERTIBLE NOTES (CONTINUED)

recorded a premium on the notes totaling $35,833 as of December 31, 2014. This amount has been charged to interest expense by the Company.

At December 31, 2014 the Company had $302,083 in convertible notes to related parties which includes $67,083 in put premiums.

At December 31, 2014 the Company had a short term, non-interest bearing note payable of $150,000 which was incurred in connection with the Membership Interest Purchase Agreement discussed above. The Company also had a loan from Here to Serve Holding Corp. due to expenses paid by Here to Serve on behalf of the Company prior to the recapitalization. This loan totaled $376,585 bringing total notes payable to $526,585.

At December 31, 2014, Here To Serve – Missouri Waste Division, LLC, a subsidiary of the Company, had $10,183,333 in Debt, of which $1,357,143 is current and $8,826,190 is long term. $1,475,000 were notes Payable to the Sellers of Meridian as subordinated debt and $8,708,333 in Long Term Debt payable to Comerica Bank, the Company’s Senior Lender. At close, the notes payable to the sellers were five-year term subordinated debt loans paying interest at 8%. The Company’s Senior Secured Loan has an interest rate LIBOR plus 4.25% with a two-year term based on a seven-year amortization schedule. In addition, the Company has a working capital line of credit of $1,250,000 at 4.75% of which the Company has drawn down $1,085,160 as of December 31, 2014. Finally, there is CAPEX line of credit of $750,000, of which the Company has drawn down $590,000 as of December 31, 2014; again at 4.75% interest.

The Company sometimes borrow at variable rates and uses interest rate swaps as cash flow hedges of future interest payments, which have the economic effect of converting borrowings from floating rates to fixed rates. The interest rate swaps allow the Company to raise long-term borrowings at floating rates and swap them into fixed rates that are lower than those available if it borrowed at fixed rates directly. Under the interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed contract rates and floating rate interest amounts calculated by reference to the agreed notional principal amounts.

At December 31, 2014, the Company has $5,634,146 of non-amortizing variable rate debt outstanding with interest payments due on a monthly basis. The note accrues interest at the 1-month LIBOR plus 4.25%. In order to hedge interest rate risk, the Company entered into an interest rate swap for a notional amount of $5,634,146 at fixed rate of 4.75%. Under the swap agreement, the Company pays the fixed rate on the $5,634,146 notional amount on a monthly basis, and receives the 1-month LIBOR plus 4.25% on a monthly basis. Payments are settled on a net basis, and the Company has effectively converted its variable-rate debt into fixed-rate debt with an effective interest rate of 4.75%. As of December 31, 2013, the net settlement amount of the interest rate swap was $40,958.

MERIDIAN WASTE SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 5 – NOTES PAYABLE AND CONVERTIBLE NOTES (CONTINUED)

At December 31, 2013, Meridian Waste Services, LLC (Predecessor) had $3,202,807 in Debt, of which $1,211,299 was current and $1,991,508 was long term. This debt was comprised of various notes with maturity dates between one and three years and bearing interest between 4% and 6%. All of this Predecessor debt was paid as a result of the acquisition described in Note 1 above.

NOTE 6 – STOCK HOLDERS’ EQUITY

The Company has 75,000,000 shares of common stock authorized with a par value of $0.025 and 71,261 shares of Preferred stock with a par value of $0.001. As of December 31, 2014 there are 9,963,418 common shares outstanding and 71,261 of Preferred shares outstanding. There are two classes of Preferred stock, Series A and Series B.

There are 51 shares of Series A Preferred stock issued and outstanding as of December 31, 2014. Series A stock has no conversion rights, is senior to any other class or series of capital stock of the Company and special voting rights. Each one (1) share of Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, Minus (z) the Numerator.

There are 71,210 shares of Series B Preferred Stock issued and outstanding as of December 31, 2014. Holders of Series B Preferred stock shall be entitled to receive when, as and if declared by the Board of Directors cumulative dividends at the rate of twelve percent (12%) of the Original Issue Price. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B Preferred stock shall be entitled to receive, immediately prior and in preference to any distribution to holders of the Company’s common stock, an amount per share equal to the sum of $100.00 and any accrued and unpaid dividends of the Series B Preferred Stock. Each share of Series B Preferred Stock may be converted at the option of the holder into the Company’s Common stock. The shares shall be converted using the “Conversion Formula”: divide the Original Issue Price by 75% of the average closing bid price of the Common Stock for the five (5) consecutive trading days ending on the trading day of the receipt by the Company of the notice of conversion.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has leased office space at 12540 Broadwell Rd., Suite 1203 Milton, GA 30004.

NOTE 8 – INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (ASC 740) “Accounting for Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax basis of assets and liabilities that will result in taxable or

MERIDIAN WASTE SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 8 – INCOME TAXES (CONTINUED)

deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

The Company had a net operating loss carry forward of approximately $4.9 million at December 31, 2014 and had no Federal or State income tax obligations. The Company had no significant tax effects resulting from the temporary differences that give rise to deferred tax assets and deferred tax liabilities for the year ended December 31, 2014 other than net operating losses.

The Company’s loss carry forward of approximately $4.9 million may offset future taxable income through tax year 2034. However, in accordance with IRC Section 382, the availability and utilization of the losses may be severely limited since the business combination that occurred on October 17, 2014 triggered the IRC Section 382 limitations.

Prior to October 17, 2014, the date of the reverse acquisition transaction discussed in Note 1 above, the operating entities were owned by unrelated third party partners/members, and as limited liability companies, the operating companies’ losses for the period January 1, 2014 to October 17,2014 flowed through to such partners/members. Therefore, as there were no tax allocation arrangements with the previous partners/members, the Company has not recorded in these financials statements any current or deferred income tax expense, income tax liabilities or deferred tax assets/liabilities relating to such pre-acquisition activity (losses).

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate of 34% as follows for the periods ended December 31, 2014 and 2013:

	Years Ended December 31,
	2014	2013
Computed "expected" benefit	$(773,000)	$(3,490)
Effect of state income taxes, net of federal benefit	(136,000)	-
Effect of change in tax rates	(280,760)	-
Pre-acquisition losses	640,000	-
Increase in valution allowance	549,760	3,490
	$-	$-

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different year for tax and financial reporting purposes. The Components of the net deferred tax assets for the years ended December 31, 2014 and 2013 were as follows:

	2014	2013
Net operating loss carry forward	$1,956,000	$1,406,240
Less: Valuation allowance	(1,956,000)	(1,406,240)
	$-	$-

MERIDIAN WASTE SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 8 – INCOME TAXES (CONTINUED)

The valuation allowance was increased by $549,760 during the year ended December 31, 2014.

NOTE 9 – FAIR VALUE MEASUREMENT

The Company has adopted new guidance under ASC Topic 820, effective January 1, 2009. New authoritative accounting guidance (ASC Topic 820-10-15) under ASC Topic 820, Fair Value Measurement and Disclosures, delayed the effective date of ASC Topic 820-10 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, until 2009.

ASC Topic 820 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data and requires disclosures for assets and liabilities measured at fair value based on their level in the hierarchy. Further new authoritative accounting guidance (ASU No. 2009-05) under ASC Topic 820, provides clarification that in circumstances in which a quoted price in an active market for the identical liabilities is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update.

The standard describes a fair value hierarchy based on three levels of input, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

Level 1 – Quoted prices in active markets for identical assets and liabilities.
Level 2 – Input other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets of liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liabilities.
Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The following table sets forth the liabilities at December 31, 2014, which is recorded on the balance sheet at fair value on a recurring basis by level within the fair value hierarchy. As required, these are classified based on the lowest level of input that is significant to the fair value measurement:

MERIDIAN WASTE SOLUTIONS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 9 – FAIR VALUE MEASUREMENT (CONTINUED)

			Fair Value Measurements at Reporting Date Using
		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
Description	12/31/2014	(Level 1)	(Level 2)	(Level 3)

Interest rate swap	$40,958	$-	$-	$40,958

Stock settled debt	308,083	235,000	-	67,083
Total	$349,041	$235,000	$-	$108,041

NOTE 10 – LEASES

The Company’s subsidiary Here to Serve Missouri Waste Division, LLC leases its office and warehouse facilities. The lease agreement commenced September 1, 2010 and expires August 30, 2017. This lease was assigned to the Company when the subsidiary purchased Meridian Waste Services, LLC on May 16, 2014. Future minimum lease payments at December 31, 2014 are as follows:

2015	$271,915
2016	277,915
2017	283,915
Thereafter	-
Total	$833,745

Rent expense amounted to $177,801 for the year ended December 31, 2014.

NOTE 11 – BONDING

In connection with its normal activities, the Company may be required to acquire a Performance bond on contracts with customers. There were not any performance bonds required for the year ended December 31, 2014.

NOTE 12 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2014 through the date these financial statements were issued and has determined that the following would be included as subsequent events.

Spinoff of Here to Serve Technology, LLC

On January 7, 2015, in an effort to give investors a more concentrated presence in the waste industry the Company sold the capitalized software assets of Here to Serve Technology, LLC to Mobile Science Technologies, Inc., a Georgia corporation (MSTI), a related party due to being owned by some of the shareholders of the Company. No gain or loss was recognized on this transaction as the Company received equity equal to book value ($434,532)of the capitalized software in the exchange. This represents approximately 15% of the equity of MSTI. It is management’s expectations that the spinoff will benefit investors by strengthening the Company by becoming more streamlined in the waste industry and maintaining the financial growth potential of the investment in MSTI.

Issuance of Common Stock

During January, 2015, the Company issued 1,164,393 shares of common stock. These shares were issued to employees, employees of subsidiaries and outside vendors for services. The value of these shares was determined to be $1,630,150 using the securities closing price ($1.40) on January 2, 2015.

2,251,656 Units

_______________________

PROSPECTUS
_______________________

Joseph Gunnar & Co.

Axiom Capital Management, Inc.

2017

 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the common stock and warrants being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

SEC Registration Fees	$10,496
FINRA Fees	12,641
NASDAQ Listing Fee	50,000	*
Printing and Engraving Expenses	20,000	*
Legal Fees and Expenses	500,000	*
Accounting Fees and Expenses	10,000	*
Transfer Agent Fees	10,000	*
Miscellaneous	1,000	*
Total	$614,140	*
____________

*         Estimated expenses not presently known.

Item 14. Indemnification of Directors and Officers
New York Law

The NYBCL permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful.

Our Charter and By-laws provide that, to the fullest extent permitted by the NYBCL, we will indemnify our present and future directors and officers against all expenses actually and reasonably incurred by them as a result of their being threatened with or otherwise involved in any action, suit or proceeding (other than an action commenced on our own behalf) by virtue of the fact that they are or were one of our officers or directors.

Our by-laws also provide that we may purchase and maintain insurance to indemnify us for any obligation we incur as a result of the indemnification of directors and officers, or to indemnify directors and officers, pursuant to our by-laws and in accordance with the NYBCL.

In addition to the provisions of our Charter and By-laws providing for indemnification of directors and officers, we have entered into an employment agreement with Jeffrey Cosman, our Chief Executive Officer, which provides for us to indemnify Mr. Cosman against all expenses actually and reasonably incurred by him as a result of his being threatened with or otherwise involved in any action, suit or proceeding by virtue of the fact that he is or was one of our officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities
During the last three completed fiscal years and to date in the current fiscal year, we sold the following unregistered securities:

On October 31, 2014, the Company issued 9,054,134 shares of restricted Common Stock to Here to Serve Holding Corp. as consideration for the Company’s purchase of certain limited liability company pursuant to that certain Membership Interest Purchase Agreement.

On January 2, 2015, the Board issued 20,000 shares of restricted Common Stock to two employees (10,000 shares each) as payment of a bonus.

On January 2, 2015, the Board issued 100,000 shares of restricted Common Stock in consideration of legal services.

On January 2, 2015, the Board issued 100,000 shares of restricted Common Stock to a consultant in consideration of accounting services.

On January 2, 2015, the Board issued 53,550 shares of restricted Common Stock to an employee as payment of accrued salary and bonus earned in connection with providing information technology services.

On January 2, 2015, the Board issued 890,843 shares of restricted Common Stock to an officer as payment of compensation.

On January 27, 2015, the Board issued 200,833 shares of Common Stock pursuant to the conversion under a convertible note.

On May 28, 2015, the Board issued 4,700,000 shares of restricted Common Stock to an officer as repayment of funds previously advanced and other consideration.

On October 2, 2015, the Board issued 1,000,000 shares of restricted Common Stock in consideration of investment banking and advisory services.

On October 2, 2015, the Board issued 250,000 shares of restricted Common Stock in consideration of legal services.

On October 2, 2015, the Board issued 150,000 shares of restricted Common Stock to an employee as payment of accrued salary and bonus earned in connection with providing information technology services.

On October 13, 2015, the Board issued 260,006 shares of Common Stock pursuant to the conversion under a convertible note.

On December 22, 2015, the Board issued 1,750,000 shares of Common Stock to the Seller of Christian Disposal, LLC as consideration pursuant to the Christian Purchase Agreement.

On December 22, 2015, the Board issued a Purchase Warrant for Common Stock to Goldman, Sachs & Co. in connection with the Credit Agreement.

On December 29, 2015, the Board issued 1,600,000 shares of Common Stock as consideration pursuant to Warrant Cancellation and Stock Issuance Agreement.

On March 7, 2016, the Board issued 500,000 shares of restricted Common Stock in consideration of legal services.

On March 11, 2016, the Board issued 2,000,000 shares of restricted Common Stock to an officer of the Company, pursuant to the terms of an employment agreement entered into with such officer as of such date.

From March 23, 2016 through April 8, 2016, the Board issued an aggregate of 1,428,573 shares of restricted Common Stock pursuant to subscriptions by five accredited investors under a private placement offering of such shares at the price of $1.12 per share.

From March 23, 2016 through April 8, 2016, the Board issued an aggregate of 25,000 shares of restricted Common Stock to the Company’s placement agent and/or its designees, pursuant to subscriptions under a private placement offering during such period.

From June 3, 2016 through June 29, 2016, the Board issued an aggregate of 625,000 shares of restricted Common Stock, together with common stock purchase warrants, pursuant to subscriptions by seven accredited investors under a private placement offering of such shares at the price of $1.12 per share.

From June 3, 2016 through June 29, 2016, the Board issued an aggregate of 10,937 shares of restricted Common Stock to the Company’s placement agent and/or its designees, pursuant to subscription under a private placement offering during such period.

On July 5, 2016, the Company issued 300,000 shares of restricted Common Stock to an employee.

From July 20, 2016 through August 22, 2016, the Board issued an aggregate of 12,750 shares of Series C Preferred Stock, pursuant to subscriptions by four accredited investors under a private placement offering of such shares at the price of $100 per share.

From July 20, 2016 through August 22, 2016, the Board issued an aggregate of 19,922 shares of restricted Common Stock to the Company’s placement agent and/or its designees, pursuant to subscriptions under a private placement offering during such period.

On August 11, 2016, the Board issued 15,000 restricted shares of the Company’s common stock to an employee pursuant to an employment agreement.

Effective August 26, 2016, the Board issued an aggregate of 23,000 shares of Series C Preferred Stock to nine accredited investors in consideration of cancelation of an aggregate of 102,679 shares of Common Stock, pursuant to a Securities Exchange Agreement with each such investor.

Effective October 13, 2016, the Board issued an aggregate of 500,000 shares of Common Stock to three stockholders in consideration of cancelation of all 71,120 shares of Series B Preferred Stock issued and outstanding, pursuant to a Securities Exchange Agreement with each such stockholder.

The securities issued pursuant to the above offerings were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act and/or Regulation D. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following Exhibits are filed as part of this report.

Exhibit No.	Description
1.1
Form of Underwriting Agreement (incorporated herein by reference to Exhibit 1.1 to Meridian Waste Solutions, Inc. Amendment No. 2 to the Registration Statement on Form S-1 filed with the SEC on December 5, 2016)

2.1
Purchase Agreement dated October 17, 2014 (incorporated herein by reference to Exhibit 10.1 to the Brooklyn Cheesecake & Desserts Company, Inc. Current Report on Form 8-K filed with the SEC on October 22, 2014)

3.1
Restated Certificate of Incorporation of Brooklyn Cheesecake & Deserts Company, Inc. (incorporated herein by reference to Exhibit 3.1 to the Brooklyn Cheesecake & Desserts Company, Inc. Current Report on Form 8-K filed with the SEC on December 15, 2014)

3.2
Certificate of Incorporation of Brooklyn Cheesecake & Dessert Acquisition Corp. (incorporated herein by reference to Exhibit 3.12 to the Brooklyn Cheesecake & Desserts Company, Inc. Current Report on Form 8-K filed with the SEC on December 15, 2014)

3.3
Certificate of Amendment of the Certificate of Incorporation of Brooklyn Cheesecake and Desserts Company, Inc. (incorporated herein by reference to Exhibit 3.1 to the Brooklyn Cheesecake & Desserts Company, Inc. Annual Report on Form 10-K filed with the SEC on April 15, 2015)

3.4
Amended and Restated By-laws of Brooklyn Cheesecake & Deserts Company, Inc. (incorporated herein by reference to Exhibit 3.2 to the Brooklyn Cheesecake & Desserts Company, Inc. Current Report on Form 8-K filed with the SEC on December 15, 2014)

3.5
By-Laws of Brooklyn Cheesecake & Dessert Acquisition Corp. (incorporated herein by reference to Exhibit 3.21 to the Brooklyn Cheesecake & Desserts Company, Inc. Current Report on Form 8-K filed with the SEC on December 15, 2014)

3.6
Certificate of Amendment to Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on July 25, 2016)

4.1
First Amendment to Credit and Guaranty Agreement, dated as of March 9, 2016, entered into by and among Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Brooklyn Cheesecake & Desserts Acquisition Corp., Meridian Land Company, LLC, Christian Disposal, LLC, and FWCD, LLC, Meridian Waste Solutions, Inc. (“Holdings”) and certain subsidiaries of Holdings, as Guarantors, the Lenders party hereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger (incorporated herein by reference to Exhibit 4.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 15, 2016)

4.2
Credit and Guaranty Agreement, dated as of December 22, 2015, entered into by and among Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Brooklyn Cheesecake & Desserts Acquisition Corp., Meridian Land Company, LLC, Christian Disposal, LLC, and FWCD, LLC, Meridian Waste Solutions, Inc. (“Holdings”) and certain subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger (incorporated herein by reference to Exhibit 4.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

4.3
Tranche A Term Loan Note, issued in favor of Goldman Sachs Specialty Lending Holdings, Inc., in the principal amount of $40,000,000, dated December 22, 2015 (incorporated herein by reference to Exhibit 4.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

4.4
MDTL Note, issued in favor of Goldman Sachs Specialty Lending Holdings, Inc., in the principal amount of $10,000,000, dated December 22, 2015 (incorporated herein by reference to Exhibit 4.3 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

4.5
Revolving Loan Note, issued in favor of Goldman Sachs Specialty Lending Holdings, Inc., in the principal amount of $5,000,000, dated December 22, 2015 (incorporated herein by reference to Exhibit 4.4 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

4.6
Purchase Warrant for Common Shares issued in favor of Goldman, Sachs & Co., dated December 22, 2015 (incorporated herein by reference to Exhibit 4.5 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

4.7
Pledge and Security Agreement between the grantors party thereto and Goldman Sachs Specialty Lending Group, L.P., dated December 22, 2015 (incorporated herein by reference to Exhibit 4.6 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

4.8
Note and Warrant Purchase Agreement and Security Agreement, by and among Meridian Waste Solutions, Inc., Here to Serve - Missouri Waste Division, LLC, Here to Serve - Georgia Waste Division, LLC, Meridian Land Company, LLC, certain subsidiaries of the Company, the purchasers from time to time party thereto and Praesidian Capital Opportunity Fund III, LP, dated August 6, 2015 (incorporated herein by reference to Exhibit 4.1 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

4.9
Note A, issued in favor of Praesidiant Capital Opportunity Fund III, LP, in the principal amount of $2,644,812.57, dated August 6, 2015 (incorporated herein by reference to Exhibit 4.2 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

4.10
Note A, issued in favor of Praesidian Capital Opportunity Fund III-a, LP, in the principal amount of $1,025,187.43, dated August 6, 2015 (incorporated herein by reference to Exhibit 4.3 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

4.11
Note B, issued in favor of Praesidian Capital Opportunity Fund III, LP, in the principal amount of $5,170,716.68, dated August 6, 2015 (incorporated herein by reference to Exhibit 4.4 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

4.12
Note B, issued in favor of Praesidian Capital Opportunity Fund III-a, LP, in the principal amount of $2,004,283.32, dated August 6, 2015 (incorporated herein by reference to Exhibit 4.5 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

4.13
Warrant issued in favor of Praesidian Capital Opportunity Fund III, LP, dated August 6, 2015 (incorporated herein by reference to Exhibit 4.6 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

4.14
Warrant issued in favor of Praesidian Capital Opportunity Fund III-a, LP, dated August 6, 2015 (incorporated herein by reference to Exhibit 4.7 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

4.15
Warrant Cancellation and Stock Issuance Agreement made and entered into as of December 22, 2015, by and among Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III-A, LP, and Meridian Waste Solutions, Inc. (incorporated herein by reference to Exhibit 4.15 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

4.16
Convertible Promissory Note, issued in favor of Timothy Drury, in the principal amount of $1,250,000, dated December 22, 2015 (incorporated herein by reference to Exhibit 4.16 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

4.17	Form of Warrant (incorporated herein by reference to Exhibit 10.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on June 9, 2016)

4.18
Second Amendment to Credit and Guaranty Agreement, dated as of July 19, 2016, entered into by and among Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Brooklyn Cheesecake & Desserts Acquisition Corp., Meridian Land Company, LLC, Christian Disposal, LLC, and FWCD, LLC, Meridian Waste Solutions, Inc. (“Holdings”) and certain subsidiaries of Holdings, as Guarantors, the Lenders party hereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger (incorporated herein by reference to Exhibit 4.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on July 25, 2016)

4.19
Amended and Restated Purchase Warrant for Common Shares issued in favor of Goldman, Sachs & Co., dated July 19, 2016 (incorporated herein by reference to Exhibit 4.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on July 25, 2016)

4.20
Form of Warrant Agency Agreement by and between Meridian Waste Solutions, Inc. and Issuer Direct Corporation and Form of Warrant Certificate (incorporated herein by reference to Exhibit 4.20 to Meridian Waste Solutions, Inc. Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on November 18, 2016)

4.21
Waiver and Amendment Letter, dated as of August 16, 2016, entered into by and among Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Brooklyn Cheesecake & Desserts Acquisition Corp., Meridian Land Company, LLC, Christian Disposal, LLC, and FWCD, LLC, Meridian Waste Solutions, Inc. (“Holdings”) and Goldman Sachs Specialty Lending Group, L.P., as administrative agent for the Lenders, Collateral Agent, and Lead Arranger (incorporated herein by reference to Exhibit 4.4 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 15, 2016)

4.22	Fourth Amendment to Credit and Guaranty Agreement, dated as of November 11, 2016, entered into by and among Here to Serve –Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Brooklyn Cheesecake & Desserts Acquisition Corp., Meridian Land Company, LLC, Christian Disposal, LLC, and FWCD, LLC, Meridian Waste Solutions, Inc. (“Holdings”) and certain subsidiaries of Holdings, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as administrative agent for the Lenders, Collateral Agent, and Lead Arranger (incorporated herein by reference to Exhibit 4.5 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 15, 2016)

4.23
Form of Warrant Cancellation and Stock Issuance Agreement by and between Meridian Waste Solutions, Inc. and Goldman, Sachs & Co. (incorporated herein by reference to Exhibit 4.23 to the Meridian Waste Solutions, Inc. Amendment No.1 to the Registration Statement on Form S-1 filed with the SEC on November 18, 2016)

4.24
Warrant Cancellation and Stock Issuance Agreement, dated as of December 9, 2016, by and between Meridian Waste Solutions, Inc. and Goldman, Sachs & Co. (incorporated herein by reference to Exhibit 4.24 to the Meridian Waste Solutions, Inc. Amendment No. 3 to the Registration Statement on Form S-1 filed with the SEC on December 12, 2016)

4.25*	Amended and Restated Warrant Cancellation and Stock Issuance Agreement, dated as of January 9, 2017, by and between Meridian Waste Solutions, Inc. and Goldman, Sachs & Co.

5.1*	Opinion of Lucosky Brookman LLP

10.1
Employment Agreement by and between Here to Serve Holding Corp. and Jeffrey S. Cosman dated January 1, 2014 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 5, 2014)

10.2	2004 Stock Incentive Plan (incorporated herein by reference to Appendix B of the Definitive 14A filed with the SEC on July 15, 2004)

10.3	Credit Agreement (incorporated herein by reference to Exhibit 10.1 to the Brooklyn Cheesecake & Desserts Company, Inc. Current Report on Form 8-K filed with the SEC on February 17, 2015)

10.4
Solid Waste Municipal Contract by and between the City of Wildwood, Missouri, and Meridian Waste Services LLC (incorporated herein by reference to Exhibit 10.4 to the Brooklyn Cheesecake & Desserts Company, Inc. Current Report on Form 8-K filed with the SEC on February 17, 2015)

10.5
Solid Waste Municipal Contract by and between the City of Florissant, Missouri, and Meridian Waste Services LLC (incorporated herein by reference to Exhibit 10.5 to the Brooklyn Cheesecake & Desserts Company, Inc. Current Report on Form 8-K filed with the SEC on February 17, 2015)

10.6	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 29, 2016)

10.7
Employment Agreement, dated March 11, 2016, by and between the Company and Jeffrey Cosman (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 17, 2016)

10.8	Form of Director Agreement (incorporated herein by reference to Exhibit 10.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 17, 2016)

10.9
Executive Employment Agreement, dated March 11, 2016, by and between the Company and Walter Hall (incorporated herein by reference to Exhibit 10.3 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 17, 2016)

10.10
Meridian Waste Solutions, Inc, 2016 Equity and Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 16, 2016)

10.11	Form of Restricted Stock Agreement (incorporated herein by reference to Exhibit 10.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 16, 2016)

10.12
Form of Nonqualified Stock Option Agreement (Non-Employee) (incorporated herein by reference to Exhibit 10.3 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 16, 2016)

10.13
Form of Nonqualified Stock Option Agreement (Employee) (incorporated herein by reference to Exhibit 10.4 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 16, 2016)

10.14	Form of Incentive Stock Option Agreement (incorporated herein by reference to Exhibit 10.5 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 16, 2016)

10.15
Amended and Restated Membership Interest Purchase Agreement made and entered into as of October 16, 2015, by and among Timothy M. Drury; Christian Disposal LLC; FWCD, LLC; Meridian Waste Solutions, Inc.; Here to Serve Missouri Waste Division, LLC; and Here to Serve Georgia Waste Division, LLC(incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on October 22, 2015)

10.16
First Amendment to Amended and Restated Membership Interest Purchase Agreement by and among Timothy M. Drury; Christian Disposal LLC; FWCD, LLC; Meridian Waste Solutions, Inc.; Here to Serve Missouri Waste Division, LLC; and Here to Serve Georgia Waste Division, LLC, dated December 4, 2015 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Commission on December 9, 2015)

10.17
Lease Agreement, dated December 22, 2015, by and between 4551 Commerce Holdings LLC and Christian Disposal, LLC (incorporated herein by reference to Exhibit 10.3 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

10.18
Employment Agreement, dated December 22, 2015, by and among Christian Disposal, LLC, Meridian Waste Solutions, Inc. and Patrick McLaughlin (incorporated herein by reference to Exhibit 10.4 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

10.19
Asset Purchase Agreement made and entered into as of November 13, 2015, by and between Meridian Land Company, LLC and Eagle Ridge Landfill, LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on November 18, 2015)

10.20
First Amendment to Asset Purchase Agreement by and among Meridian Land Company, LLC, Eagle Ridge Landfill, LLC, Meridian Waste Solutions, Inc., and WCA Waste Corporation, dated December 18, 2015 (incorporated herein by reference to Exhibit 10.6 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on December 29, 2015)

10.21
Membership Interest Purchase Agreement, dated as of February 12, 2015 (incorporated herein by reference to Exhibit 10.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 2, 2015)

10.22
Form of Business Loan and Security Agreement, dated February 17, 2015, as amended (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 2, 2015)

10.23
Form of Business Loan and Security Agreement, dated February 19, 2015, as amended (incorporated herein by reference to Exhibit 10.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 2, 2015)

10.24
Pledge Agreement by and among Meridian Waste Solutions, Inc., the pledgors party thereto and Praesidian Capital Opportunity Fund III, LP, dated August 6, 2015 (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

10.25
Form of First Amendment to Director Agreement dated April 13, 2016 (incorporated herein by reference to Exhibit 10.27 to the Meridian Waste Solutions, Inc. Annual Report on Form 10-K filed with the SEC on April 14, 2016)

10.26	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on March 29, 2016)

10.27	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on June 9, 2016)

10.28
Form of First Amendment to Subscription Agreement (incorporated herein by reference to Exhibit 10.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on June 17, 2016)

10.29	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.3 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on June 17, 2016)

10.30	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on July 25, 2016)

10.31	Form of Securities Exchange Agreement (incorporated herein by reference to Exhibit 10.1 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on October 18, 2016)

10.32	Form of Securities Exchange Agreement (incorporated herein by reference to Exhibit 10.2 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on September 1, 2016)

10.33	Form of Securities Exchange Agreement (incorporated herein by reference to Exhibit 10.3 to the Meridian Waste Solutions, Inc. Current Report on Form 8-K filed with the SEC on September 1, 2016)

10.34
Amendment to Executive Employment Agreement, dated November 29, 2016, by and between the Company and Jeffrey Cosman (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2016)

10.35
Executive Employment Agreement, dated November 29, 2016, by and between the Company and Joseph D’Arelli (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2016)

10.36
Second Amendment to Executive Employment Agreement, dated December 5, 2016, by and between the Company and Jeffrey Cosman (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2016)

10.37
Amendment to Executive Employment Agreement, dated December 5, 2016, by and between the Company and Walter H. Hall, Jr. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2016)

10.38
Amendment to Executive Employment Agreement, dated December 5, 2016, by and between the Company and Joseph D’Arelli (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2016)

23.1*	Consent of D’Arelli Pruzansky, P.A

24.1*	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)

*Filed herewith

 (b) Financial statement schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
[Intentionally Omitted]

(5)
For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  (7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (i)
The undersigned Registrant hereby undertakes that it will:

  (1)
for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

  (ii)
for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milton, State of Georgia, on January 11, 2017.

MERIDIAN WASTE SOLUTIONS, INC.

By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer (Principal Executive Officer)

By:	/s/ Joseph D'Arelli
Name: Joseph D'Arelli
Title: Chief Financial Officer
(Principal Financial Officer)
(Principal Accounting Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jeffrey S. Cosman, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeffrey Cosman	Chief Executive Officer, Chairman	January 11, 2017
Jeffrey Cosman

/s/ Joseph D'Arelli	Chief Financial Officer	January 11, 2017
Joseph D'Arelli

/s/ Walter H. Hall, Jr.	President, Chief Operating Officer, Director	January 11, 2017
Walter H. Hall, Jr.

/s/ Thomas Cowee	Director	January 11, 2017
Thomas Cowee

/s/ Jackson Davis, Jr.	Director	January 11, 2017
Jackson Davis, Jr.

/s/ Joseph Ardagna	Director	January 11, 2017
Joseph Ardagna